                                                Filed Pursuant to Rule 424(b)(2)
                                                   Registration Number 333-38676

           Prospectus Supplement to Prospectus dated October 9, 2000

                                 $931,410,000
                           AmSouth Auto Trust 2000-1
                                    Issuer

AmSouth Auto Receivables LLC                         AmSouth Bank
           Seller                                      Servicer



 Before you         The trust will issue the following notes:
 purchase any of
 these
 securities, be
 sure you                                       Principal   Interest  Final Scheduled
 understand the                                   Amount      Rate   Distribution Date
 structure and                                 ------------ -------- -----------------
 the risks. See
 especially the     Class A-1 notes........... $230,000,000  6.745%  November 15, 2001
 risk factors       Class A-2 notes........... $240,000,000  6.700%  February 17, 2003
 beginning on       Class A-3 notes........... $315,000,000  6.670%  July 15, 2004
 page S-12 of       Class A-4 notes........... $103,640,000  6.760%  February 15, 2005
 this prospectus    Class B notes............. $ 28,510,000  7.080%  July 15, 2005
 supplement and     Class C notes............. $ 14,260,000  7.440%  February 15, 2007
 on page 4 of
 the attached       -------
 prospectus.
                      . The notes are secured by the assets of the trust,
 These notes are        which consist primarily of motor vehicle installment
 asset backed           sales contracts secured by new and used automobiles
 securities             and light-duty trucks.
 issued by a
 trust. The           . The trust will pay interest and principal on the notes
 notes are not          on the 15th day of each month, or if the 15th is not a
 obligations of         business day, the next business day.
 AmSouth Bank,
 the seller or        . The trust will pay principal sequentially to the
 any of their           earliest maturing class of notes then outstanding
 affiliates.            until paid in full.

 Neither the        The underwriters are offering the following notes by this
 notes nor the      prospectus supplement:
 receivables are
 insured or
 guaranteed by
 the Federal                             Initial Public
 Deposit                                    Offering     Underwriting  Proceeds to the
 Insurance                                  Price (1)      Discount     Seller (1)(2)
 Corporation or                          --------------- ------------- ---------------
 any other
 governmental       Per Class A-1 Note.      100.000000%         0.10%      99.900000%
 agency or          Per Class A-2 Note.       99.999447%         0.14%      99.859447%
 instrumentality.   Per Class A-3 Note.       99.995423%         0.17%      99.825423%
                    Per Class A-4 Note.       99.981216%         0.20%      99.781216%
 No one may use     Per Class B Note...       99.998017%         0.38%      99.618017%
 this prospectus    Per Class C Note...       99.986485%         0.73%      99.256485%
 supplement to      Total..............  $931,372,294.92 $1,521,216.00 $929,851,078.92
 offer and sell
 these              -------
 securities         (1) Plus accrued interest, if any, from October 19, 2000.
 unless it is       (2) Before deducting other expenses estimated at
 accompanied by         $860,892.
 the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co.

                           Bear, Stearns & Co. Inc.

                                                           Salomon Smith Barney

          The date of this prospectus supplement is October 12, 2000.

                               Table of Contents

Where to Find Information in These Documents...............................  S-3
Summary of Terms of the Notes..............................................  S-4
Structural Summary.........................................................  S-7
Risk Factors............................................................... S-12
Capitalized Terms.......................................................... S-19
The Trust.................................................................. S-19
  Limited Purpose and Assets............................................... S-19
  Capitalization of the Trust.............................................. S-19
  The Owner Trustee........................................................ S-20
The Trust Property......................................................... S-20
The Receivables Pool....................................................... S-21
  Pool Composition......................................................... S-21
  Weighted Average Life of the Notes....................................... S-23
The Servicer............................................................... S-28
  Size of Servicing Portfolio.............................................. S-28
  Delinquencies, Loss and Repossession Experience.......................... S-28
How You Can Compute Your Portion of the Amount Outstanding on the Notes.... S-30
Maturity and Prepayment Considerations..................................... S-30
Use of Proceeds............................................................ S-31
Description of the Notes................................................... S-31
  Payments of Interest..................................................... S-31
  Payments of Principal.................................................... S-32
  Optional Redemption...................................................... S-33

  The Indenture............................................................ S-33
  The Indenture Trustee.................................................... S-36
Description of the Sale and Servicing Agreement............................ S-36
  Sale and Assignment of the Receivables................................... S-36
  Accounts................................................................. S-36
  Servicing Compensation and Expenses...................................... S-36
  Rights Upon an Event of Servicing Termination............................ S-37
  Waiver of Past Events of Servicing Termination........................... S-37
  Distributions............................................................ S-37
  Reserve Account.......................................................... S-42
Material Legal Aspects of the Receivables.................................. S-43
Legal Investment........................................................... S-43
Material Federal Income Tax Consequences................................... S-43
State Tax Matters.......................................................... S-44
ERISA Considerations....................................................... S-44
  The Notes................................................................ S-44
  Independent Review and Consultation with Counsel......................... S-45
Underwriting............................................................... S-46
Legal Matters.............................................................. S-47
Glossary of Terms.......................................................... S-48

                 Where to Find Information in These Documents

    This prospectus supplement and the attached prospectus provide information about the trust, AmSouth Auto Trust 2000-1, including terms and conditions that apply to the notes to be issued by the trust. You should rely only on the information provided in this prospectus supplement and the attached prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information.

    We tell you about the notes in two separate documents that progressively provide more detail:

  . the attached prospectus, which provides general information, some of which may not apply to your notes; and

  . this prospectus supplement, which describes the specific terms of your notes.

    We have started with several introductory sections in this prospectus supplement describing the notes and the trust in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

  . Summary of Terms of the Notes--provides important information concerning the amounts and the payment terms of each class of notes

  . Structural Summary--gives a brief introduction to the key structural features of the trust

  . Risk Factors--describes briefly some of the risks to investors in the notes

    We include cross-references in this prospectus supplement and in the attached prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and the Table of Contents included in the attached prospectus provide the page numbers on which those captions are located.

    We are not offering the notes in any state where the offer of the notes is not permitted.

                         Summary of Terms of the Notes

    The following summary is a short description of the main terms of the offering of the notes. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the attached prospectus, each in its entirety.

Issuer

    AmSouth Auto Trust 2000-1, a common law trust formed under New York law, will use the proceeds from the issuance and sale of the securities to purchase a pool of motor vehicle retail installment sale contracts secured by new and used automobiles and light-duty trucks, which constitute the receivables. AmSouth Bank acquired the receivables directly from dealers. AmSouth Bank will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes. The trust will be solely liable for payments on the notes.

Offered Securities

    The following securities are being offered by this prospectus supplement:

  . $230,000,000 Class A-1 6.745% asset backed notes

  . $240,000,000 Class A-2 6.700% asset backed notes

  . $315,000,000 Class A-3 6.670% asset backed notes

  . $103,640,000 Class A-4 6.760% asset backed notes

  . $28,510,000 Class B 7.080% asset backed notes

  . $14,260,000 Class C 7.440% asset backed notes

    The trust is also issuing certificates representing the equity interest in the trust. The seller is not offering the certificates by this prospectus supplement. Any information in this prospectus supplement relating to the certificates is presented solely to provide you with a better understanding of the notes.

Minimum Denominations

    The notes will be issued in minimum denominations of $1,000.

Trustees

Notes The Bank of New York Trust Company of Florida, National Association, a national banking association, as indenture trustee.

Certificates
      The Chase Manahattan Bank, a New York banking corporation, as owner trustee.

Closing Date

    The trust expects to issue the notes on or about October 19, 2000.

Distribution Dates

    On the 15th day of each month or, if the 15th day is not a business day, the next business day, the trust will pay interest and principal on the notes.

First Distribution Date

    The first distribution date will be November 15, 2000.

Record Dates

    On each distribution date, the trust will pay interest and principal to the holders of the notes as of the related record date. The record dates for the notes will be the day immediately preceding the distribution date. If definitive notes have been issued, the record date for the notes will be the last day of the month preceding the distribution date.

Final Scheduled Distribution Dates

    The trust is required to pay the outstanding principal amount of each class of notes, to the extent not previously paid, in full on the respective final scheduled distribution date for that class of notes specified on the cover page of this prospectus supplement or, if such date is not a business day, the next succeeding business day.

Interest Rates

    The trust will pay interest on each class of notes at the rates specified on the cover of this prospectus supplement.

Interest Accrual

Class A-1 Notes
             "Actual/360", accrued from distribution date to distribution date.

Other Notes  "30/360", accrued from the 15th day of the previous month to the
             15th day of the current month.

    This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each distribution date for each class of notes will be the product of:

  . the applicable outstanding principal balance;

  . the applicable interest rate; and

  . 30 (or, in the case of the first distribution date, 26) divided by 360 for all classes of notes except for the Class A-1 notes, and for the Class A-1 Notes, the actual number of days in the interest accrual period (in the case of the first distribution date, 27 days) divided by 360.

    For a more detailed description of the payment of interest, you should refer to the sections of this prospectus supplement entitled "Description of the Notes--Payments of Interest".

Sequential Principal Payments

    The trust will pay principal sequentially to the earliest maturing class of notes then outstanding until such class is paid in full.

    For a more detailed description of the payment of principal, you should refer to the sections of this prospectus supplement entitled "Description of the Notes--Payments of Principal".

Optional Redemption

    The servicer has the option to purchase the receivables on any distribution date on which the aggregate principal balance of the receivables is 5% or less of the aggregate principal balance of the receivables at the cut- off date at a price equal to the outstanding principal balance of the receivables plus accrued and unpaid interest thereon; provided that this amount is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes. The trust will apply such payment to the redemption of the notes in full.

    It is expected that at the time this redemption option becomes available to the servicer only the Class A-4 notes, the Class B notes and the Class C notes will be outstanding.

Subordination

    The Class B notes are subordinated to the Class A notes and the Class C notes are subordinated to the Class A notes and Class B notes. See "Description of the Sale and Servicing Agreement--Distributions--Priority of Payments" in this prospectus supplement.

Material Federal Income Tax Consequences

    Mayer, Brown & Platt, special federal tax counsel to the seller, is of the opinion that, for United States federal income tax purposes, the notes will be treated as debt. Mayer, Brown & Platt is also of the opinion that the trust will be disregarded as a separate entity for United

States federal income tax purposes and will not be subject to United States federal income tax. Mayer, Brown & Platt is also of the opinion that the certificates represent direct ownership in the trust's assets for United States federal income tax purposes.

    We suggest that you and your tax advisors review the information under the caption "Material Federal Income Tax Consequences" in this prospectus supplement and the prospectus.

    If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness.

ERISA Considerations

    Subject to the restrictions discussed in "ERISA Considerations", the notes may be purchased by employee benefit plans and accounts if one or more administrative exemptions apply.

    See "ERISA Considerations" in this prospectus supplement and the prospectus.

Legal Investment

    The Class A-1 notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

No Listing of the Securities

    The securities will not be listed on any national securities exchange. See "Risk Factors--The absence of a secondary market could limit your ability to resell your securities." in the prospectus.

Registration, Clearance and Settlement

    DTC/Clearstream/Euroclear.

Risk Factors

    You should consider the principal risks of an investment in the notes set forth under the caption "Risk Factors" in this prospectus supplement and the prospectus.

Ratings

    It is a condition to the issuance of the notes that the:

  . Class A-1 notes be rated in the highest short-term rating category by at least two nationally recognized rating agencies;

  . Class A-2 notes, Class A-3 notes and Class A-4 notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies;

  . Class B notes be rated "A" or its equivalent by at least two nationally recognized rating agencies; and

  . Class C notes be rated in the "BBB" category or its equivalent by at least two nationally recognized rating agencies.

    A rating is not a recommendation to purchase, hold or sell the offered notes, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. The ratings of the offered notes address the likelihood of the payment of principal and interest on the notes according to their terms. A rating agency rating the notes may lower or withdraw its rating in the future, at its discretion.

CUSIP Numbers

  . Class A-1 notes: 03216TAA8

  . Class A-2 notes: 03216TAB6

  . Class A-3 notes: 03216TAC4

  . Class A-4 notes: 03216TAD2

  . Class B notes: 03216TAE0

  . Class C notes: 03216TAF7

Investor Information

    The mailing address of AmSouth Auto Receivables LLC is 1900 Fifth Avenue North, AmSouth Sonat Tower, Birmingham, Alabama 35203. You may request copies of the transaction documents relating to the trust by calling (205) 326-5807.

                               Structural Summary

    This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read both this prospectus supplement and the prospectus, each in its entirety.

Transfer of Receivables and Application of Proceeds

    AmSouth Auto Receivables LLC, the seller, will purchase from AmSouth Bank certain motor vehicle retail installment sale contracts secured by new or used automobiles or light-duty trucks originated by participating dealers, which constitute the receivables, and thereafter will sell the receivables with an aggregate principal balance of $950,415,639 as of the cut-off date to AmSouth Auto Trust 2000-1 on the closing date.

    The following chart represents the application of proceeds from investors and the transfer of the receivables:

                       [ORGANIZATION CHART APPEARS HERE]

Cut-off Date

    The cut-off date for the pool of receivables will be the close of business on September 30, 2000.

Property of the Trust

    The property of the trust will include the following:

  . the receivables and the collections on the receivables after the cut-off date;

  . security interests in the vehicles financed by the receivables;

  . the collection account and note distribution account--including any investment income from eligible investments on deposit in those accounts;

  . rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

  . remedies for breaches of representations and warranties made by the dealers that originated the receivables; and

  . other rights under documents relating to the receivables.

The Receivables

    The receivables are amounts owed by individuals under retail installment sale contracts to purchase new or used automobiles, including passenger cars, minivans, sport utility vehicles and light-duty trucks. The receivables were originated by dealers, underwritten by AmSouth Bank using its own underwriting criteria, and purchased from the dealers by AmSouth Bank pursuant to dealer agreements.

    The receivables will have the following characteristics as of the cut-off date:

   . Aggregate Principal Balance..............................      $950,415,639

   . Number of Receivables....................................            73,293

   . Average Principal Balance................................           $12,967
   (Range).................................................... $1,001 to $55,279

   . Average Original Amount Financed.........................           $17,056
   (Range).................................................... $2,402 to $60,000

   . Weighted Average Contract Rate...........................             9.44%
   (Range)....................................................   8.00% to 11.00%

   . Weighted Average Original Term...........................       61.4 months
   (Range)....................................................   18 to 72 months

   . Weighted Average Remaining Term..........................       49.4 months
   (Range)....................................................    6 to 71 months

Servicer of the Receivables

    AmSouth Bank will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each distribution date equal to the sum of (1) one-twelfth of 1% of the principal balance of the receivables at the beginning of the previous month and (2) a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during each month.

Priority of Distributions

    From collections on the receivables during the prior calendar month and in the event of a shortfall in meeting the payments described in clauses (1) through (6), and, on the final scheduled distribution date for the Class C notes, clause (8), amounts withdrawn from the reserve account, the trust will pay the following amounts on each distribution date in the following order of priority:

      (1) to the servicer, the servicing fee and all unpaid servicing fees from prior collection periods;

      (2) to Class A noteholders, the accrued Class A note interest;

      (3) to the principal distribution account, the first priority principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes over (b) the principal balance of the receivables;

      (4) to the Class B noteholders, the accrued Class B note interest;

      (5) to the principal distribution account, the second priority principal distribution amount, which will generally be the amount, if any, equal to the excess of (a) the principal balances of the Class A notes and Class B notes over (b) the principal balance of the receivables, less the amounts previously deposited to the principal distribution account in accordance with clause (3) above;

      (6) to the Class C noteholders, the accrued Class C note interest;

      (7) to the reserve account, the amount, if any, necessary to cause the amount on deposit in the reserve account to equal the required balance;

      (8) to the principal distribution account, generally, an amount equal to the greater of (a) the sum of the principal balance of the Class A-1 notes and (b) the excess of (i) the sum of the principal balances of the notes over (ii) the principal balance of the receivables less the specified overcollateralization amount, provided that this amount will be reduced by any amounts previously deposited to the principal distribution account in accordance with clauses (3) and (5) above; and

      (9) to the certificateholders, any amounts remaining in the collection account.

Distributions from the Principal Distribution Account

    From deposits made to the principal distribution account, the trust will generally pay principal on the notes in the following order of priority:

  . to the Class A-1 notes until they are paid in full;

  . to the Class A-2 notes until they are paid in full;

  . to the Class A-3 notes until they are paid in full;

  . to the Class A-4 notes until they are paid in full;

  . to the Class B notes until they are paid in full;

  . to the Class C notes until they are paid in full;

  . to the certificateholders, any funds remaining.

    For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, you should refer to "Description of the Sale and Servicing Agreement--Distributions--Priority of Payments" in this prospectus supplement.

Change in Priority of Distribution upon Certain Events of Default

    The order of priority for distributions will change following the occurrence of:

  . a default for five days or more in the payment of interest on the controlling class of notes which has resulted in an acceleration of the notes,

  . a default in the payment of principal on any note when due which has resulted in an acceleration of the notes,

  . an insolvency or a bankruptcy with respect to the trust which has resulted in an acceleration of the notes, or

  . any other event of default which results in the liquidation of the trust.

    Following the occurrence of the preceding events, the trust will make no distributions of principal or interest on the Class B notes until payment in full of principal and interest on the Class A notes and will make no distributions of principal or interest on the Class C notes until payment in full of principal and interest on the Class A notes and the Class B notes. In addition, payments of principal on the Class A notes will be made first to the Class A-1 notes until the Class A-1 notes are repaid in full, and then pro rata to the Class A-2, Class A-3 and Class A-4 notes.

    Following the occurrence of any other event of default which has resulted in an acceleration of the notes but has not yet resulted in a liquidation of the trust, no change will be made in the priority of payments on the Class A notes, the Class B notes and the Class C notes on each distribution date until a liquidation, if any, of the property of the trust.

    For a more detailed description of the events of default and the rights of investors in such circumstances, you should refer to "Description of the Notes--The Indenture-- Events of Default" and "Description of the Notes--The Indenture--Rights Upon Event of Default" in this prospectus supplement. For a more detailed description of the priority of distributions and allocation of funds following an event of default, you should refer to "Description of the Notes--The Indenture--Priority of Payments May Change Upon an Event of Default" in this prospectus supplement.

Credit Enhancement

    The credit enhancement provides protection for the Class A notes, the Class B notes and the Class C notes against losses and delays in payment. Losses on the receivables or other shortfalls of cash flow will be covered by payments on other receivables to the extent of any overcollateralization, by withdrawals from the reserve account and by allocation of available cash flow to the more senior classes of notes prior to more subordinate classes.

    The credit enhancement for the notes will be as follows:

Class A       Subordination of the Class B notes and the Class C notes; the
notes         reserve account and overcollateralization;

Class B notes Subordination of the Class C notes; the reserve account; and
              overcollateralization; and

Class C notes The reserve account; and overcollateralization.

Subordination of Principal and Interest

    As long as the Class A notes remain outstanding:

  . payments of interest on the Class B notes and the Class C notes will be subordinated to payments of interest on the Class A notes and, in certain circumstances, allocations to principal; and

  . payments of principal on the Class B notes and the Class C notes will be subordinated to payments of interest and principal on the Class A notes.

    As long as the Class A notes or Class B notes remain outstanding:

  . payments of interest on the Class C notes will be subordinated to payments of interest on the Class A notes and the Class B notes and, in certain circumstances, allocations to principal; and

  . payments of principal on the Class C notes will be subordinated to payments of interest and principal on the Class A notes and the Class B notes.

    For a more detailed discussion of the subordination of the notes and the priority of distributions, including changes after certain events of default, you should refer to "Description of the Notes--The Indenture" and "Description of the Sale and Servicing Agreement--Distributions--Priority of Payments" in this prospectus supplement.

Reserve Account

    On the closing date, the seller will deposit $7,128,117.29 to the reserve account for the benefit of the trust.

    On or before each distribution date, if collections on the receivables are insufficient to meet the first six clauses, and on the final scheduled distribution date for the Class C notes, clause (8), listed in "Priority of Distributions" above, the servicer will instruct the indenture trustee to withdraw from the reserve account and deposit in the collection account, to the extent of the funds in the reserve account, the amounts necessary to make distributions of interest, the first priority principal distribution amount, the second priority distribution amount and, on the final scheduled distribution date for any class of notes, its outstanding principal balance.

    The balance required to be on deposit in the reserve account will be the lesser of $7,128,117.29 and the outstanding principal balance of the notes.

    On each distribution date, the trust will distribute funds on deposit in the reserve account in excess of the required balance in accordance with the priority of payments.

    On each distribution date, the trust will deposit into the reserve account, to the extent necessary to cause the amount on deposit in the reserve account to equal the required balance, any collections on the receivables remaining after the first six items listed in "Priority of Distributions" above are satisfied.

    For a more detailed description of the deposits to and withdrawals from the reserve account, you should refer to "Description of the Sale and Servicing Agreement--Reserve Account" in this prospectus supplement.

Overcollateralization

    The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes. Initially, the receivables balance will exceed the principal balance of the notes by approximately 2.00% of the receivables balance. The application of funds according to clause (8) of "Priority of Distributions" above is expected to result in the payment of more principal on the notes in initial months than the amount of principal paid on the receivables in the related period. As the principal balance of the notes is paid down to a target overcollateralization level further below the receivables balance, additional credit enhancement is created.

    The target level for the overcollateralization amount is structured as a dynamic formula. The target level for the overcollateralization amount on each distribution date will be the excess of:

  (A) the lesser of

     (1) the greatest of:

            . $7,128,117.29;

            . 3.25% of the outstanding principal balance of the receivables;
              and

            . the aggregate principal balance of the receivables that are delinquent 90 days or more and have not yet been liquidated; and

     (2) the outstanding principal balance of the notes;

    over

  (B) the balance required to be on deposit in the reserve account.

    For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to "Description of the Sale and Servicing Agreement--Distributions--Priority of Payments" in this prospectus supplement.

                                  Risk Factors

    An investment in the notes involves significant risks. Before you decide to invest in the notes, we recommend that you carefully consider the following risk factors and the risk factors specified under the heading "Risk Factors" beginning on page 4 of the prospectus, which are the principal risks of an investment in the notes.

Your yield to maturity may be        The pre-tax yield to maturity is
reduced by prepayments               uncertain and will depend on a number of
                                     factors, including the following:

                                          .   The rate of return of principal
                                              is uncertain. The amount of
                                              distributions of principal on
                                              the notes and the time when you
                                              receive those distributions
                                              depends on the amount and the
                                              times at which borrowers make
                                              principal payments on the
                                              receivables. The rate of
                                              prepayments of the receivables
                                              may be influenced by a variety
                                              of economic, social and other
                                              factors. In addition, AmSouth
                                              Bank, the seller or the servicer
                                              may be obligated to repurchase
                                              receivables from the trust if a
                                              representation, warranty or
                                              covenant is breached. A higher
                                              than anticipated rate of
                                              prepayments of the receivables
                                              will reduce the aggregate
                                              principal balance of the notes
                                              more quickly than expected and
                                              thereby reduce anticipated
                                              aggregate interest payments on
                                              the notes.

                                          .   You may be unable to reinvest
                                              distributions in comparable
                                              investments. You alone will bear
                                              any reinvestment risks resulting
                                              from a faster or slower
                                              incidence of repayment of the
                                              notes. Such reinvestment risks
                                              include the risk that interest
                                              rates may be lower at the time
                                              you received payments from the
                                              trust than interest rates would
                                              otherwise have been had such
                                              prepayments not been made or had
                                              such prepayments been made at a
                                              different time.

                                          .   An early termination will
                                              shorten the life of your
                                              investment, which may reduce
                                              your yield to maturity. If the
                                              receivables are sold upon
                                              exercise of the servicer's
                                              optional termination, you will
                                              receive the principal amount of
                                              your notes plus accrued interest
                                              through the related interest
                                              period. Because your notes will
                                              no
                                            longer be outstanding, you will
                                            not receive the additional
                                            interest payments that you would
                                            have received had the notes
                                            remained outstanding. If you
                                            bought your notes at a premium,
                                            your yield to maturity will be
                                            lower than it would have been if
                                            the optional termination had not
                                            been exercised.

                                    You should consider that in the case of
                                    notes purchased at a discount, a slower
                                    than anticipated rate of principal
                                    payments on the receivables could occur
                                    and could result in an actual yield that is less than the anticipated yield.

                                    You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

If you own Class B notes or Class   The Class B notes bear greater risk than
C notes, you are subject to         the Class A notes because payments of
greater credit risk because the     interest and principal on the Class B
Class B notes are subordinate to    notes are subordinate, to the extent
the Class A notes, and the Class    described below, to payments of interest
C notes are subordinate to the      and principal on the Class A notes. The
Class A notes and the Class B       Class C notes bear greater credit risk
notes                               than the Class A notes and the Class B
                                    notes because payments of interest and
                                    principal on the Class C notes are
                                    subordinated, to the extent described
                                    below, to payments of interest and
                                    principal on the Class A notes and the
                                    Class B notes.

                                    Interest payments on the Class B notes on each distribution date will be subordinated to servicing fees due to the servicer, interest payments on the Class A notes and an allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the receivables balance. Interest payments on the Class C notes on each distribution date will be subordinated to the servicing fees due to the servicer, interest payments on the Class A notes, allocation of principal payments to the Class A notes to the extent the sum of the principal balances of the Class A notes exceeds the receivables balance, interest payments on the Class B notes and an allocation of principal payments to the Class A notes and Class B notes to the extent the sum of the principal balances of the Class A notes and the Class B notes exceeds the receivables balance, after giving effect to the allocation described previously in this sentence.

                                     Principal payments on the Class B notes
                                     will be fully subordinated to principal
                                     payments on the Class A notes. No
                                     principal will be paid on the Class B
                                     notes until the Class A notes have been
                                     paid in full. Principal payments on the
                                     Class C notes will be fully subordinated to principal payments on the Class A notes and the Class B notes. No principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

                                     For a more detailed description of such
                                     principal payment circumstances, see
                                     "Description of the Sale and Servicing
                                     Agreement--Distributions--Priority of
                                     Payments" in this prospectus supplement.
                                     The payment sequence changes, however,
                                     following some events of default under
                                     the indenture.

Payment priorities and               Based on the priorities described in this
subordination features increase      prospectus supplement under "Description
risk of loss or delay in payment     of the Notes--Payment of Principal",
to some classes of notes             classes of notes that receive payments,
                                     particularly principal payments, prior to other classes will be repaid more rapidly than the other classes, and payments to these other classes may be delayed if collections and amounts on deposit in the reserve account are inadequate to pay all amounts payable on all classes of notes on any distribution date. In addition, classes of notes that receive payments, particularly principal payments, at lower priorities than other classes will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after the other classes that have been receiving most or all amounts payable on their notes have been repaid, and after which a disproportionate amount of credit enhancement may have been applied and not replenished. As discussed below under "--
                                     The occurrence of an event of default
                                     under the indenture may delay payments on the Class B notes and the Class C notes", the subordination of certain classes of notes will increase after an event of default occurs, resulting in an even more pronounced effect on payments.

                                     As a result, the yields of the later
                                     maturing classes of Class A notes will be sensitive, and the yields of the Class B notes and Class C notes will be very sensitive, to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Your notes may not be repaid on      It is expected that final payment of each
their final scheduled distribution   class of notes will occur on or prior to
date                                 the respective final scheduled
                                     distribution dates. Failure to make final payment of any class of notes on or prior to the respective final scheduled distribution dates would constitute an event of default under the indenture.
                                     However, no assurance can be given that
                                     sufficient funds will be available to pay each class of notes in full on or prior to the final scheduled distribution date.
                                     If sufficient funds are not available,
                                     final payment of any class of notes could occur later than the final scheduled distribution date for that class. See
                                     "Description of the Notes--The
                                     Indenture--Rights upon Event of Default" in this prospectus supplement.

You may suffer losses because you    Because the trust has pledged the
have limited control over actions    property of the trust to the indenture
of the trust and conflicts between   trustee to secure payment on the notes,
classes of notes may occur           the indenture trustee may, and at the
                                     direction of the required percentage of
                                     the controlling class--which will be the Class A notes for so long as any Class A notes are outstanding, the Class B notes after the Class A notes have been paid in full, and the Class C notes after the Class B notes have been paid in full-- will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. In addition, the holders of a majority of the Class A notes, under some circumstances, has the right to waive events of servicing termination or terminate the servicer without consideration of the effect such waiver or termination would have on the holders of Class B notes or Class C notes. The holders of Class B notes will not have the ability to waive events of servicing termination or to remove the servicer until the Class A notes have been paid in full. The holders of Class C notes will not have the ability to waive any such events or to remove the servicer until the Class B notes have been paid in full.

                                     See "Description of the Transfer and
                                     Servicing Agreements--Defaults by the
                                     Servicer" in the prospectus and "--Rights
                                     Upon an Event of Servicing Termination"
                                     and "--Waiver of Past Events of Servicing
                                     Termination" in this prospectus
                                     supplement.

The failure to pay interest on the   The indenture provides that failure to
subordinated classes of notes is     pay interest when due on the outstanding
not an event of default              subordinated class or classes of notes--
                                     for example, for so long as any of the
                                     Class A notes are outstanding, the Class
                                     B
                                     and Class C notes, or after the Class A
                                     notes have been paid in full but the
                                     Class B notes are still outstanding, the Class C notes--will not be an event of default under the indenture. Under these circumstances, the holders of the subordinated notes will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

Prepayments, potential losses and    An event of default under the indenture
change in order of priority of       may result in payments on the notes being
principal payments may result from   accelerated. As a result:
an event of default under the
indenture

                                          .   you may suffer losses on your
                                              notes if the assets of the trust
                                              are insufficient to pay the
                                              amounts owed on the notes;

                                          .   payments on your notes may be
                                              delayed until more senior
                                              classes of notes are repaid; and

                                          .   your notes may be repaid earlier
                                              than as scheduled, which may
                                              require you to reinvest your
                                              principal at a lower rate of
                                              return.

The occurrence of an event of        The trust will not make any distributions
default under the indenture may      of principal or interest on a subordinate
delay payments on the Class B        class of notes until payment in full of
notes and the Class C notes          principal and interest on the senior
                                     classes of notes following:

                                          .   an event of default under the
                                              indenture relating to the
                                              payment of principal on any note
                                              or the payment of interest on
                                              the controlling class of notes
                                              which has resulted in
                                              acceleration of the notes;

                                          .   an event of default under the
                                              indenture relating to an
                                              insolvency event or a bankruptcy
                                              with respect to the trust which
                                              has resulted in an acceleration
                                              of the notes; or

                                          .   a liquidation of the trust
                                              assets following any event of
                                              default under the indenture.

                                     This may result in a delay or default in making payments on the Class B notes or the Class C notes.

Subordinated noteholders may not
be able to direct the indenture      If an event of default occurs under the
trustee upon an event of default     indenture, only the holders of the
under the indenture                  controlling class of notes may waive such
                                     event of default, accelerate the maturity dates of the notes or direct or consent to any action under the indenture. The holders of any outstanding subordinated class or classes of notes will not have any rights to direct or to consent to any action until each of the more senior class or classes of notes have been repaid in full.

The indenture trustee may sell the   If the final scheduled distribution dates
receivables in an event of default   of the notes are accelerated following an
                                     event of default under the indenture, the indenture trustee may, under some circumstances, sell the receivables and prepay the Class A notes, the Class B notes and the Class C notes. Upon a sale of the receivables following an event of default:

                                          .   the Class A-2, Class A-3 and
                                              Class A-4 noteholders will not
                                              receive any payments of
                                              principal until the Class A-1
                                              notes has been paid in full; and

                                          .   no amounts will be distributed
                                              to the Class B noteholders until
                                              interest and principal due on
                                              the Class A notes has been paid
                                              in full; and

                                          .   no amounts will be distributed
                                              to the Class C noteholders until
                                              all interest and principal due
                                              on the Class A notes and Class B
                                              notes has been paid in full.

                                     So long as the Class A notes are the
                                     controlling class, the holders of the
                                     Class B notes and Class C notes will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

                                     So long as the Class B notes are the
                                     controlling class, the holders of the
                                     Class C notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

                                     See "Description of the Notes--The
                                     Indenture--Rights Upon Event of Default" in this prospectus supplement.

You may experience reduced returns   We cannot assure you that the historical
and delays on your securities        levels of delinquencies and losses
resulting from changes in            experienced by AmSouth Bank on its loan
delinquency levels and losses        portfolio will be indicative of the
                                     performance of the receivables or that
                                     similar levels
                                     will be experienced in the future.
                                     Delinquencies and losses could increase
                                     significantly for various reasons,
                                     including changes in the local, regional or national economies or due to other events.

Newly originated loans may be more   Defaults on automobile loans tend to
likely to default, which may cause   occur at higher rates during the early
you to suffer losses                 years of the automobile loans. By
                                     percentage of principal balance,
                                     approximately 65.29% of the automobile
                                     loans will have been originated within 12 months prior to the cut-off date. As a result, the pool of receivables held by the trust may experience higher rates of default than a pool of receivables that had been outstanding for a longer period of time.

The concentration of the             Economic conditions in the states where
receivables in specific geographic   obligors reside may affect the
areas may increase your risk of      delinquency, loan loss and repossession
loss                                 experience of the issuer with respect to
                                     the receivables.

                                     As of the cut-off date, the billing
                                     addresses of the obligors of the
                                     receivables were recorded as being in the following states:

                                                                   Percentage of
                                                                   Initial Pool
                                                                      Balance
                       Alabama....................................    29.72%
                       Florida....................................    24.17%
                       Georgia....................................    17.86%
                       Mississippi................................     7.32%
                       Tennessee..................................     6.94%
                       Michigan...................................     4.47%

                                     No other state, by billing addresses,
                                     constituted more than 4% of the balance
                                     of the receivables as of the cut-off
                                     date.

                                     Economic conditions in any state or
                                     region may decline over time and from
                                     time to time. Because of the
                                     concentration of the obligors in certain states, any adverse economic conditions in those states may have a greater effect on the performance of the securities than if the concentration did not exist.

                               Capitalized Terms

    The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary of Terms starting on page 48 of this prospectus supplement.

                                   The Trust

Limited Purpose and Assets

    AmSouth Auto Trust 2000-1, is a common law trust formed under the laws of the State of New York by a trust agreement dated as of October 1, 2000 between AmSouth Auto Receivables LLC, as depositor, and The Chase Manhattan Bank, as owner trustee. The trust will not engage in any activity other than:

  . acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

  .   issuing the notes and certificates;

  .   making payments on the notes and certificates; and

  . engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

    If the protection provided (a) to the holders of record of the Class A notes by the subordination of the Class B notes and Class C notes, (b) to the holders of record of the Class B notes by the subordination of the Class C notes and (c) to the noteholders by the Reserve Account and overcollateralization is insufficient, the trust would have to look principally to the obligors on the receivables and the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables. In that event, various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer's ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the noteholders.

    See "Description of the Sale and Servicing Agreement--Distributions" and "--Reserve Account" in this prospectus supplement and "Material Legal Aspects of the Receivables" in the prospectus.

    The trust's principal offices are in New York, in care of The Chase Manhattan Bank, as owner trustee, at the address listed below under "--The Owner Trustee".

Capitalization of the Trust

    The trust will be capitalized by the issuance of the notes. The proceeds from the issuance of the notes will be used:

  . to purchase the receivables from the seller under a sale and servicing agreement to be dated as of October 1, 2000 among the trust, the seller and AmSouth Bank, as the servicer; and

  .   to fund the initial deposit to the Reserve Account.

    The following table illustrates the capitalization of the issuer as of the cut-off date, as if the issuance and sale of the notes and certificates had taken place on such date:

           Class A-1 notes        $230,000,000
           Class A-2 notes        $240,000,000
           Class A-3 notes        $315,000,000
           Class A-4 notes        $103,640,000
           Class B notes          $ 28,510,000
           Class C notes          $ 14,260,000
           Overcollateralization  $ 19,005,639
           Certificates                    N/A
                                  ------------
           Total                  $950,415,639
                                  ============

The Owner Trustee

    The Chase Manhattan Bank is the owner trustee under the trust agreement. The Chase Manhattan Bank is a New York banking corporation and its principal offices are located at 450 West 33rd Street, 14th Floor, New York, New York 10001. The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee and its affiliates.

                               The Trust Property

    The notes will be collateralized by the trust property. The "trust property" will include the receivables, which were originated by dealers and purchased by AmSouth Bank pursuant to dealer agreements with those dealers. On the closing date, the seller will buy the receivables from AmSouth Bank and the seller will sell the receivables to the trust. AmSouth Bank, as servicer, will service the receivables. The trust property also includes:

  .   all monies received under the receivables after the cut-off date;

  . security interests in the financed vehicles and any other property securing the receivables;

  . the rights of AmSouth Bank to receive proceeds from claims under insurance policies relating to the related obligors and financed vehicles or from claims under any lender's single interest insurance policy naming AmSouth Bank as the insured;

  . the rights of AmSouth Bank to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the financed vehicles or the retail purchasers of, or other persons owing payments on, the financed vehicles;

  . such amounts as from time to time may be held in the Collection Account and the note distribution account--including investment earnings--established and maintained by the servicer pursuant to the sale and servicing agreement;

  . the rights of the trust under the sale and servicing agreement and the other transaction documents, including the right to cause AmSouth Bank to repurchase receivables because of a breach of representation or warranty relating to the receivables;

  . all right, title and interest of AmSouth Bank, other than with respect to any dealer commission, with respect to the receivables under the related dealer agreements;

  .   all proceeds of any and all of the foregoing.

    The Reserve Account will be established and maintained by the seller in the name of the indenture trustee for the benefit of the noteholders, the trust and certificateholders pursuant to the sale and servicing agreement.

                              The Receivables Pool

Pool Composition

    The receivables were selected from AmSouth Bank's portfolio by several criteria, including, as of the cut-off date, the following:

  .   each receivable was originated in the United States of America;

  . each receivable is a simple interest receivable, as described in the prospectus;

  . each receivable provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

  . each receivable has an original principal balance less than or equal to $60,000;

  . each receivable has a contract rate of no less than 8.00% and no more than 11.00%;

  . each receivable has a scheduled maturity of not later than August 30, 2006;

  . each receivable has an original term to maturity of not more than 72 months and not less than 18 months and each receivable has a remaining term to maturity of 6 months or more as of the cut-off date;

  . approximately 51.7% of the initial Pool Balance was secured by new financed vehicles, and approximately 48.3% of the initial Pool Balance was secured by used financed vehicles;

  . each receivable has an outstanding principal balance greater than or equal to $1,001;

  . no obligor on any receivable was noted in the related records of AmSouth Bank as being the subject of any pending bankruptcy or insolvency proceeding; and

  . each receivable is not more than 29 days contractually past due as of the cut-off date.

    AmSouth Bank considers an account past due if any portion of the payment due on a due date is not received by the succeeding due date for that account.

    No selection procedures believed by AmSouth Bank to be materially adverse to the noteholders were used in selecting the receivables.

    The composition, distribution by remaining term, distribution by contract rate, geographic distribution and distribution by principal balance, in each case of the receivables, as of the cut-off date are set forth in the tables below. The percentages in the following tables may not add to 100.00% due to rounding.

             Composition of the Receivables as of the Cut-off Date

                                                                      Total
                                                                 ---------------
Aggregate Principal Balance.....................................    $950,415,639
Number of Receivables...........................................          73,293
Average Principal Balance.......................................         $12,967
Weighted Average Contract Rate..................................           9.44%
Contract Rate (Range)........................................... 8.00% to 11.00%
Weighted Average Original Term..................................     61.4 months
Original Term (Range)........................................... 18 to 72 months
Weighted Average Remaining Term.................................     49.4 months
Remaining Term (Range)..........................................  6 to 71 months

    Distribution by Remaining Term of the Receivables as of the Cut-off Date

                                                      Aggregate   Percentage of
 Remaining Term                           Number of   Principal   Initial Pool
    (Range)                              Receivables   Balance       Balance
 --------------                          ----------- ------------ -------------
  6 to 12 months........................    3,131    $  9,776,867      1.03%
 13 to 24 months........................    8,024      47,961,483      5.05
 25 to 36 months........................   13,215     123,548,589     13.00
 37 to 48 months........................   15,553     193,925,975     20.40
 49 to 60 months........................   24,598     399,077,515     41.99
 61 to 71 months........................    8,772     176,125,210     18.53
                                           ------    ------------    ------
   Total................................   73,293    $950,415,639    100.00%
                                           ======    ============    ======

    Distribution by Contract Rate of the Receivables as of the Cut-off Date

                                                       Aggregate   Percentage of
  Contract                                 Number of   Principal   Initial Pool
 ateR(Range)                              Receivables   Balance       Balance
------------                              ----------- ------------ -------------
 8.00% to 8.49%..........................   10,380    $130,441,403     13.72%
 8.50% to 8.99%..........................   19,136     240,192,456     25.27
 9.00% to 9.49%..........................    8,569     113,778,406     11.97
 9.50% to 9.99%..........................   17,010     218,487,346     22.99
 10.00% to 10.49%........................    5,794      79,763,854      8.39
 10.50% to 11.00%........................   12,404     167,752,174     17.65
                                            ------    ------------    ------
   Total.................................   73,293    $950,415,639    100.00%
                                            ======    ============    ======

       Geographic Distribution of the Receivables as of the Cut-off Date

                                                       Aggregate   Percentage of
                                           Number of   Principal   Initial Pool
State                                     Receivables   Balance       Balance
-----                                     ----------- ------------ -------------
Alabama..................................   24,446    $282,507,486     29.72%
Florida..................................   17,172     229,678,479     24.17
Georgia..................................   12,754     169,752,368     17.86
Mississippi..............................    4,771      69,586,897      7.32
Tennessee................................    4,682      65,922,280      6.94
Michigan.................................    3,247      42,477,130      4.47
Other....................................    6,221      90,490,999      9.52
                                            ------    ------------    ------
  Total..................................   73,293    $950,415,639    100.00%
                                            ======    ============    ======

  . Numbers by state are based on billing address of the obligors as of the cut-off date, which may differ from the state of origination of the receivable.

  . ""Other'' includes 43 other states and the District of Columbia none of which have a concentration of receivables in excess of 4.00% of the aggregate principal balance.

  Distribution by Principal Balance of the Receivables as of the Cut-off Date

   Remaining                                           Aggregate   Percentage of
   Principal                               Number of   Principal   Initial Pool
 alanceB(Range)                           Receivables   Balance       Balance
---------------                           ----------- ------------ -------------
 $1,001 to $4,999........................    7,177    $ 25,080,581      2.64%
 $5,000 to $9,999........................   19,588     150,611,819     15.85
 $10,000 to $14,999......................   21,645     269,286,902     28.33
 $15,000 to $19,999......................   14,498     249,814,962     26.28
 $20,000 to $29,999......................    9,281     217,937,072     22.93
 $30,000 to $39,999......................    1,010      33,428,704      3.52
 $40,000 and greater.....................       94       4,255,599      0.45
                                            ------    ------------    ------
   Total.................................   73,293    $950,415,639    100.00%
                                            ======    ============    ======

    The servicer may accede to an obligor's request to pay scheduled payments in advance, in which event the obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the collections for the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Considerations" in this prospectus supplement and the prospectus.

Weighted Average Life of the Notes

    Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this prospectus, the absolute prepayment model, or ABS, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the receivables to be transferred to the trust.

    As the rate of payment of principal of the notes will depend on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of a class of notes could occur significantly earlier than the Final Scheduled Distribution Date for such class of notes. Reinvestment risk associated with early payment of the notes will be borne exclusively by the noteholders.

    The table captioned "Percentage of Initial Note Principal Balance at Various ABS Percentages" has been prepared on the basis of the characteristics of the receivables. The ABS Table assumes that:

  . the receivables prepay in full at the specified constant ABS percentage monthly, with no defaults, losses or repurchases,

  . each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days,

  . payments on the notes are made on each Distribution Date--and each such date is assumed to be the 15th day of each applicable month,

  . the balance in the Reserve Account on each Distribution Date is equal to the Specified Reserve Account Balance,

  .   the servicer exercises its option to purchase the receivables,

  .   the cut-off date is September 30, 2000, and

  .   the closing date is October 19, 2000.

    The ABS Table sets forth the percent of the initial principal amount of each class of notes and the corresponding weighted average lives thereof at various constant ABS percentages.

    The ABS Table also assumes that the receivables have been aggregated into twelve hypothetical pools with all of the receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the twelve pools, which is based on its aggregate principal balance and original term to maturity and remaining term to maturity as of the cut-off date, will be such that each pool will fully amortize by the end of its remaining term to maturity.

                         Hypothetical Receivables Pools

                                                       Original
                                Aggregate              Term to    Remaining Term
                                Principal   Contract Maturity (in  to Maturity
Pool                             Balance      Rate     months)     (in months)
----                           ------------ -------- ------------ --------------
1 ............................ $ 13,509,196  8.515%       34            27
2............................. $ 33,479,302  8.536%       48            37
3............................. $248,690,222  8.554%       60            46
4............................. $ 74,955,139  8.578%       69            55
5............................. $  7,331,254  9.528%       34            29
6............................. $ 19,506,201  9.551%       48            39
7............................. $118,497,875  9.554%       69            57
8............................. $186,930,422  9.574%       60            48
9............................. $118,984,400 10.574%       69            59
10............................ $ 10,436,816 10.590%       48            40
11............................ $  2,644,279 10.593%       34            29
12............................ $115,450,533 10.599%       60            48

    The actual characteristics and performance of the receivables that are to be transferred to the trust will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level of ABS until maturity or that all of the receivables will prepay at the same level of ABS. Moreover, the diverse terms of receivables within each of the twelve hypothetical pools could produce slower or faster principal distributions than indicated in the ABS Table at the various constant percentages of ABS specified, even if the original and remaining terms to maturity of the receivables are as assumed. Any difference between such assumptions and the actual characteristics and performance of the receivables to be transferred to the trust, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average lives of each class of notes.

      Percent of Initial Note Principal Balance at Various ABS Percentages

                               Class A-1 Notes             Class A-2 Notes
                         --------------------------- ---------------------------
Distribution Date         0.5%   1.0%   1.5%   1.8%   0.5%   1.0%   1.5%   1.8%
-----------------         ----  ------ ------ ------ ------ ------ ------ ------
Closing Date............ 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2000..............  89.85  87.39  84.56  82.64 100.00 100.00 100.00 100.00
12/15/2000..............  80.01  75.18  69.62  65.86 100.00 100.00 100.00 100.00
01/15/2001..............  70.22  63.10  54.92  49.38 100.00 100.00 100.00 100.00
02/15/2001..............  60.46  51.15  40.44  33.20 100.00 100.00 100.00 100.00
03/15/2001..............  50.69  39.29  26.17  17.30 100.00 100.00 100.00 100.00
04/15/2001..............  40.99  27.57  12.15   1.72 100.00 100.00 100.00 100.00
05/15/2001..............  31.31  15.98    --     --  100.00 100.00 100.00  92.58
06/15/2001..............  21.66   4.52    --     --  100.00 100.00  91.59  79.17
07/15/2001..............  12.05    --     --     --  100.00  99.96  79.72  66.05
08/15/2001..............   2.47    --     --     --  100.00  90.05  68.06  53.20
09/15/2001..............    --     --     --     --  100.00  80.27  56.62  40.63
10/15/2001..............    --     --     --     --   92.50  70.59  45.39  28.35
11/15/2001..............    --     --     --     --   84.20  61.03  34.38  16.36
12/15/2001..............    --     --     --     --   75.92  51.59  23.59   4.67
01/15/2002..............    --     --     --     --   67.67  42.26  13.03    --
02/15/2002..............    --     --     --     --   59.45  33.06   2.69    --
03/15/2002..............    --     --     --     --   51.25  23.97    --     --
04/15/2002..............    --     --     --     --   43.08  15.01    --     --
05/15/2002..............    --     --     --     --   34.93   6.17    --     --
06/15/2002..............    --     --     --     --   26.81    --     --     --
07/15/2002..............    --     --     --     --   18.72    --     --     --
08/15/2002..............    --     --     --     --   10.66    --     --     --
09/15/2002..............    --     --     --     --    2.63    --     --     --
10/15/2002..............    --     --     --     --     --     --     --     --
11/15/2002..............    --     --     --     --     --     --     --     --
12/15/2002..............    --     --     --     --     --     --     --     --
01/15/2003..............    --     --     --     --     --     --     --     --
02/15/2003..............    --     --     --     --     --     --     --     --
03/15/2003..............    --     --     --     --     --     --     --     --
04/15/2003..............    --     --     --     --     --     --     --     --
05/15/2003..............    --     --     --     --     --     --     --     --
06/15/2003..............    --     --     --     --     --     --     --     --
07/15/2003..............    --     --     --     --     --     --     --     --
08/15/2003..............    --     --     --     --     --     --     --     --
09/15/2003..............    --     --     --     --     --     --     --     --
10/15/2003..............    --     --     --     --     --     --     --     --
11/15/2003..............    --     --     --     --     --     --     --     --
12/15/2003..............    --     --     --     --     --     --     --     --
01/15/2004..............    --     --     --     --     --     --     --     --
02/15/2004..............    --     --     --     --     --     --     --     --
03/15/2004..............    --     --     --     --     --     --     --     --
04/15/2004..............    --     --     --     --     --     --     --     --
05/15/2004..............    --     --     --     --     --     --     --     --
06/15/2004..............    --     --     --     --     --     --     --     --
07/15/2004..............    --     --     --     --     --     --     --     --
08/15/2004..............    --     --     --     --     --     --     --     --
09/15/2004..............    --     --     --     --     --     --     --     --
10/15/2004..............    --     --     --     --     --     --     --     --

Weighted Average Life
 (years)................   0.46   0.38   0.31   0.28   1.46   1.22   1.00   0.89

    The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

    The ABS Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

      Percent of Initial Note Principal Balance at Various ABS Percentages

                               Class A-3 Notes             Class A-4 Notes
                         --------------------------- ---------------------------
Distribution Date         0.5%   1.0%   1.5%   1.8%   0.5%   1.0%   1.5%   1.8%
-----------------        ------ ------ ------ ------ ------ ------ ------ ------
Closing Date............ 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2000.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/2000.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
01/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
02/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
03/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
04/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
05/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
06/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
07/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
08/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
09/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
10/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
01/15/2002.............. 100.00 100.00 100.00  94.87 100.00 100.00 100.00 100.00
02/15/2002.............. 100.00 100.00 100.00  86.41 100.00 100.00 100.00 100.00
03/15/2002.............. 100.00 100.00  94.35  78.19 100.00 100.00 100.00 100.00
04/15/2002.............. 100.00 100.00  86.83  70.20 100.00 100.00 100.00 100.00
05/15/2002.............. 100.00 100.00  79.49  62.45 100.00 100.00 100.00 100.00
06/15/2002.............. 100.00  98.06  72.33  54.93 100.00 100.00 100.00 100.00
07/15/2002.............. 100.00  91.52  65.36  47.66 100.00 100.00 100.00 100.00
08/15/2002.............. 100.00  85.08  58.57  40.64 100.00 100.00 100.00 100.00
09/15/2002.............. 100.00  78.74  51.97  33.87 100.00 100.00 100.00 100.00
10/15/2002..............  95.90  72.50  45.56  27.35 100.00 100.00 100.00 100.00
11/15/2002..............  89.83  66.36  39.35  21.01 100.00 100.00 100.00 100.00
12/15/2002..............  83.78  60.33  33.33  14.80 100.00 100.00 100.00 100.00
01/15/2003..............  77.75  54.40  27.51   8.86 100.00 100.00 100.00 100.00
02/15/2003..............  71.90  48.69  21.94   3.27 100.00 100.00 100.00 100.00
03/15/2003..............  66.06  43.09  16.43    --  100.00 100.00 100.00  93.75
04/15/2003..............  60.35  37.68  11.19    --  100.00 100.00 100.00  78.56
05/15/2003..............  54.67  32.37   6.16    --  100.00 100.00 100.00  64.19
06/15/2003..............  49.01  27.18   1.33    --  100.00 100.00 100.00  50.66
07/15/2003..............  43.38  22.05    --     --  100.00 100.00  90.03  37.98
08/15/2003..............  37.77  16.90    --     --  100.00 100.00  76.66  26.15
09/15/2003..............  32.19  11.87    --     --  100.00 100.00  63.95  15.19
10/15/2003..............  26.64   6.96    --     --  100.00 100.00  51.91   5.10
11/15/2003..............  21.04   2.16    --     --  100.00 100.00  40.54    --
12/15/2003..............  15.62    --     --     --  100.00  92.92  30.17    --
01/15/2004..............  10.22    --     --     --  100.00  79.62  20.45    --
02/15/2004..............   5.00    --     --     --  100.00  67.00  11.57    --
03/15/2004..............    --     --     --     --   99.67  54.89    --     --
04/15/2004..............    --     --     --     --   84.21  43.13    --     --
05/15/2004..............    --     --     --     --   68.83  31.72    --     --
06/15/2004..............    --     --     --     --   53.55  20.67    --     --
07/15/2004..............    --     --     --     --   38.35   9.98    --     --
08/15/2004..............    --     --     --     --   23.24    --     --     --
09/15/2004..............    --     --     --     --   12.81    --     --     --
10/15/2004..............    --     --     --     --     --     --     --     --
Weighted Average Life
 (years)................   2.69   2.37   2.00   1.78   3.72   3.49   3.06   2.72

    The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

    The ABS Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

      Percent of Initial Note Principal Balance at Various ABS Percentages

                                Class B Notes               Class C Notes
                         --------------------------- ---------------------------
Distribution Date         0.5%   1.0%   1.5%   1.8%   0.5%   1.0%   1.5%   1.8%
-----------------         ----  ------ ------ ------ ------ ------ ------ ------
Closing Date............ 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2000.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/2000.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
01/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
02/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
03/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
04/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
05/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
06/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
07/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
08/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
09/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
10/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/2001.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
01/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
02/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
03/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
04/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
05/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
06/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
07/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
08/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
09/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
10/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
12/15/2002.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
01/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
02/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
03/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
04/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
05/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
06/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
07/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
08/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
09/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
10/15/2003.............. 100.00 100.00 100.00 100.00 100.00 100.00 100.00 100.00
11/15/2003.............. 100.00 100.00 100.00    --  100.00 100.00 100.00    --
12/15/2003.............. 100.00 100.00 100.00    --  100.00 100.00 100.00    --
01/15/2004.............. 100.00 100.00 100.00    --  100.00 100.00 100.00    --
02/15/2004.............. 100.00 100.00 100.00    --  100.00 100.00 100.00    --
03/15/2004.............. 100.00 100.00    --     --  100.00 100.00    --     --
04/15/2004.............. 100.00 100.00    --     --  100.00 100.00    --     --
05/15/2004.............. 100.00 100.00    --     --  100.00 100.00    --     --
06/15/2004.............. 100.00 100.00    --     --  100.00 100.00    --     --
07/15/2004.............. 100.00 100.00    --     --  100.00 100.00    --     --
08/15/2004.............. 100.00    --     --     --  100.00    --     --     --
09/15/2004.............. 100.00    --     --     --  100.00    --     --     --
10/15/2004..............    --     --     --     --     --     --     --     --
Weighted Average Life
 (years)................   3.99   3.82   3.41   3.07   3.99   3.82   3.41   3.07

    The "Weighted Average Life" of a note is determined by (1) multiplying the amount of each principal payment of such note by the number of years from the date of the issuance of such note to the Distribution Date on which such principal payment is made, (2) adding the results and (3) dividing the sum by the initial principal balance of such note.

    The ABS Table has been prepared based on the assumptions described in this section, including the assumptions regarding the characteristics and performance of the receivables, and should be read in conjunction with those assumptions. The actual characteristics and performance of the receivables to be transferred to the trust may differ from the assumptions.

                                  The Servicer

    AmSouth Bank will service the receivables pursuant to the sale and servicing agreement. Information regarding AmSouth Bank may be found in "Description of AmSouth Bank" in the prospectus. Information regarding AmSouth Bank's servicing procedures may be found in "AmSouth Bank's Origination and Servicing Procedures" in the prospectus.

Size of Servicing Portfolio

    As of June 30, 2000, AmSouth Bank serviced 361,352 retail installments sale contracts installment loans, consisting of new and used automobile, including passenger car, minivan, sport/utility vehicles and light-duty truck receivables, representing an outstanding balance of approximately $4,345 million.

Delinquencies, Loss and Repossession Experience

    Set forth below is information concerning the historical delinquency, loss and repossession experience of AmSouth Bank pertaining to retail installment sales contracts secured by new and used automobiles, including passenger cars, minivans, sport/utility vehicles and light-duty trucks indirectly originated by AmSouth Bank through dealers and serviced by AmSouth Bank. The information includes current and historical information on receivables originated by First American Bank prior to AmSouth Bank's acquisition of First American Bank on October 1, 1999. Prior to October 1, 1999, these receivables were serviced by First American Bank. The tables also include information on receivables previously sold by AmSouth Bank which AmSouth Bank continues to service.

    The data presented in the following tables are for illustrative purposes only. There is no assurance that delinquency, loss and repossession experience of the trust with respect to the receivables to be transferred to it, will be similar to that set forth below. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of AmSouth Bank's portfolio. Accordingly, the delinquency, loss and repossession percentages may be lower than those shown if a group of receivables were isolated at a period in time and the delinquency, loss and repossession data showed the activity only for that isolated group of receivables over the periods indicated.

                                  AmSouth Bank
                             Delinquency Experience

                           As of September 30,                  At December 31,
                          ----------------------  ----------------------------------------------
                             2000        1999        1999        1998        1997        1996
                          ----------  ----------  ----------  ----------  ----------  ----------
Number of Contracts
 Outstanding at end of
 Period.................     368,041     313,998     327,821     247,895     182,893     179,425
Delinquencies as a
 Percent of Number of
 Contracts Outstanding
 at end of Period
 30-59 Days.............        2.10%       1.43%       1.87%       1.79%       1.85%       2.08%
 60-89 Days.............        0.59%       0.42%       0.53%       0.48%       0.37%       0.49%
 90 Days and Over.......        0.24%       0.19%       0.23%       0.29%       0.24%       0.33%
                          ----------  ----------  ----------  ----------  ----------  ----------
Total Delinquencies as a
 Percent of Contracts
 Outstanding at end of
 Period.................        2.92%       2.04%       2.63%       2.56%       2.46%       2.91%
                          ==========  ==========  ==========  ==========  ==========  ==========
Portfolio Outstanding at
 end of Period--$'s in
 Thousands..............  $4,409,102  $3,736,350  $3,901,896  $2,737,539  $1,852,776  $1,826,937
Delinquencies as a
 Percent of Portfolio
 Outstanding at end of
 Period
 30-59 Days.............        1.95%       1.25%       1.68%       1.56%       1.65%       1.93%
 60-89 Days.............        0.53%       0.38%       0.47%       0.41%       0.35%       0.45%
 90 Days and Over.......        0.21%       0.16%       0.20%       0.26%       0.22%       0.29%
                          ----------  ----------  ----------  ----------  ----------  ----------
Total Delinquencies as a
 Percent of Portfolio
 Outstanding at end of
 Period.................        2.68%       1.80%       2.36%       2.23%       2.22%       2.68%
                          ==========  ==========  ==========  ==========  ==========  ==========

  . The period of delinquency is based on the number of days scheduled payments are contractually past due, and includes receivables that have not been charged-off.

                                  AmSouth Bank
                     Repossession and Charge-Off Experience

                          During Nine Months
                          Ended September 30,       During Fiscal Year Ended December 31,
                         ----------------------  ----------------------------------------------
                            2000        1999        1999        1998        1997        1996
                         ----------  ----------  ----------  ----------  ----------  ----------
Average Portfolio
 Outstanding During
 Period--$'s in
 Thousands.............. $4,246,376  $3,277,905  $3,422,620  $2,169,953  $1,822,760  $1,736,818
Average Number of
 Contracts Outstanding
 During Period..........    354,637     283,219     293,225     205,431     179,992     172,900
Number of Repossessions
 During Period..........      5,566       5,378       7,702       4,308       2,719       2,405
Repossessions as a
 Percent of Average
 Number of Contracts
 Outstanding During
 Period (Annualized)....       2.09%       2.53%       2.63%       2.10%       1.51%       1.39%
Gross Charge-Offs--$'s
 in Thousands........... $   50,717  $   32,253  $   47,146  $   27,181  $   28,801  $   31,657
Recoveries--$'s in
 Thousands.............. $   21,736  $   13,562  $   18,819  $   15,246  $   16,338  $   12,825
Net Charge-Offs--$'s in
 Thousands.............. $   28,981  $   18,691  $   28,327  $   11,935  $   12,463  $   18,832
Net Charge-Offs as a
 Percent of Average
 Gross Portfolio
 Outstanding
 (Annualized)...........       0.91%       0.76%       0.83%       0.55%       0.68%       1.08%

  . "Gross Charge-Offs" represents the outstanding balance of contracts charged-off that are determined to be uncollectible.

  . "Recoveries" represent amounts received on contracts charged off in period or any prior net of recovery expenses.

  .   "Net Charge-Offs" are "Gross Charge-Offs" less "Recoveries".

    The increase in delinquency from September 1999 to September 2000 is primarily the result of the slowing portfolio growth and increasing seasoning of the portfolio. The September 1999 delinquency percentage benefited greatly from strong growth in the portfolio and the fact that a substantial portion of the portfolio constituted recent originations which had not seasoned enough to reflect delinquencies. By September 2000, portfolio growth had slowed considerably and the 1998 and 1999 originations had further seasoned leading to an increase in delinquency percentages.

    Net charge-offs as a percentage of outstandings declined between 1996 and 1998. This reflects the introduction of the currently used credit policies and practices and the portfolio growth that commenced in the second half of 1998. Net charge-off percentages increased in 1999 due to the additional losses incurred in the First American Bank portfolio stemming from operational and integration issues that First American Bank had with regard to its own acquisitions. Net charge-off percentages for the nine months ending in September 2000 are higher than the corresponding numbers for 1999 because of the seasoning of the portfolio and the increase in charge-offs on the 1998 and 1999 originations due to their becoming more seasoned, as described above.

    Going forward AmSouth Bank expects portfolio growth to be very modest. AmSouth Bank therefore expects that delinquency and net charge-off percentages will increase marginally in the future.

    Delinquencies and net losses are affected by a number of social and economic factors, including changes in interest rates and unemployment levels in the economy, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the receivables may differ from those shown in the tables.

                    How You Can Compute Your Portion of the
                        Amount Outstanding on the Notes

    The servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes.

    How the Servicer Computes the Factor For Your Class of Notes. The servicer will compute a separate factor for each class of notes. The factor for each class of notes will be a seven-digit decimal which the servicer will compute with respect to such class of notes indicating the remaining outstanding principal amount of such class of notes, as of the applicable Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of such class of notes.

    Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion of that class of notes is the product of:

  .   the original denomination of your note; and

  . the factor relating to your class of notes computed by the servicer in the manner described above.

    The Factors Described Above Will Decline as the Trust Makes Payments on the Notes

    Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class of notes. These reductions over time will be as a result of scheduled payments, prepayments, purchases of the receivables by AmSouth Bank, the seller or the servicer and liquidations of the receivables.

                    Maturity and Prepayment Considerations

    Information regarding certain maturity and prepayment considerations with respect to the notes is set forth under "Maturity and Prepayment
Considerations" in the prospectus. In addition, no principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture:

  . on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes until the Class A-1 notes have been paid in full, and thereafter principal payments will be made on the Class A-2 notes, the Class A-3 notes and the Class A-3 notes, ratably until the Class A notes have been paid in full;

  .   on the Class B notes until the Class A notes have been paid in full;
      or

  . on the Class C notes until the Class A notes and the Class B notes have been paid in full.

    As the rate of payment on principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the receivables, final payment of any class of notes could occur significantly earlier than the respective Final Scheduled Distribution Dates.

    See "Risk Factors--Your yield to maturity may be reduced by prepayments", "Risk Factors--Your notes may not be repaid on their final scheduled distribution date" and "Risk Factors--Payment priorities and subordination features increase risk of loss or delay in payment to some classes of notes" for a discussion of Maturity and Prepayment Considerations.

    Also see "The Receivables Pool" in this prospectus supplement and "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables" in the prospectus.

                                Use of Proceeds

    The net proceeds from the sale of the notes will be applied by the seller first, to deposit approximately $7,128,117.29 into the Reserve Account, and second, to purchase the receivables and the other trust property from AmSouth Bank.

                            Description of the Notes

    The trust will issue the notes under an indenture to be dated as of October 1, 2000, between the trust and The Chase Manhattan Bank, as indenture trustee. We will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following information summarizes all material provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture set forth in the prospectus, to which description reference is hereby made. See "Description of the Securities" and "Description of the Indenture" in the prospectus.

Payments of Interest

    Interest on the principal amounts of the notes will accrue at the respective per annum interest rates for the various classes of notes set forth on the cover of this prospectus supplement and will be payable to the noteholders on each Distribution Date. The trust will make payments to the noteholders as of each Record Date.

    Calculation of Interest. Interest will accrue during each interest period and will be calculated on the various classes of notes as follows:

  . Actual/360. Interest on the Class A-1 notes will be calculated on the basis of actual days elapsed and a 360-day year.

  . 30/360. Interest on the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes and the Class C notes will be calculated on the basis of a 360-day year of twelve 30-day months.

  . Unpaid Interest Accrues. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable interest rate (to the extent lawful).

    The Trust Will Pay Interest Pro Rata to Class A Noteholders if it Does Not Have Enough Funds Available to Pay All Interest Due. The amount available for interest payments on the Class A notes could be less than the amount of interest payable on the Class A notes on any Distribution Date. In that event, the Class A-1 noteholders, the Class A-2 noteholders, the Class A-3 noteholders and the Class A-4 noteholders will receive their ratable share of the aggregate amount available to be distributed in respect of interest on the Class A notes. Each such class' ratable share of the amount available to pay interest will be based on the amount of interest due on such class relative to the total amount of interest due to the Class A noteholders.

    Interest Paid on the Class B notes and the Class C notes is Subordinate to Interest Paid on the Class A notes. Interest on the Class B notes will not be paid on any Distribution Date until interest payments on the Class A notes have been paid in full and the First Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class B notes is less than the amount of interest payable on the Class B notes on any Distribution Date, each of the holders of the Class B notes will receive their ratable share--based upon the total amount of interest due to such Class B noteholders--of the aggregate amount available to be distributed in respect of interest on the Class B notes. Interest on the Class C notes will not be paid on any Distribution Date until interest payments on the Class A notes have been paid in full, the First Priority Principal Distribution Amount, if any, has been allocated, interest payments on the Class B notes have been paid in full and the Second Priority Principal Distribution Amount, if any, has been allocated. If the amount available for interest payments on the Class C notes is less than the amount of interest payable on the Class C notes on any Distribution Date, each of the holders of the Class C notes will receive their ratable share--based upon the total amount of interest due to such Class C noteholders--of the aggregate amount available to be distributed in respect of interest on the Class C notes. See "Description of the Sale and Servicing Agreement--Distributions" and "-- Reserve Account" in this prospectus supplement.

    Event of Default Regarding the Payment of Interest. An Event of Default under the indenture will occur if the full amount of interest due on the Controlling Class of notes is not paid within five days of the related Distribution Date. The failure to pay interest on any other class of notes within five days of the related Distribution Date will not be an Event of Default.

    See "Description of the Notes--The Indenture--Events of Default" and "-- Rights upon an Event of Default" in this prospectus supplement.

Payments of Principal

    The trust will generally make principal payments to the noteholders on each Distribution Date in an amount equal to the Principal Distribution Amount. The "Principal Distribution Amount" with respect to any Distribution Date equals the sum of:

  .   the First Priority Principal Distribution Amount;

  .   the Second Priority Principal Distribution Amount; and

  .   the Regular Principal Distribution Amount.

The trust will pay principal on the notes from funds on deposit in the Collection Account including amounts, if any, from the Reserve Account, in accordance with the priorities described in "Description of the Sale and Servicing Agreement--Distributions" in this prospectus supplement.

    Priority of Principal Repayments. Principal payments on the notes will generally be made sequentially on each Distribution Date, in the following order of priority:

  .   to the Class A-1 notes until paid in full;

  .   to the Class A-2 notes, until paid in full;

  .   to the Class A-3 Notes until paid in full;

  .   to the Class A-4 Notes until paid in full;

  .   to the Class B notes until paid in full; and

  .   to the Class C notes until paid in full.

    Notes Might Not Be Repaid on Their Final Scheduled Distribution Dates. The principal amounts of any class of notes to the extent not previously paid will be due on the Final Scheduled Distribution Date relating to that class of notes. Those dates are listed on the cover of this prospectus supplement. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier or later than the Final Scheduled Distribution Dates relating to that class of notes based on a variety of factors, including those described under "Maturity and Prepayment Considerations" in this prospectus supplement and in the prospectus.

    Event of Default Regarding the Payment of Principal. An Event of Default under the indenture will occur if any principal payment on any note is not made when that payment is due and payable. See "The Indenture--Events of Defaults" and "--Rights Upon Event of Default" in this prospectus supplement.

Optional Redemption

    All outstanding notes will be redeemed in whole, but not in part, on any Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance will have declined to 5% or less of the initial Pool Balance, as described in the prospectus under "Description of the Sale and Servicing Agreement-- Termination." The redemption price for the receivables will be equal to the aggregate outstanding principal amount of the receivables plus accrued and unpaid interest on the receivables; provided that the redemption price is sufficient to repay all outstanding principal and accrued and unpaid interest on the notes.

The Indenture

    Events of Default. The occurrence of any one of the following events shall be an event of default under the indenture:

  . a default in the payment of any interest on any note of the Controlling Class when the same becomes due and payable, and such default shall continue for a period of five days;

  . default in the payment of the principal of or any installment of the principal of any note when the same becomes due and payable;

  . default in the observance or performance of any material covenant or agreement of the trust made in the indenture--other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the indenture--or any representation or warranty of issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days--or for such longer period as provided in the indenture; or

  . the bankruptcy of the trust or the occurrence of other circumstances relating to the bankruptcy or insolvency of the trust, as described in the indenture.


The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to be deposited in the Principal Distribution Account. Thus, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the Final Scheduled Distribution Date for that class of notes.

    Rights Upon Event of Default. Upon the occurrence and continuation of any Event of Default, the indenture trustee or the holders of a majority in principal amount of the Controlling Class may declare the principal of such notes to be immediately due and payable. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class then outstanding if both of the following occur:

  . the issuer has paid or deposited with the indenture trustee enough money to pay:

     . all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred; and

     . all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

  . all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the noteholders for deemed new notes upon which gain or loss would be recognized.

    If an Event of Default has occurred, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the receivables. Upon the occurrence of an Event of Default relating to the payment of principal of any note or a default for five days or more in the payment of interest of any note of the Controlling Class, in each case resulting in acceleration of the notes, the indenture trustee may sell the receivables without obtaining the consent of the noteholders or may elect to have the trust maintain possession of the receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following an Event of Default relating to the bankruptcy or occurrence of other circumstances of insolvency of the trust, unless

  . the holders of 100% of the Controlling Class of notes consent to such sale--excluding notes held by the seller, the servicer or their affiliates,

  . the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or

  . the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and such indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes.

    In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement--other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture--the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes.

    If an Event of Default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under such indenture at the request or direction of any of the holders of any notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class may, in certain cases, waive any Event of Default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of such indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related trust. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

    Appointment of Additional Indenture Trustees. Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for either the Class A notes, the Class B notes or the Class C notes if an Event of Default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or all of the Class A notes, Class B notes and Class C notes, in order that there be separate trustees for each of the Class A notes, the Class B notes and the Class C notes. In general, so long as any amounts remain unpaid with respect to the Class A notes:

  . only the indenture trustee for the Class A noteholders will have the right to exercise remedies under the indenture; and

  . only the Class A noteholders will have the right to direct or consent to any action to be taken, including sale of the receivables.

In any case, the Class B noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B notes to the Class A notes as described in this prospectus supplement. When the Class A notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B notes. The Class C noteholders will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class C notes to the Class A notes and the Class B notes as described in this prospectus supplement. When the Class A notes and the Class B notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class C notes.

    If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

    Priority of Payments May Change Upon an Event of Default. Following the occurrence and during the continuation of an Event of Default described in the first, second and fourth bullet described in "--Events of Default" which has resulted in an acceleration of the notes, and upon the liquidation of the receivables after any Event of Default, the priority of payments changes. In particular, payments on the notes will generally be made sequentially on each Distribution Date, in the following order of priority:

  .   interest on the Class A notes, ratably;

  . to the principal amount of the Class A-1 notes until such principal amount is paid in full;

  . to the principal amount of the Class A-2 notes, Class A-3 notes and Class A-4 notes, ratably, until such principal amount is paid in full;

  .   interest on the Class B notes;

  . to the principal amount of the Class B notes until such principal amount is paid in full;

  .   interest on the Class C notes; and

  . to the principal amount of the Class C notes until such principal amount is paid in full.

    Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the Class A notes, the Class B notes and the Class C notes on each Distribution Date in the manner set forth in "Description of the Sale and Servicing Agreement--Priority of Payments," until a liquidation, if any, of the receivables.

The Indenture Trustee

    The Bank of New York Trust Company of Florida, National Association is the indenture trustee under the indenture. The Bank of New York Trust Company of Florida, National Association is a national banking association and its principal offices are located at 10161 Centurion Parkway, Jacksonville, Florida 32256.

                Description of the Sale and Servicing Agreement

    We have summarized below the material terms of the sale and servicing agreement. We have filed a form of the sale and servicing agreement as an exhibit to the registration statement. We will file a copy of the actual sale and servicing agreement with the SEC after we issue the notes. This summary is not a complete description of all of the provisions of the sale and servicing agreement. It is subject to all of the provisions of the sale and servicing agreement.

Sale and Assignment of the Receivables

    You can find information about the transfer of the receivables from AmSouth Bank to the seller and from the seller to the trust on the closing date in the prospectus under "Description of the Transfer and Servicing Agreement--Sale and Assignment of the Receivables".

Accounts

    In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables no later than the second Business Day after receipt to the Collection Account if there is an Event of Servicing Termination, if AmSouth Bank is no longer the servicer or if one of the other conditions set forth in the sale and servicing agreement is not met. See "Transfer and Servicing Agreements--Payments on the Receivables" in the prospectus. In addition to the Collection Account referred to under "Description of the Sale and Servicing Agreement--The Collection Account and Eligible Investments":

  . the servicer will establish the Collection Account, the Note Distribution Account and the Principal Distribution Account; and

  . the seller will establish and will maintain with the indenture trustee the Reserve Account, in the name of the indenture trustee on behalf of the noteholders, the trust and the certificateholders.

Servicing Compensation and Expenses

    The servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to the sum of (1) the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of the Collection Period and (2) a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during each month. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior Distribution Dates, will be payable on each Distribution Date from funds on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account. See "Description of the Sale and Servicing Agreement--Servicing Fee" in the prospectus.

Rights Upon an Event of Servicing Termination

    If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class may remove the servicer without the consent of any of the other noteholders.

Waiver of Past Events of Servicing Termination

    If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class, subject to the exceptions provided in the sale and servicing agreement, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other noteholders.

Distributions

    Deposits to the Collection Account and Determination of Available Collections. On or before each Distribution Date, the servicer will cause all collections on receivables and other amounts constituting the Available Collections to be deposited into the Collection Account. On or before each Distribution Date, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit into the Collection Account the Reserve Account Excess Amount. See "Description of the Sale and Servicing Agreement-- Collections" in the prospectus.

    In addition, the servicer will notify the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

  .   the amount, if any, by which (a) the Total Required Payment exceeds
      (b) the Available Funds for such Distribution Date; and

  . the amount of cash or other immediately available funds in the Reserve Account on such Distribution Date--after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Distribution Date.

    On each Determination Date, the servicer will determine the amount in the Collection Account for distribution on the related Distribution Date and will notify the indenture trustee in writing. Payments to noteholders will be made on each Distribution Date in accordance with that determination.

                         Sources of Funds Available for
                     Distribution on Any Distribution Date

                            [SOURCE OF FUNDS CHART]

    Priority of Payments. On each Distribution Date, except as set forth above under "Description of the Notes--The Indenture--Priority of Payments May Change Upon an Event of Default", the servicer will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date--including funds, if any, deposited into the Collection Account from the Reserve Account--in the following order of priority:

  (1) to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

  (2) to the Class A noteholders:

     (a) the aggregate amount of interest accrued for the related Interest Period on each of the Class A Notes at their respective interest rates on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class A noteholders on the preceding Distribution Date; and

     (b) the excess, if any, of the amount of interest payable to the Class A noteholders on prior Distribution Dates over the amounts actually paid to the Class A noteholders on those prior
         Distribution Dates, plus interest on any such shortfall to the extent permitted by law;

  (3) to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

  (4) to the Class B noteholders:

     (a) the aggregate amount of interest accrued for the related Interest Period on the Class B Notes at the interest rate on such notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class B noteholders on the preceding Distribution Date; and

     (b) the excess, if any, of the amount of interest payable to the Class B noteholders on prior Distribution Dates over the amounts actually paid to the Class B noteholders on those prior
         Distribution Dates, plus interest on any such shortfall to the extent permitted by law;

  (5) to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

  (6) to the Class C Noteholders:

     (a) the aggregate amount of interest accrued for the related Interest Period on the Class C notes at the interest rate on such notes on the principal outstanding as of the previous Distribution Date after giving effect to all payments of principal to the Class C Noteholders on the preceding Distribution Date; and

     (b) the excess, if any, of the amount of interest payable to the Class C Noteholders on prior Distribution Dates over the amounts actually paid to the Class C Noteholders on those prior
         Distribution Dates, plus interest on any such shortfall to the extent permitted by law;

  (7) to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance;

  (8) to the Principal Distribution Account, the Regular Principal Distribution Amount; and

  (9) to the certificateholders, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Distribution Date.

           Distribution of Funds on Deposit When No Event of Default
                     Resulting in Acceleration Has Occurred

                         [DISTRIBUTION OF FUNDS CHART]

    Overview of How the Trust Distributes Principal. In general, the trust will make principal distributions on the notes under the following circumstances:

  . as the Pool Balance decreases as a result of principal payments on the receivables, purchases of receivables by the seller or the servicer, receipt of Liquidation Proceeds allocable to principal and receivables becoming defaulted receivables, to the extent that the Pool Balance is less than the aggregate outstanding principal balance on the notes plus the required amount of overcollateralization; and

  . on the respective Final Scheduled Distribution Dates of each class of the notes to the extent that the outstanding principal amounts on the applicable notes were not previously repaid.

    The Trust Will Make Principal Payments to Maintain Overcollateralization as the Pool Balance Decreases. The trust will make principal distributions on Distribution Dates which are not Final Scheduled Distribution Dates in order to maintain a desired level of overcollateralization. The trust will generally pay principal on the most senior class of notes outstanding at any time that the aggregate outstanding principal balance of the notes exceeds the Pool Balance minus the Specified Overcollateralization Amount.

    Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Distribution Dates May Delay Interest Payments on Subordinate Classes of Notes. The principal amounts on the notes are generally expected to be repaid prior to the applicable Final Scheduled Distribution Date. However, if the principal amount on any class of notes has not been fully repaid prior to its Final Scheduled Distribution Date, any remaining principal amounts on that class of notes will be immediately due on that date, and will be payable before any payments of principal or interest are made to more junior classes of notes. Interest on more junior classes of notes may therefore be delayed as a result.

    A substantial amount payable on a Final Scheduled Distribution Date would generally occur as a result of slower-than-expected payments on the receivables, including:

  .   a larger than expected number of late payments on the receivables; or

  .   slower than expected prepayments on the receivables.

    Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes and Class C Notes. The trust will pay principal on the most senior classes of notes prior to the payment of interest on subordinate notes in cases where the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance of the senior class of notes.

  . To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A notes, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B notes and the Class C notes.

  . To the extent that the Pool Balance has decreased to a level which is less than the aggregate outstanding principal balance on the Class A notes and Class B notes, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C notes.

    Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate classes of notes on a timely basis:

  . substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal or by sufficient credit enhancement; or

  .   delayed collections on the receivables resulting from either:

     .   a larger-than-expected number of late payments on the receivables;
         or

     .   slower-than-expected prepayments on the receivables; or

  . reduction of the Pool Balance to zero through a sale of receivables following an Event of Default.

    Priority in Which the Trust Distributes Amounts in the Principal Distribution Account. The servicer will instruct the indenture trustee to pay out all amounts on deposit in the Principal Distribution Account on each Distribution Date to the notes in the order of priority set forth in "The Notes--Payments of Principal". Any funds remaining in the Principal Distribution Account will be distributed to the certificateholder.

Reserve Account

    The seller will establish the Reserve Account in the name of the indenture trustee for the benefit of the noteholders, the trust and the cetificateholders. To the extent that amounts on deposit in the Reserve Account are depleted, the noteholders will have no recourse to the assets of the seller or servicer as a source of payment.

    Deposits to the Reserve Account. The Reserve Account will be funded by a deposit by the seller on the closing date in the amount of $7,128,117.29. The amount on deposit in the Reserve Account may increase from time to time up to the Specified Reserve Balance by deposits of funds withdrawn from the Collection Account after payment of the Total Required Payment.

    As of any Distribution Date, the amount of funds actually on deposit in the Reserve Account may, in certain circumstances, be less than the Specified Reserve Balance. On each Distribution Date, the trust will, to the extent available, deposit the amount, if any, necessary to cause the balance of funds on deposit in the Reserve Account to equal the Specified Reserve Balance to the extent set forth above under "--Priority of Payments."

    Withdrawals From the Reserve Account. The amount on deposit in the Reserve Account may decrease:

  . on each Distribution Date by withdrawal of the Reserve Account Excess Amount, if any, with respect to such Distribution Date; and

  . on each Distribution Date by withdrawal of any shortfall between the Total Required Payment and Available Funds on such Distribution Date.

    In addition, the indenture trustee will, if instructed by the servicer, withdraw amounts from the Reserve Account on any Distribution Date to the extent that such amounts together with the Available Funds for such Distribution Date would be sufficient to pay the sum of the Servicing Fee and all outstanding notes in full.

    Investment. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Eligible Investments and investment earnings--net of losses and investment expenses--therefrom will be deposited into the Reserve Account. Eligible Investments are generally limited to obligations or securities that mature on or before the next

Distribution Date. However, to the extent each rating agency rating the notes confirms that such actions will not adversely affect its ratings of the notes, funds in the Reserve Account may be invested in securities that will not mature prior to the next Distribution Date with respect to such notes and will not be sold to meet any shortfalls.

    Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

  . enhance the likelihood that you will receive the amounts due on your notes; and

  .   decrease the likelihood that you will experience losses on your notes.

    However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the noteholders could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

    After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

    After the payment in full, or the provision for such payment of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

                   Material Legal Aspects of the Receivables

    Information regarding the material legal aspects of the receivables is set forth under "Material Legal Aspects of the Receivables" in the prospectus.

                                Legal Investment

    The Class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

                    Material Federal Income Tax Consequences

    The issuer will be a Tax Non-Entity for United Stated federal income tax purposes. Mayer, Brown & Platt, special federal tax counsel, is of the opinion that:

  . based on the terms of the notes and the transactions relating to the receivables as set forth herein, the notes will be treated as debt for United States federal income tax purposes;

  . based on the applicable provisions of the trust agreement and related documents, the trust will be disregarded as a separate entity for United States federal income tax purposes and will not be subject to United States federal income tax; and

  . based on the applicable provisions of the trust agreement and related documents, the Tax Non-Entity Certificates represent direct ownership of the trust's assets for United States federal income tax purposes.

Because the notes will be issued with no more than a de minimis amount of discount, the notes will not be treated as issued with original issue discount for United States federal income tax purposes. See "Material Federal Income Tax Consequences" in the prospectus.

                               State Tax Matters

    Because of the variation in each state's and locality's tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

    Balch & Bingham LLP, special Alabama tax counsel, will deliver its opinion to the effect that (1) if the characterization of the notes as debt held by persons other than AmSouth Auto Receivables LLC, AmSouth Bank or any of their affiliates is recognized for federal income tax purposes, the notes will also be recognized as debt for Alabama state income tax purposes, (2) if the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, the trust will not be taxable as a corporation for Alabama state income tax purposes, and (3) based on a private letter ruling obtained by AmSouth Bank from the Alabama Department of Revenue, the trust will not be subject to the Alabama state business privilege tax or corporate shares tax. If the trust were subject to the Alabama corporate income tax or to the Alabama state business privilege tax and corporate shares tax, any such taxes could materially reduce cash available to make payments on the notes.

    The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder's particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA Considerations

The Notes

    Subject to the following discussion, the notes may generally be acquired by pension, profit-sharing or other retirement plans and accounts subject to ERISA or Section 4975 of the Code, and by entities that are deemed to hold assets of any of the foregoing. We refer to each of these as a "Plan".

    Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. Certain transactions involving the issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the issuer were deemed to be assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of ERISA Plans and prohibits certain transactions between an ERISA Plan and "parties in interest" with respect to such ERISA Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of such ERISA Plan, subject to certain exceptions that are not relevant for this discussion.

    Under a regulation issued by the United States Department of Labor, the assets of the issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the issuer and none of the exceptions contained in the regulation was applicable. An equity interest is defined under the regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on how this definition applies, the issuer believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. It should be noted that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity) if the Issuer incurs losses or the rating of the notes changes. The issuer has not obtained an opinion of counsel regarding the debt treatment of the notes under local law.

    Aside from the plan asset issues, the acquisition or holding of the notes by or on behalf of a Plan could give rise to a prohibited transaction if the seller, the servicer, the owner trustee, the indenture trustee, other persons providing services in connection with the issuer, or any of their respective affiliates, is a "disqualified person" or "party in interest" with respect to that Plan. Certain exemptions from the prohibited transaction rules might apply, however, depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. Included among these exceptions are Prohibited Transaction Exemption 90-1, regarding investments by insurance company separate accounts; PTE 96-23, regarding transactions effected by "in-house asset managers"; PTE 95-60, regarding investments by insurance company general accounts; PTE 91-38, regarding investments by bank collective investment funds; and PTE 84-14, regarding transactions effected by a "qualified professional asset manager." Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes.

    Purchasers of notes using the assets of government plans, as defined in
Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, which are not subject to Title I of ERISA, should consider applicable state or other laws, which may be substantially similar to ERISA or the Code.

    By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (a) it is not acquiring the note with the assets of a Plan or a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or
Section 4975 of the Code or (b) the acquisition and holding of the note by the purchaser or transferee, throughout the period that it holds that note, is and will be eligible for, and satisfies and will satisfy all of the requirements of, PTE 90-1, PTE 96-23, PTE 95-60, PTE 91-38, PTE 84-14 or another applicable prohibited transaction exemption or, in the case of a governmental plan, will not violate any applicable law that is substantially similar to ERISA or
Section 4975 of the Code. Each investor in a note will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer the note in violation of the foregoing.

Independent Review and Consultation with Counsel

    Any person proposing to purchase notes with the assets of any employee benefit plan or other retirement account or arrangement should consult with its counsel with respect to, among other things, the potential applicability of ERISA and the Code to such investments and whether the requirements discussed above have been satisfied. Moreover, each fiduciary of an employee benefit plan or other retirement arrangement should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the prospective investor, taking into account the overall investment policy of the plan, the composition of the plan's investment portfolio, and the risk/return characteristics of the notes.

                                  Underwriting

    The seller and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table:

                           Principal    Principal    Principal    Principal    Principal   Principal
                           Amount of    Amount of    Amount of    Amount of    Amount of   Amount of
                           Class A-1    Class A-2    Class A-3    Class A-4     Class B     Class C
Underwriters                 notes        notes        notes        notes        notes       notes
------------              ------------ ------------ ------------ ------------ ----------- -----------
Goldman, Sachs & Co.....  $ 78,000,000 $ 80,000,000 $105,000,000 $ 35,640,000 $28,510,000 $14,260,000
Bear, Stearns & Co.
 Inc....................    76,000,000   80,000,000  105,000,000   34,000,000           0           0
Salomon Smith Barney
 Inc....................    76,000,000   80,000,000  105,000,000   34,000,000           0           0
                          ------------ ------------ ------------ ------------ ----------- -----------
 Total..................  $230,000,000 $240,000,000 $315,000,000 $103,640,000 $28,510,000 $14,260,000
                          ============ ============ ============ ============ =========== ===========

    The selling concessions that the underwriters of the notes may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of notes and as an aggregate dollar amount, shall be as follows:

                                                        Selling
                                                      Concessions   Reallowance
                                                     not to exceed not to exceed
                                                     ------------- -------------
Class A-1 notes.....................................    0.060%        0.050%
Class A-2 notes.....................................    0.084%        0.050%
Class A-3 notes.....................................    0.102%        0.060%
Class A-4 notes.....................................    0.120%        0.075%
Class B notes.......................................    0.228%        0.090%
Class C notes.......................................    0.438%        0.125%

    The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

    In connection with the offering of the notes, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering of the notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering of the notes is in progress. "Naked" short sales are any sales in excess of the amount of notes the underwriters are purchasing. The underwriters must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of the offering.

    The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise effect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

    The seller estimates that its share of the total expense of the offering of notes, excluding underwriting discounts and commissions, will be approximately $860,892.

    AmSouth Bank and the seller have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

    AmSouth is paying Goldman, Sachs & Co. a financial advisory fee of $735,000.

                                 Legal Matters

    Certain legal matters with respect to the notes will be passed upon for the seller by Mayer, Brown & Platt. Certain legal matters with respect to the notes will be passed upon for the underwriters by Stroock & Stroock & Lavan LLP.

                               Glossary of Terms

    "ABS" means the Absolute Prepayment Model, which we use to measure prepayments on Receivables.

    "Available Collections" shall mean, for any Distribution Date, the sum of the following amounts with respect to the Collection Period preceding such Distribution Date:

  .   all payments collected with respect to the receivables;

  . all Liquidation Proceeds attributable to receivables which became Defaulted Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, and all recoveries in respect of Defaulted Receivables which were written off in prior Collection Periods;

  . the purchase amount received with respect to each receivable that became a purchased receivable during such Collection Period; and

  . partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums; provided, however, that in calculating the Available Collections the following will be excluded: (1) all payments and proceeds, including Liquidation Proceeds, of any receivables the purchase amount of which has been included in the Available Collections in a prior Collection Period and (2) amounts consisting of any late, prepayment and other administrative fees and expenses payable to the servicer as part of the Servicing Fee.

    "Available Funds" shall mean, for any Distribution Date, the sum of the Available Collections for such Distribution Date and the Reserve Account Excess Amount for such Distribution Date.

    "Business Day" means a day that is not a Saturday or a Sunday and that in the States of New York, Alabama and the State in which the corporate trust office of the owner trustee or the indenture trustee is located is neither a legal holiday nor a day on which banking institutions are authorized by law, regulation or executive order to be closed.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Collection Account" means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

    "Collection Period" means each calendar month during the term of the sale and servicing agreement. With respect to any Determination Date or Distribution Date, the "related Collection Period" means the Collection Period preceding the month in which such Determination Date or Distribution Date occurs.

    "Controlling Class" shall mean, with respect to any outstanding notes, the Class A notes (voting together as a single class) as long as any Class A notes are outstanding, and thereafter the Class B notes as long as any Class B notes are outstanding, and thereafter the Class C notes as long as any Class C notes are outstanding--excluding notes held by the seller, the servicer or their affiliates.

    "Defaulted Receivable" means, with respect to any Collection Period, a receivable (other than a receivable repurchased by AmSouth Bank, the seller or the servicer) which the servicer has determined to charge off during such Collection Period in accordance with its customary servicing practices (and, in no event later than 120 days after a receivable shall have become delinquent);

provided that any receivable which AmSouth Bank, the seller or the servicer is obligated to repurchase or purchase shall be deemed to have become a Defaulted Receivable during a Collection Period if AmSouth Bank, the seller or the servicer fails to deposit the purchase amount on the related determination date when due.

    "Determination Date" means, with respect to any Collection Period, the Business Day preceding the related Distribution Date by two Business Days.

    "Distribution Date" means the date on which the trust will pay interest and principal on the notes, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day. The first Distribution Date will be November 15, 2000.

    "Eligible Investments" shall mean any one or more of the following types of investments:

  . direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

  . demand deposits, time deposits or certificates of deposit of any depository institution (including any affiliate of the seller, indenture trustee or owner trustee) or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in the first bullet point above or a portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution
      Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of P-1;

  . commercial paper (including commercial paper of any affiliate of seller) having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of P-1;

  . investments in money market funds (including funds for which the indenture trustee or owner trustee or any of their respective affiliates is investment manager or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

  . bankers' acceptances issued by any depository institution or trust company referred to in the second bullet point above;

  . repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in the second bullet point above; and

  . any other investment with respect to which each rating agency has provided written notice that such investment would not cause such rating agency to downgrade or withdraw its then current rating of any class of notes.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "Event of Default" means an event of default under the indenture, as described in "The Notes--The Indenture--Events of Default".

    "Event of Servicing Termination" consists of any of the events specified under "Description of the Transfer and Servicing Agreements--Defaults by the Servicer" in the prospectus.

    "Final Scheduled Distribution Date" for each class of notes means the respective dates set forth on the cover page of this prospectus supplement or, if such date is not a Business Day, the next succeeding Business Day.

    "First Priority Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount equal to the excess, if any, of

  . the aggregate outstanding principal amount of the Class A notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A notes on such preceding Distribution
      Date); over

  . the Pool Balance at the end of the Collection Period preceding such Distribution Date; provided, however, that the First Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Distribution Date (prior to giving effect to any principal payments made on the notes on such Distribution Date); and provided, further, that the First Priority Principal Distribution Amount on and after the Final Scheduled Distribution Date of a class of Class A notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of such class of Class A notes and all earlier maturing classes of Class A notes to zero.

    "Interest Period" shall mean, with respect to any Distribution Date (a) with respect to the Class A-1 notes from and including the closing date, in the case of the first Distribution Date, or from and including the most recent Distribution Date on which interest has been paid to but excluding the following Distribution Date and (b) with respect to each class of notes other than the Class A-1 notes from and including the closing date--in the case of the first Distribution Date--or from and including the fifteenth day of the calendar month preceding each Distribution Date to but excluding the fifteenth day of the following calendar month.

    "Liquidation Proceeds" means, with respect to any receivable that has become a Defaulted Receivable, (a) insurance proceeds received by the servicer with respect to any insurance policies relating to the related financed vehicle or obligor, (b) amounts received by the servicer in connection with such Defaulted Receivable pursuant to the exercise of rights under that receivable and (c) the monies collected by the servicer (from whatever source, including proceeds of a sale of the financed vehicle, a deficiency balance recovered after the charge-off of the related receivable or as a result of any recourse against the related dealer) on such Defaulted Receivable net of any expenses incurred by the servicer in connection therewith and any payments required by law to be remitted to the related obligor.

    "Note Distribution Account" means the account designated as such, established and maintained as such pursuant to the sale and servicing agreement.

    "Pool Balance" will represent the aggregate principal balance of the receivables at the end of the preceding Collection Period, or in the case of the first Collection Period, the cut-off date, after giving effect to all payments received from obligors, Liquidation Proceeds and purchase amounts to be remitted by AmSouth Bank or the seller, as the case may be, all for such Collection Period and all realized losses during such Collection Period.

    "Principal Distribution Account" shall mean the administrative subaccount of the Note Distribution Account established and maintained as such pursuant to the sale and servicing agreement.

    "Principal Distribution Amount" for a Distribution Date will be the sum of the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount with respect to such Distribution Date:

    "Record Date" with respect to any Distribution Date means the day immediately preceding the Distribution Date or, if the notes are issued as definitive notes, the last day of the preceding month.

    "Regular Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount not less than zero equal to (x) the greater of (i) aggregate outstanding principal amount of the Class A-1 notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A-1 notes on such preceding Distribution Date) or the closing date, as the case may be; and (ii) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of all the notes as of the preceding Distribution Date (after giving effect to any principal payments made on the notes on such preceding Distribution Date) or the closing date, as the case may be, over (b) the Pool Balance at the end of the Collection Period preceding such Distribution Date less the Specified Overcollateralization Amount with respect to such Distribution Date, minus (y) the sum of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any, each with respect to such Distribution Date; provided, however, that the Regular Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal amount of all of the notes on such Distribution Date (after giving effect to any principal payments made on the notes on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any); and provided, further, that the Regular Principal Distribution Amount on or after the Class C Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero;

    "Reserve Account" means the account which the seller will establish in the name of the indenture trustee for the benefit of the noteholders, the trust and the certificateholders into which the seller will deposit funds on the closing date and as to which the indenture trustee, as instructed by the servicer pursuant to the provisions of the transaction documents will make the other deposits and withdrawals specified in the prospectus and this prospectus supplement.

    "Reserve Account Excess Amount", with respect to any Distribution Date, means an amount equal to the excess, if any, of:

  . the amount of cash or other immediately available funds in the Reserve Account on that Distribution Date, prior to giving effect to any withdrawals from and deposits to the Reserve Account relating to that Distribution Date, over

  .   the Specified Reserve Balance with respect to that Distribution Date.

    "Reserve Account Transfer Amount" means, with respect to any Distribution Date, an amount equal to the lesser of (a) the amount of cash or other immediately available funds on deposit in the Reserve Account on such Distribution Date--after giving effect to any withdrawal of the Reserve Account Excess Amount on such Distribution Date, but before giving effect to any other withdrawals therefrom relating to such Distribution Date--and (b) the amount, if any, by which (1) the Total Required Payments for such Distribution Date exceeds (2) the Available Funds for such Distribution Date.

    "Second Priority Principal Distribution Amount" shall mean, with respect to any Distribution Date, an amount not less than zero equal to (i) the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Distribution Date (after giving effect to any principal payments made on the Class A Notes and Class B Notes on such preceding Distribution Date) over (b) the Pool Balance at the end of the Collection Period preceding such Distribution Date, minus (ii) the First Priority Principal Distribution Amount, if any, with respect to such Distribution Date; provided, however, that the Second Priority Principal Distribution Amount shall not exceed the aggregate outstanding principal amount of the Notes on such Distribution Date--after giving effect to any principal payments made on the Notes on such Distribution Date in respect of the First Priority Principal Distribution Amount, if any; and provided, further that the Second Priority Principal Distribution Amount on or after the Class B Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

    "Servicing Fee" means, for each Collection Period, an amount equal to the sum of (1) the product of one-twelfth of 1% per annum and the Pool Balance as of the first day of that Collection Period and (2) a supplemental servicing fee equal to any late, prepayment and other administrative fees and expenses collected during that Collection Period.

    "Specified Credit Enhancement Amount" means, for any Distribution Date, the greatest of (i) $7,128,117.29, (ii) 3.25% of the Pool Balance at the end of the related Collection Period, and (iii) the aggregate principal balance of the Receivables that are delinquent 90 or more days and are not Defaulted Receivables at the end of the Collection Period preceding such Distribution Date; provided, however, that the Specified Credit Enhancement Amount with respect to any Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes as of the preceding Distribution Date--after giving effect to any principal payments made on the notes on such preceding Distribution Date.

    "Specified Overcollateralization Amount" means, for any Distribution Date, the excess, if any, of (a) the Specified Credit Enhancement Amount with respect to such Distribution Date, over (b) the Specified Reserve Balance with respect to such Distribution Date.

    "Specified Reserve Balance" means, for any Distribution Date, the lesser of $7,128,117.29 and the aggregate outstanding principal amount of the notes-- after giving effect to any distributions on the notes and certificates on such Distribution Date.

    "Tax Non-Entity" means a trust in which all of the certificates in that trust are owned by the seller, and the seller and the servicer agree to treat the trust as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

    "Tax Non-Entity Certificates" means certificates issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

    "Total Distribution Amount" means, for each Distribution Date, the sum of: the Available Funds and the Reserve Account Transfer Amount, in each case in respect of such Distribution Date.

    "Total Required Payment" shall mean, with respect to any Distribution Date, the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes, the First Priority Principal Distribution Amount, the accrued and unpaid interest on the Class B notes, the Second Priority Principal Distribution Amount, and the accrued and unpaid interest on the Class C notes and on and after the Class C Final Scheduled Distribution Date, an amount that is necessary to reduce the outstanding principal amount of the Class C notes to zero;

provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Distribution Date until the Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods, the accrued and unpaid interest on the Class A notes, the Class B notes and the Class C notes and the amount necessary to reduce the outstanding principal amount of all the notes to zero.

                      AmSouth Auto Asset Backed Securities

                          AmSouth Auto Receivables LLC
                                     Seller

                                  AmSouth Bank
                                    Servicer

               The Issuers:

 You should
 consider      . may periodically issue asset-backed notes and/or certificates
 carefully       in one or more series with one or more classes; and
 the risk
 factors       . will own:
 beginning
 on page 4        . motor vehicle retail installment sales contracts and
 in this            installment loans secured by new and used automobiles
 prospectus         and/or trucks;
 and the
 risk             . collections on the receivables;
 factors in
 the              . liens on the financed vehicles and the rights to receive
 prospectus         proceeds from claims on insurance policies;
 supplement.
                  . funds in the accounts of the issuer; and
 The notes
 and the          . any credit enhancements issued in favor of the issuer.
 certificates
 will          The Securities:
 represent
 obligations   . will represent indebtedness of the issuer that issued those
 of or           securities, in the case of the notes, or beneficial interests
 interests       in the trust that issued those securities, in the case of the
 in, the         certificates;
 issuer
 only and      . will be paid only from the assets of the issuer that issued
 are not         those securities;
 guaranteed
 by,           . will represent the right to payments in the amounts and at
 AmSouth         the times described in the accompanying prospectus
 Bank,           supplement;
 AmSouth
 Auto          . may benefit from one or more forms of credit enhancement; and
 Receivables
 LLC or any    . will be issued as part of a designated series, which may
 of their        include one or more classes of notes and one or more classes
 other           of certificates.
 affiliates,
 and
 neither
 the
 securities
 nor the
 underlying
 receivables
 are
 insured or
 guaranteed
 by any
 governmental
 entity.

 This
 prospectus
 may be
 used to
 offer and
 sell
 securities
 only if
 accompanied
 by a
 prospectus
 supplement
 for the
 related
 issuer.

  Neither the SEC nor any state securities commission has approved or disapproved these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October 9, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Overview of the Information in This Prospectus and the Prospectus
 Supplement...............................................................   3

Risk Factors..............................................................   4

Description of the Issuers................................................  12

Description of the Trustee................................................  13

Description of the Receivables............................................  13

AmSouth Bank's Origination and Servicing Procedures.......................  15

Prefunding Arrangement....................................................  19

Maturity and Prepayment Considerations....................................  20

Pool Factor and Pool Information..........................................  21

Use of Proceeds...........................................................  21

Description of the Seller.................................................  21

Description of AmSouth Bank...............................................  21

Description of the Securities.............................................  22
  The Notes...............................................................  22
  The Certificates........................................................  23
  Ratings of the Securities...............................................  24
  Revolving Period and Amortization Period................................  24
  Book-Entry Registration.................................................  25
  Global Clearance, Settlement and Tax Documentation Procedures...........  28
  Definitive Securities...................................................  32
  List of Securityholders.................................................  33
  Statements to Securityholders...........................................  33

Description of the Transfer and Servicing Agreements......................  34
  Sale and Assignment of the Receivables..................................  34
  The Collection Account and Eligible Investments.........................  36
  Other Accounts..........................................................  36
  Payments on Receivables.................................................  36
  Payments and Distributions on the Securities............................  37
  Credit and Cash Flow Enhancement........................................  38
  Insurance on Financed Motor Vehicles....................................  38
  Servicer Reports........................................................  38
  Purchase of Receivables by the Servicer.................................  39
  Servicing Fee...........................................................  39
  Waivers and Extensions..................................................  39
  Advances................................................................  39
  Realization Upon Defaulted Receivables..................................  40

                                                                            Page
                                                                            ----
  Evidence as to Compliance................................................  40
  Material Matters Regarding the Servicer..................................  40
  Defaults by the Servicer.................................................  41
  Rights Upon Default by the Servicer......................................  41
  Amendment................................................................  42
  Termination..............................................................  42
  The Trustee and Indenture Trustee........................................  43
  Description of the Administration Agreement..............................  44

Description of the Indenture...............................................  44
  Modification of Indenture................................................  44
  Events of Default Under the Indenture; Rights Upon Event of Default......  45
  Material Covenants.......................................................  46
  Annual Compliance Statement..............................................  47
  Indenture Trustee's Annual Report........................................  47
  Satisfaction and Discharge of Indenture..................................  48
  The Indenture Trustee....................................................  48

Material Legal Aspects of the Receivables..................................  48
  Security Interests in the Financed Motor Vehicles........................  49
  Repossession.............................................................  51
  Notice of Sale; Redemption Rights........................................  51
  Deficiency Judgments and Excess Proceeds.................................  51
  Consumer Protection Laws.................................................  52
  Certain Matters Relating to Conservatorship and Receivership.............  53
  Repurchase Obligation....................................................  55
  Other Limitations........................................................  55

Material Federal Income Tax Consequences...................................  56

State and Local Tax Consequences...........................................  68

ERISA Considerations.......................................................  69

Underwriting...............................................................  69

Forward-Looking Statements.................................................  71

Ratings of the Securities..................................................  71

Reports to Securityholders.................................................  71

Where You Can Find More Information........................................  71

Incorporation By Reference.................................................  72

Legal Matters..............................................................  72

Glossary...................................................................  73

                 Overview of the Information in This Prospectus
                         and the Prospectus Supplement

    We provide information about your securities in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to a particular series of notes or certificates, including your series; and (b) the prospectus supplement, which describes the specific terms of your series, including information about:

  . the type of securities offered;

  . the timing and amount of interest and principal payments;

  . the receivables underlying your securities;

  . the credit enhancement for each class;

  . the credit ratings; and

  . the method for selling the securities.

    Whenever information in the prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

    You should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer is not permitted.

    We include cross-references in this prospectus and in the prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in this prospectus and the table of contents included in the prospectus supplement provide the pages on which these captions are located.

    To understand the structure of these securities, you must read carefully this prospectus and the prospectus supplement in their entirety.

                                  Risk Factors

    You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement, which are the principal risks of an investment in the securities, before making an investment decision. In particular, distributions on your securities will depend on payments received on, and other recoveries with respect to, the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

    Your investment could be materially and adversely affected if any of the following risks are realized.

You must rely for            Your securities are either secured by or
repayment only upon the      represent beneficial ownership interests solely
issuer's assets which may    in the assets of the related issuer. Your
not be sufficient to make    securities will not represent an interest in or
full payments on your        obligation of us, AmSouth Bank or any other
securities.                  person. We, AmSouth Bank or another entity may
                             have a limited obligation to repurchase some receivables under some circumstances as described in the prospectus supplement. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables and any credit enhancement for the securities specified in the prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on your securities.
                             The securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the prospectus supplement.

You may experience reduced   You may receive payment of principal on the
returns on your securities   securities earlier than you expected for the
resulting from               reasons set forth below. You may not be able to
prepayments.                 reinvest the principal paid to you earlier than
                             you expected at a rate of return that is equal to or greater than the rate of return on your securities. Prepayments on the receivables by the related obligors and purchases of the receivables by AmSouth Bank, the seller or the servicer will shorten the life of the securities to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

                             All of the receivables may be prepaid at any time, although some may require the obligor to pay a prepayment penalty. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

                                 . other events which have the same effect as
                                   prepayments in full of receivables,
                                   including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

                                 . repurchases of receivables by, AmSouth Bank
                                   as servicer or the seller, as a result of breaches of representations and warranties, and/or breaches of particular covenants;

                                 . the application of any remaining amounts on
                                   deposit in any prefunding accounts not
                                   applied to the purchase of additional
                                   receivables; and

                                 . the purchase by the seller, the servicer or
                                   another entity of the receivables pursuant to its optional purchase right when the aggregate principal balance thereof is at or below the percentage specified in the prospectus supplement of the initial aggregate principal balance of the receivables.

                             The rate of prepayments of receivables cannot be predicted and therefore, no assurance can be given as to the level of prepayments that an investor will experience.

The issuer's interest in     The servicer will maintain possession of the
the receivables could be     original contracts for each of the receivables.
defeated because the         If the servicer sells or pledges and delivers the
contracts will not be        original contracts for the receivables to another
delivered to the issuer.     party, in violation of its obligations under the
                             agreements for the securities, this party could acquire an interest in the receivable having a priority over the issuer's interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

The issuer's security        Upon the origination of a receivable, AmSouth
interest in the financed     Bank or its predecessor in interest or affiliate,
vehicles will not be noted   as applicable, takes a security interest in the
on the certificates of       financed vehicle by placing a lien on the title
title, which may cause       to the financed vehicle. In connection with each
losses.                      sale of receivables to the seller, AmSouth Bank
                             or its affiliate, as applicable, will assign its security interests in the financed vehicles to the seller, who will further assign them to the issuer. The lien certificates or certificates of title relating to the financed vehicles will not be amended or reissued to identify the issuer as the new secured party. In the absence of an amendment or reissuance, the issuer may not have a perfected security interest in the financed vehicles securing the receivables in some states.
                             AmSouth Bank will be obligated to repurchase any receivable sold to the issuer which did not have a perfected security interest in the name of AmSouth Bank or an affiliate, as applicable, in the financed vehicle. The servicer will purchase any receivable sold to the issuer as to which it failed to maintain a perfected security interest in the financed vehicle securing the receivable.
                             All of these purchases and repurchases are limited to breaches that materially and adversely affect the receivable subject to the expiration of the applicable cure period. If the issuer has failed to obtain or maintain a perfected security interest in a financed vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the obligor, a subsequent purchaser of the financed vehicle or a holder of a perfected security interest in the financed vehicle or a bankruptcy trustee of such holder. If the issuer elects to attempt to repossess the related financed vehicle, it might not be able to realize any liquidation proceeds on the financed vehicle and, as a result, you may suffer a loss.

Receivables that fail to     Federal and state consumer protection laws
comply with consumer         regulate the creation, collection and enforcement
protection laws may result   of consumer loans such as the receivables. These
in losses on your            laws impose specific statutory liabilities upon
investment.                  creditors who fail to comply with their
                             provisions. These laws may also make an assignee of a loan, such as the issuer, liable to the obligor for any violation by the lender. In some cases, this liability could affect an assignee's ability to enforce its rights related to secured loans such as the receivables. To the extent specified in this prospectus and in the prospectus supplement, AmSouth Bank will be obligated to repurchase any receivable that fails to comply with these legal requirements from the issuer. If AmSouth Bank fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See
                             "Material Legal Aspects of the Receivables--
                             Consumer Protection Laws."

Bankruptcy of the seller     The seller intends that its sale of the
could result in delays in    receivables to the issuer will be a valid sale
payments or losses on your   and assignment of the receivables to the issuer.
securities.                  If the seller were to become a debtor in a
                             bankruptcy case and a creditor or trustee-in-bankruptcy of the seller or the seller itself were to take the position that the sale of receivables by the seller to the issuer should instead be treated as a pledge of the receivables to secure a borrowing of the seller, delays in payments of collections on the receivables to securityholders could occur. If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of such payments could result. If the transfer of receivables by the seller to the issuer is treated as a pledge instead of a sale, a tax or governmental lien on the property of the seller arising before the transfer of the receivables to the issuer may have priority over the issuer's interest in those receivables. If the transactions are treated as a sale, the receivables would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors.

AmSouth Bank's insolvency    AmSouth Bank and the seller intend that the
could reduce or delay        transfer of receivables from AmSouth Bank to the
payments on your             seller be treated as a sale. If AmSouth Bank were
securities.                  to become insolvent, the FDIA, as amended by
                             FIRREA, gives certain powers to the FDIC, if it were approved as receiver. FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to an issuer of payments collected on the receivables.

                             Under FIRREA, if the transfer of the receivables to the issuer were characterized as a loan secured by a pledge of receivables rather than a sale, that issuer's security interest in the receivables should be respected by the FDIC if:

                                 . AmSouth Bank's transfer of the receivables
                                   is the grant of a valid security interest in the receivables to that issuer;

                                 . AmSouth Bank becomes insolvent and the FDIC
                                   is appointed conservator or receiver of
                                   AmSouth Bank and

                                 . the security interest:

                                     (1) is validly perfected before AmSouth
                                         Bank's insolvency, and

                                     (2) was not taken in contemplation of
                                         AmSouth Bank's insolvency or with the
                                         intent to hinder, delay or defraud
                                         the seller or its creditors.

                             In addition, effective as of September 11, 2000, a regulation promulgated by the FDIC will provide, among other things, that the FDIC will not seek to recharacterize a transfer of receivables as a secured loan if such transfer satisfies the conditions for sale accounting under GAAP and satisfies certain other requirements of the regulation.

                             If the FDIC were to assert a different position, or the new FDIC regulation were inapplicable, you might experience delays and/or reductions in payments on your securities. In addition, the FDIC might have the right to repay the securities early and for an amount which may be greater or less than their principal balance. For example, under the FDIA, the FDIC could--

                                 . require the issuer or the indenture trustee
                                   to go through an administrative claims
                                   procedure to establish its right to those payments;

                                 . request a stay of proceedings with respect
                                   to AmSouth Bank; or

                                 . reject AmSouth Bank's sales contract and
                                   limit the issuer's resulting claim to
                                   actual direct compensatory damages.

                             See "Material Legal Aspects of the Receivables-- Other Limitations."

AmSouth Bank and the         AmSouth Bank, the seller and their affiliates are
seller have limited          generally not obligated to make any payments to
obligations to an issuer     you on your securities. AmSouth Bank, the seller
and will not make payments   and their affiliates do not guarantee payments on
on the securities.           the receivables or your securities. However,
                             AmSouth Bank will make representations and warranties about the characteristics of the receivables.

                             If AmSouth Bank breaches a representation or warranty for a receivable, AmSouth Bank may be required to repurchase that receivable. If AmSouth Bank fails to repurchase that receivable, you might experience delays and/or reductions in payments on your securities. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables."

                             In addition, in some circumstances, the servicer may be required to purchase receivables. If the servicer fails to purchase receivables, you might experience delays and/or reductions in payments on your securities. See "Description of the Transfer and Servicing Agreements--Servicing Procedures."

Interests of other persons   Due to, among other things, liens for repairs of
in the receivables and       a financed vehicle or for unpaid taxes of an
financed vehicles could be   obligor, the issuer could lose the priority of
superior to the issuer's     its security interest in a financed vehicle.
interest, which may result   Neither AmSouth Bank nor the servicer will have
in reduced payments on       any obligation to repurchase or purchase,
your securities.             respectively, a receivable if these liens result
                             in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee or indenture trustee. See "Material Legal Aspects of the Receivables--Security Interests in the
                             Financed Motor Vehicles."

Commingling of assets by     Unless otherwise provided in the prospectus
the servicer could reduce    supplement, the servicer will be required to
or delay payments on the     deposit all collections and proceeds of the
securities.                  receivables collected during each collection
                             period into the collection account within three business days of receipt. However, in the event that

                                 . there exists no servicer default under the
                                   transaction documents,

                                 . the credit enhancement provider, if any,
                                   consents, and

                                 . each other condition to making monthly or
                                   less frequent deposits as may be required by the applicable rating agencies are satisfied,

                             the servicer will not be required to deposit collections into the collection account until on or before the business day on which the funds are needed to make the required distributions to securityholders. If such requirements are satisfied, the servicer will also deposit the aggregate purchase price of any receivables purchased by it into the collection account on the same date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds. If the servicer were unable to remit such funds, the securityholders might incur a loss. To the extent set forth in the prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related issuer to secure timely remittances of collections on the receivables and payment of the aggregate purchase price of the receivables purchased by the servicer.

Extensions and deferrals     In some circumstances, the servicer may permit an
of payments on receivables   extension on or deferral of payments due on
could increase the average   receivables on a case-by-case basis. In addition,
life of the securities.      the servicer may from time to time solicit or
                             offer obligors an opportunity to defer payments.
                             Any of these deferrals or extensions may extend the maturity of the receivables and increase the weighted average life of the securities. The weighted average life and yield on your securities may be adversely affected by extensions and deferrals on the receivables.
                             However, unless otherwise provided in the prospectus supplement, the servicer must purchase the receivable from the issuer if any payment deferral of a receivable extends the term of the receivable beyond the latest final scheduled distribution date for any class of related securities.

If AmSouth Bank is no        If AmSouth Bank is removed as servicer or is no
longer the servicer, you     longer able to act as the servicer, there may be
may experience delays in     delays in processing payments or losses on the
payment or losses on your    receivables because of the disruption of
securities.                  transferring servicing to the successor servicer,
                             or because the successor servicer is not as experienced in servicing as AmSouth Bank. This might cause you to experience delays in payments or losses on your securities.

A class of securities will   Payments of interest and/or principal on the
be subject to greater        securities of any class of securities may be
credit risk if it is         subordinated in priority of payment to interest
subordinated to another      and/or principal due on one or more other classes
class of securities.         of securities in the same series. As a result, if
                             your class of securities is subordinated, you will not receive any distributions on a distribution date until the full amount of interest and/or principal of senior classes has been allocated to those senior securities. In addition, a subordinate class of securities of a series may not be entitled to vote on matters while any senior classes remain outstanding. The prospectus supplement will describe the extent of any subordination.

The application of the       In some circumstances, the Soldiers' and Sailors'
Soldier's and Sailor's       Civil Relief Act of 1940, as amended and similar
Civil Relief Act may lead    state legislation may limit the interest payable
to delays in payment or      on a receivable during an obligor's active
losses on your securities.   military duty. This legislation could adversely
                             affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor's period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities.

The absence of a secondary   Unless otherwise specified in the prospectus
market could limit your      supplement, the securities will not be listed on
ability to resell your       any securities exchange. As a result, if you want
securities.                  to sell your securities you must locate a
                             purchaser that is willing to purchase those securities. The underwriters intend to make a secondary market for the securities. The underwriters will do so by offering to buy the securities from investors that wish to sell.
                             However, the underwriters will not be obligated to make offers to buy the securities and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity.
                             There have been times in the past where there have been very few buyers of asset backed securities, and there may be these times again in the future. As a result, you may not be able to sell your securities when you want to do so or you may not be able to obtain the price that you wish to receive.

You may not be able to       Unless otherwise specified in the prospectus
exercise your rights as a    supplement, each class of securities of a given
securityholder directly.     series will be initially represented by one or
                             more certificates registered in the name of Cede
                             & Co., or any other nominee for The Depository
                             Trust Company set forth in prospectus supplement, and will not be registered in the names of the holders of the securities of such series or their nominees. Unless otherwise specified in the prospectus supplement, persons acquiring beneficial ownership interests in any series of securities may hold their interests through The
                             Depository Trust Company in the United States or
                             Clearstream Bank, societe anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any applicable trustee or indenture trustee as certificateholders, noteholders or securityholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of securityholders indirectly through The
                             Depository Trust Company and its participating organizations. See "Description of the
                             Securities--Book-Entry Registration."

The securities may not be    The securities are not a suitable investment if
a suitable investment for    you require a regular or predictable schedule of
you.                         payments or payment on any specific date. The
                             securities are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

The ratings for the          We will issue a class of securities under this
securities are limited in    prospectus only if that class receives the rating
scope, may not continue to   specified in the prospectus supplement. The
be issued and do not         rating considers only the likelihood that the
consider the suitability     issuer will pay interest on time and will
of the securities for you.   ultimately pay principal in full or make full
                             distributions of certificate balance. A security rating is not a recommendation to buy, sell or hold the securities. The rating agencies may revise or withdraw the ratings at any time.
                             Ratings on the securities do not address the timing of distributions of principal on the securities prior to the applicable final scheduled distribution date. The ratings do not consider the prices of the securities or their suitability to a particular investor. If a rating agency changes its rating or withdraws a rating, no one has an obligation to provide additional credit enhancement or to restore the original rating.

                               Capitalized Terms

    The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary starting on page 73.

                          Description of the Issuers

    With respect to each series of securities the seller, AmSouth Auto Receivables LLC, a wholly-owned special purpose, bankruptcy remote subsidiary of AmSouth Bank, will establish a separate issuer that will issue the securities of that series. Each issuer will be either a limited liability company formed pursuant to a limited liability agreement or a trust formed pursuant to a trust agreement between the seller and the trustee specified in the prospectus supplement for that trust. The issuer will be formed in accordance with the laws of Delaware or New York, as specified in the prospectus supplement. The seller will sell and assign the receivables and other specified issuer property to the issuer in exchange for those securities.

    The issuer may issue asset-backed notes and may, if a trust, issue asset-backed certificates, in one or more classes, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in the prospectus supplement. The notes and certificates of a series are collectively referred to as securities. Any notes that are issued will represent indebtedness of the issuer and will be issued and secured pursuant to an indenture between the issuer and the indenture trustee specified in the prospectus supplement. Any certificates that are issued will represent beneficial interests in that trust.

    To the extent specified in the prospectus supplement, the property of each issuer will include:

  . a pool of fixed rate motor vehicle installment sales contracts and installment loans made by AmSouth Bank, its predecessors in interest, or an affiliate or through a dealer that sold a motor vehicle, all of which are secured by new and/or used automobiles and/or trucks;

  . the seller's right to all documents and information contained in the receivables files;

  . collections and all other amounts due under the receivables after the cut-off date specified in the prospectus supplement;

  . security interests in the new and used automobiles and/or trucks financed by the receivables;

  . any of AmSouth's rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

  . some of AmSouth Bank's rights relating to the receivables under agreements between AmSouth Bank and the dealers that sold the financed vehicles;

  . all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the prospectus supplement);

  . the rights of the issuer under the sale and servicing agreement;

  . the rights under any credit enhancement to the extent specified in the prospectus supplement;

  . any other property specified in the prospectus supplement; and

  . all proceeds of the foregoing.

    To the extent specified in the prospectus supplement, an insurance policy, reserve fund, spread account or other form of credit enhancement may be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities. To the extent specified in the prospectus supplement, an interest rate or currency swap or other hedge agreement may also be a part of the property of any given issuer or may be held by the trustee or the indenture trustee for the benefit of holders of the related securities.

    If so provided in the prospectus supplement, the property of an issuer may also include a pre-funding account, into which the seller will deposit cash and which will be used by the issuer to purchase receivables from AmSouth Bank during a specified period. Any receivables so conveyed to an issuer will also be assets of the issuer.

    Prior to formation, each issuer will have no assets or obligations. After formation, each issuer will not engage in any activity other than acquiring and holding the related receivables, issuing the related securities, distributing payments in respect thereof and any other activities described in this prospectus, in the prospectus supplement and in the trust agreement or limited liability company agreement of the issuer, as applicable. Each issuer will not acquire any receivables or assets other than the Issuer Property.

                           Description of the Trustee

    The trustee for any issuer that is a trust will be specified in the prospectus supplement. The trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related trust agreement. The trustee may resign at any time, in which event the administrator, or the servicer, will be obligated to appoint a successor trustee. The servicer or administrator of each trust may also remove the trustee if:

  . the trustee ceases to be eligible to continue as trustee under the related trust agreement, or

  . the trustee becomes insolvent.

    In either of these circumstances, the servicer or administrator must appoint a successor trustee. If the trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

    The principal offices of each trust and the related trustee will be specified in the applicable prospectus supplement.

                         Description of the Receivables

The Receivables

    The receivables consist of motor vehicle retail installment sales contracts and installment loans. These contracts and loans are secured by new and used automobiles and/or trucks manufactured by a number of automobile manufacturers. The receivables to be transferred to any issuer have been or will be originated by participating dealers or will be originated by AmSouth Bank or an affiliate directly lending to borrowers. In addition, some of the receivables may have been originated by First American National Bank or purchased by AmSouth Bank. See "AmSouth Bank's Origination and Servicing Procedures."

    Historically, a substantial portion of the AmSouth Bank's portfolio of motor vehicle loans are located in Alabama, Mississippi, Florida, Georgia and Tennessee and that area of the country generally.

The Receivables Pool

    The receivables to be purchased by each issuer, also known as the receivables pool, will be selected by the seller based upon the satisfaction of several criteria, including that each receivable:

  . is secured by a financed motor vehicle that contractually was required to be insured at the inception of the loan and, as of the related cut-off date, has not been repossessed without reinstatement;

  . has not been identified on the computer files of AmSouth Bank as relating to an obligor who was the subject of a bankruptcy proceeding as of the related cut-off date;

  . provides for fully amortizing level scheduled monthly payments, except for the first and last payment, which may be minimally different from the level payments, and for the accrual of interest according to either the Simple Interest Method or the Scheduled Interest Method;

  . not be 30 days or more delinquent on the related cut-off date; and

  . satisfies any additional criteria specified in the prospectus supplement.

The seller will not use any selection procedures in selecting the receivables for each receivables pool that are materially adverse to the securityholders of that series.

    The seller will sell or transfer receivables having an aggregate principal balance specified in the prospectus supplement as of the cut-off date to the applicable issuer. The purchase price paid by each issuer for each receivable included in the Issuer Property of the issuer will either reflect the principal balance of the receivable as of the cut-off date calculated under the Scheduled Interest Method or Simple Interest Method or another method as specified in the prospectus supplement.

    Additional information with respect to the receivables pool securing each series of securities will be set forth in the prospectus supplement including, to the extent appropriate, the composition of the receivables, the distribution by annual percentage rate, the distribution by the states where the receivables were originated and the portion of the receivables pool secured by new vehicles and used vehicles.

Calculation Methods

    Each of the receivables included in the Issuer Property of an issuer will be a fixed rate contract where the allocation of each payment between interest and principal is calculated using either the Scheduled Interest Method or the Simple Interest Method.

    "Simple Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges, principal and other charges based on the actual date on which a payment is received. For these receivables, interest accrued as of the actual payment date is paid first, and then the remaining payment is applied to the unpaid principal balance and then to other charges. Accordingly, if an obligor pays the fixed monthly installment in advance of the due date, the portion of the payment allocable to interest for that period since the preceding payment will be less than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly greater. Conversely, if an obligor pays the fixed monthly installment after its due date, the portion of the payment allocable to interest for the period since the preceding payment will be greater than it would be if the payment were made on the due date, and the portion of the payment allocable to reduce the principal balance will be correspondingly smaller. When necessary, an adjustment is made at the maturity of the receivable to the scheduled final payment to reflect the larger or smaller, as the case may be, allocations of payments to interest or principal under the receivable as a result of early or late payments, as the case may be. Late payments, or early payments, on a Simple Interest Receivable may result in the obligor making a greater--or smaller--number of payments than originally scheduled. The amount of additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of an originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate, as is described in the following paragraph.

    "Scheduled Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of the Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the receivable type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to noteholders and certificateholders will not be affected by Rule of 78s rebates, because all allocations on Scheduled Interest Receivables are made using the actuarial method. The portion of a pool of receivables which consists of Scheduled Interest Receivables will be specified in the accompanying prospectus supplement.

              Amsouth Bank's Origination and Servicing Procedures

    The following is a description of the origination, underwriting and servicing of AmSouth Bank's portfolio of motor vehicle loans as of the date of this prospectus. The prospectus supplement will describe any material changes to this information with respect to the origination, underwriting and servicing of the pool of receivables transferred to the related issuer.

Origination

    AmSouth Bank, its predecessors in interest, and affiliates, or collectively, the originators, may originate receivables in any of the following ways:

  . making a direct loan to an obligor either through the originator directly or through a dealer that performs certain ministerial loan processing functions on behalf of the originator,

  . purchasing a retail installment sales contract from a dealer pursuant to a dealer agreement between the originator and the dealer,

  . purchasing/originating a receivable pursuant to a flow agreement with a third party, or

  . bulk purchases of receivable portfolios from third parties.

    The originators establish and maintain relationships with dealers. AmSouth Bank and its affiliates select dealers based upon the dealer's commercial reputation, the prior experience of the dealer or the dealer's predecessor organization and, in some cases, a financial review of the dealer. Each dealer from whom an originator purchases a receivable or that performs certain ministerial loan processing functions for direct loans generally must execute a dealer agreement with the originator that, among other things, sets out the guidelines and procedures of the purchasing and origination process. AmSouth Bank and its affiliates enter into dealer agreements primarily with dealers that are franchised to sell new motor vehicles and also with some dealers that sell used motor vehicles. In addition to purchasing receivables from dealers, AmSouth Bank or its affiliates may also extend loans and lines of credit to some dealers for, among other things, inventory financing and other commercial purposes. AmSouth Bank and its affiliates only extends loans or lines of credit to dealers based upon a financial review, and these dealers are evaluated through periodic financial reviews and formalized credit review procedures.

    These dealer agreements provide for the repurchase by the dealer of any receivable for its outstanding principal balance, plus accrued but unpaid interest, if any representations or warranties made by the dealer relating to the receivable are breached. The representations and warranties typically relate to the origination of the receivable and the security interest in the related financed vehicle and not to the collectibility of the receivable or the creditworthiness of the obligor thereunder. The originators offer risk-based pricing programs to dealers to cover various levels of obligor risk.

    Each originator also may establish and maintain relationships with third parties who will refer individual receivable applications to such originator or sell individual receivables to the originator from time to time. Each of these parties must execute a flow agreement with such originator which sets out, among other things, the guidelines and procedures of the purchasing process. Such flow agreements provide for the repurchase by the flow party of any receivable if any representations or warranties made by the flow party relating to the receivable are breached.

Underwriting

    Receivables that are directly originated by AmSouth Bank and its affiliates or purchased from a dealer pursuant to a dealer agreement will have been originated in accordance with AmSouth Bank's established underwriting policies and procedures. Receivables purchased from a third party pursuant to a flow agreement or in a bulk will have been originated in accordance with the underwriting standards of the third party. In the case of receivables purchased in bulk or for flow agreement receivables purchase, as specified in the prospectus supplement, the receivables will either be re-underwritten pursuant to AmSouth Bank's underwriting standards or AmSouth Bank's underwriting standards will be used solely to assist in the determination of the purchase price AmSouth Bank or its affiliate is willing to pay for a third parties' portfolio of receivables.

    AmSouth Bank's policies and procedures are intended to assess the applicant's ability and willingness to repay the amounts due on the receivable and to establish the adequacy of the financed vehicle as collateral. The underwriting policies and procedures are intended to guide and complement, but not replace, the judgment of the credit underwriter in reviewing a credit application. Exceptions to underwriting guidelines are permitted within certain established parameters.

    The credit underwriting process requires applicants to complete an application which generally includes such information as the applicant's income, residential status, liabilities, credit and employment history and other personal information. Upon receipt of an application, the application is reviewed for completeness and a credit report is obtained from an independent credit bureau, which the Bank reviews to determine the applicant's current credit status and past credit performance. Where necessary, more than one independent credit report may be obtained. AmSouth Bank may also conduct an additional investigation, which may consist of some or all of the following steps: requiring written proof of employment and income, direct telephone verification of an applicant's employment, and discussions with the originating dealer to resolve concerns about the applicant's creditworthiness.

    Credit scoring systems are used to assist in the processing of the applications including the Fair, Isaac Auto Enhanced bureau score and a custom built scorecard derived from the Fair, Isaac Auto Enhanced bureau. The credit scores are used to increase the productivity of the underwriters, automatically approve and decline applications, recommend, approve or reject decisions and to route applications to more experienced underwriters. Applications identified by score as less creditworthy may either be automatically declined or routed to more experienced underwriters for their concurrence before an approval is rendered. Conversely, applications identified by score as creditworthy may either be automatically approved or routed to underwriters for their concurrence before an acceptance is rendered. Applications scoring below the established score guidelines, are usually declined. Only if these are strong mitigating factors they are referred to senior management for approval.

    In making credit decisions and determining the amount and terms of financing that will be offered, credit underwriters rely on credit scores derived from the proprietary score card and the credit bureau reports, as well as the relationships among the applicant's income, debt and expenses generally and debt and expenses related to the proposed receivable and the age and value of the motor vehicle. The applicant's creditworthiness may be further evaluated through verification of employment and/or income of the applicant. Additionally, other factors deemed appropriate by the credit underwriter may be evaluated and/or verified prior to making the credit decision.

    AmSouth Bank generally will not finance more than approximately 120% of the "value" of the vehicle. For new motor vehicles, "value" is determined by the lesser of purchase price or manufacturer's invoice and includes dealer installed options. For used motor vehicles, "value" is the "clean" wholesale value reported by normally accepted used car guides. A vehicle more than seven years old is considered an exception. All overrides are monitored for performance and reported to management on a regular basis.

    Credit decisions are communicated to the dealers. In the case of a declined application, AmSouth Bank's practice is to explain the reason for the declination to the dealer and send a declination letter to the applicant.

    The standard maximum term for a receivable depends on the age of the financed vehicle and the loan-to-value ratio. The maximum term for a new vehicle is 72 months and the maximum term for a vehicle that is seven or more years old is 30 months.

    Exceptions to the above credit parameters are made at the discretion of the credit underwriter and/or credit manager with the appropriate decision authority. In considering any exception, AmSouth Bank looks for compensating factors in the borrower's credit such as a higher credit score or lower advance rate than would otherwise be required to approve such loan if the borrower had otherwise satisfied each of the underwriting criteria. AmSouth Bank's exceptions policy is designed to ensure that the credit quality of the loan subject to any such exception is consistent with the credit quality of AmSouth Bank's other loans. Underwriters are assigned specific dollar and decision authority based on experience, performance results and position. The greater the deviation from established policy, the higher the level of authority required. The underwriters are limited in the number of policy rule exceptions they may make.

Subsequent Receivables

    Subsequent receivables may be originated at a later date using credit criteria different from those which were applied to any initial receivables and may be of a different credit quality.

Servicing Procedures

    AmSouth Bank or another entity specified in the prospectus supplement will be responsible, as the servicer, for managing, administering, servicing and making collections efforts on the Receivables held by each issuer. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables.

    The servicer places great emphasis on the collection of delinquent accounts. The commencement of such efforts are governed by an obligor's payment history profile. AmSouth Bank's practice is to begin collection activities with respect to delinquent receivables on the fifth day following the due date for high risk loans, and the sixteenth date after the due date for low risk loans. During this period collection personnel are connected with delinquent obligors using predictive dialers, which organize obligors into calling queues based on outstanding loan balances, risk grades and past history of delinquency. Collection personnel make a follow up call at a minimum of once each seven day period. On the 11th day after the due date, a late notice is mailed to the obligor, and a late fee ranging from $15 to $25 is assessed, based upon a fixed percentage of the monthly payment.

    Receivables that are 45 days delinquent for high risk loans and 60 days delinquent for low risk loans are assigned to personnel in the loss prevention unit. If attempts to contact the delinquent obligor fail, the collection officer may attempt to contact the obligor's references. Repossession procedures begin when all other collection efforts are exhausted.

    AmSouth Bank follows specific procedures with respect to repossessions and uses local unaffiliated independent bonded and insured contractors to perform repossessions. Once a motor vehicle is repossessed, a notice of repossession is sent to the obligor, detailing the requirements that must be met for the obligor to redeem the financed vehicle. Motor vehicles that remain unredeemed beyond the required state law notice period are remarketed through various channels, including auction sales, consignment sales and direct sales to dealers.

    Receivables that are more than 120 days delinquent or that have been assigned for repossession are charged-off at the end of the month in which they reach this level of delinquency.

    Any deficiencies remaining after the full write-off or repossession and sale of the related motor vehicle are pursued by AmSouth Bank when and to the extent practical and legally permitted. Collection personnel continue to contact the obligors to establish repayment schedules, and may refer the account to local counsel with instructions to file suit and obtain a judgement or refer the account to a collection agency, until the account is paid in full or the obligor files for bankruptcy.

Extensions

    AmSouth Bank has specific procedures with respect to contract extensions. Extensions may be granted to a current or delinquent customer to cure a short term cash flow problem and an extension fee may be charged. Extensions are granted on an individual basis and are reported and monitored closely. Generally, the extension policy requires that:

  .  at least nine monthly payments must have been made on the account;

  .  only one extension may be granted during any 12 month period;

  .  only two extensions may be granted during any five year period; and

  . the request for an extension must be based upon a legitimate non-recurring reason.

    AmSouth Bank may, from time to time, also solicit or offer holiday extensions to obligors who meet well-defined eligibility criteria, without any penalty or processing fees. AmSouth Bank does not anticipate initiating more than two such holiday extensions per year.

    AmSouth Bank may also move the due date forward at the written request of an obligor, provided that the next payment is not due for at least 15 days and no late fees are outstanding. If the due date is being changed by more than 10 days, the obligor will also have to pay interest for the number of days greater than 10 that the due date is changing. Such a change of the due date is not deemed to be an extension and no extension fee is charged.

Insurance

    Each receivable requires the obligor to obtain and maintain collision and, comprehensive, insurance on each motor vehicle. As a prerequisite to acquiring a loan, the obligor must provide the originator with evidence of acceptable insurance, in the form of either a certificate of insurance, a binder or an agreement evidencing a commitment to provide insurance to the obligor. In the event such insurance coverage is not maintained, the servicer has the right, but is not obligated, to declare the receivable to be in default. The servicer will not purchase a policy and charge the obligor for the amount of the premium of the insurance policy to cover any financed vehicle. However, in the event that an obligor's insurance coverage lapses, the servicer may foreclose on the receivable.

Delinquency and Loss Information

    Information concerning the experience of AmSouth Bank or other entity acting as servicer, pertaining to delinquencies, loan losses and recoveries with respect to its portfolio of receivables will be set forth in each prospectus supplement. There can be no assurance that the delinquency, loan loss and recovery experience on any receivables related to a series of securities will be comparable to prior experience or to the information provided.

                             Prefunding Arrangement

    To the extent provided in the prospectus supplement for a series of securities, the related sale and servicing agreement or indenture may provide for a prefunding arrangement under which the related issuer commits to subsequently purchase additional receivables from the seller following the date on which the issuer is established and the related securities are issued for a period not to exceed twelve months and in an amount not to exceed 40% of the initial principal balance of the securities. With respect to a series of securities, the prefunding arrangement will require that any subsequent receivables transferred to the issuer conform to the requirements and conditions provided in the related sale and servicing agreement including the requirement that the subsequent receivables satisfy all of the same credit and underwriting criteria as the initial receivables. If a prefunding arrangement is utilized in connection with the issuance of a series of securities, the servicer will establish an account, known as the prefunding account, in the name of the indenture trustee for the benefit of the securityholders into which a portion of the net proceeds received from the sale of the securities will be deposited and from which funds will be released during a specified period to purchase subsequent receivables from the seller. Upon each conveyance of subsequent receivables to the applicable issuer, an amount equal to the purchase price paid by the seller to AmSouth Bank for the subsequent receivables will be released from the prefunding account and paid to the seller. If the amounts deposited in the prefunding account are not completely used by the end of the funding period, the remaining amounts in the prefunding account will be applied to prepay the securities. Regular periodic information regarding the subsequent receivables will be included under Item 5 in each Current Report filed on Form 8-K with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, as amended, with respect to each issuer to which subsequent receivables have been transferred.

    The utilization of a prefunding arrangement for a series of securities is intended to improve the efficiency of the issuance of the securities and the sale of the receivables to the related issuer through the incremental delivery of the applicable receivables on the Closing Date and during a specified period following the Closing Date for that series of securities. Prefunding arrangements allow for a more even accumulation of the receivables by the seller and AmSouth Bank and the issuance of a larger principal amount of securities than would be the case without a prefunding arrangement.

    Although subsequent receivables will be subject to the same credit criteria and underwriting guidelines applied with respect to the origination of the initial receivables, subsequent receivables may be of a different credit quality and seasoning. The credit quality of the subsequent receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall pool of receivables. The portfolio of initial receivables will also be subject to greater seasoning than the subsequent receivables due to the length of time elapsed from the dates of origination of those receivables and the sale of those receivables to the related issuer. Accordingly, less historical performance information will be available with respect to the subsequent contracts. Moreover, following the transfer of subsequent receivables to the applicable issuer, the characteristics of the entire pool of receivables included in the issuer may vary from those of the receivables initially transferred to the issuer.

                     Maturity and Prepayment Considerations

    The weighted average life of the notes and the certificates of any series will generally be influenced by the rate at which the principal balances of the receivables are paid, which payments may be in the form of scheduled payments or prepayments. Each receivable is prepayable in full by the obligor at any time. Some receivables may require the obligor to pay a prepayment penalty if the obligor prepays all or a portion of the receivables. Full and partial prepayments on motor vehicle receivables included in the Issuer Property of an issuer will be paid or distributed to the related securityholders on the next Distribution Date following the Collection Period in which they are received. To the extent that any receivable included in the Issuer Property of an issuer is prepaid in full, whether by the obligor, or as the result of a purchase by the servicer or a repurchase by AmSouth Bank or otherwise, the actual weighted average life of the receivables included in the Issuer Property of the issuer will be shorter than a weighted average life calculation based on the assumptions that payments will be made on schedule and that no prepayments will be made. Weighted average life means the average amount of time until the entire principal amount of a receivable is repaid. Full prepayments may also result from liquidations due to default, receipt of proceeds from theft, physical damage, credit life and credit disability insurance policies, repurchases by the seller as a result of the failure of a receivable to meet the criteria set forth in the related sale and servicing agreement or purchases by the servicer as a result of a breach of its covenants with respect to the receivables made by it or its servicing duties in the related sale and servicing agreement. In addition, early retirement of the securities may be effected by the servicer exercising its option to purchase the remaining receivables included in the Issuer Property of the issuer on any Distribution Date as of which the Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date, has declined to or below the percentage of the Original Pool Balance specified in the prospectus supplement. See "Description of the Transfer and Servicing Agreements--Purchase of Receivables by the Servicer."

    The rate of full prepayments by obligors on the receivables may be influenced by a variety of economic, social and other factors. These factors include the unemployment rate, servicing decisions, seasoning of loans, destruction of vehicles by accident, loss of vehicles due to theft, sales of vehicles, market interest rates, the availability of alternative financing and restrictions on the obligor's ability to sell or transfer the financed motor vehicle securing a receivable without the consent of the servicer. Any full prepayments or partial prepayments applied immediately will reduce the average life of the receivables.

    AmSouth Bank can make no prediction as to the actual prepayment rates that will be experienced on the receivables included in the Issuer Property of any issuer in either stable or changing interest rate environments. Securityholders of each series will bear all reinvestment risk resulting from the rate of prepayment of the receivables included in the Issuer Property of the related issuer.

                        Pool Factor and Pool Information

    For each issuer, the Pool Factor will be a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of (1) the Original Pool Balance plus (2) the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent Cut-off Date. The Pool Factor will be 1.000000 as of the Closing Date; thereafter, the Pool Factor will decline to reflect reductions in the Pool Balance. The amount of a securityholder's pro rata share of the Pool Balance for a given month can be determined by multiplying the original denomination of the holder's security by the Pool Factor for that month.

    With respect to each issuer, the securityholders of record will receive monthly reports from the trustee or indenture trustee, as applicable, concerning payments received on the receivables, the Pool Balance, the Pool Factor and other relevant information. The Depository Trust Company will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable. Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by federal and/or state law. See "Description of the Securities--Statements to Securityholders."

                                Use of Proceeds

    The net proceeds from the sale of securities of a given series will be applied by the seller (1) to purchase the receivables from AmSouth Bank and/or its affiliates, as applicable, pursuant to the related purchase agreement, (2) to deposit any amounts if applicable, to the prefunding account and to fund any other collateral accounts and (3) to pay other expenses in connection with the issuance of the securities. Any remaining amounts will be added to the seller's general funds.

                           Description of the Seller

    The seller, AmSouth Auto Receivables LLC, a wholly-owned, special purpose, bankruptcy remote subsidiary of AmSouth Bank, was formed as a limited liability company under the laws of the State of Delaware on June 2, 2000 and has a limited operating history. The seller was organized solely for the limited purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The seller's limited liability company agreement limits the activities of the seller to the foregoing purposes and to any activities incidental to and necessary for these purposes. The principal offices of the seller are located at 1900 Fifth Avenue, North, AmSouth Sonat Tower, Birmingham, Alabama 35203.

                          Description of AmSouth Bank

    AmSouth Bank, a banking corporation organized under the laws of the State of Alabama, is a wholly owned subsidiary of AmSouth Bancorporation, a Delaware financial services holding company. AmSouth Bank is engaged in banking and related activities, including providing automotive financing to its customers and to automotive dealers and their customers. The principal executive offices of AmSouth Bank are at 1900 Fifth Avenue, North, Birmingham, Alabama 35203. The telephone number of AmSouth Bank is (205) 326-5300.

                         Description of the Securities

    A series of securities may include one or more classes of notes and certificates. Each issuer will issue the notes and the certificates for a particular series to the holders of record of the notes and the holders of record of the certificates, respectively. The following summary, together with the summaries contained under "Description of the Notes" and "Description of the Certificates" in the prospectus supplement, describe all of the material terms of the offered securities. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes, the indenture, the certificates, the sale and servicing agreement, the trust agreement and the prospectus supplement, as applicable.

The Notes

    With respect to each issuer that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The prospectus supplement will specify which class or classes of notes, if any, of a series are being offered pursuant to the prospectus supplement.

    Unless the prospectus supplement specifies that the notes are offered in definitive form, the notes will be available for purchase in the denominations specified in the prospectus supplement and in book-entry form only. Noteholders will be able to receive notes in definitive registered form only in the limited circumstances described herein or in the prospectus supplement. See "Description of the Securities--Definitive Securities."

    The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a given series will be described in the prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, payments of interest on the notes of such series will be made prior to payments of principal thereon. To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Notes entitled to

  . principal payments with disproportionate, nominal or no interest payments or

  . interest payments with disproportionate, nominal or no principal payments.

    Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Notes, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of notes of a given series or the method for determining such interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the prospectus supplement, including at the end of a prefunding period or as a result of the seller's, servicer's or another entity's exercising of its option to purchase the receivables.

    To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in such prospectus supplement. Noteholders of these notes would be entitled to receive as payments of principal on any given Distribution Date the applicable amounts set forth on such schedule with respect to such notes, in the manner and to the extent set forth in the prospectus supplement.

    If so specified in the prospectus supplement, payments of interest to all noteholders of a particular class or to one or more other classes will have the same priority. Under some circumstances, the amount available for such payments could be less than the amount of interest payable on the notes on any Distribution Date, in which case each noteholder of a particular class will receive its ratable share, based upon the aggregate amount of interest due to such class of noteholders, of the aggregate amounts available to be distributed on the notes of such series.

    With respect to a series that includes two or more classes of notes, each class may differ as to the timing and priority of payments, seniority, allocations of losses, final maturity date, interest rate or amount of payments of principal or interest, or payments of principal or interest in respect of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of notes will be set forth in the prospectus supplement. Generally, the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the notes of a series dictate the applicable specified events with respect to such series. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of such class.

    If the seller, the servicer or another entity exercises its option to purchase the receivables of an issuer in the manner and on the respective terms and conditions described under "Description of the Transfer and Servicing Agreements--Termination," the outstanding notes will be redeemed as set forth in the prospectus supplement.

The Certificates

    If the issuer is a trust, the series will also include one or more classes of certificates. The certificates will be issued by the issuer pursuant to the terms of a trust agreement, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. The prospectus supplement will specify which class or classes of certificates, if any, of a series are being offered pursuant to the prospectus supplement.

    Unless the prospectus supplement specifies that certificates are offered in definitive form, the certificates will be available for purchase in the denominations specified in the prospectus supplement and in book-entry form only, other than the certificates sold to the seller, as described in the prospectus supplement.

    The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest on each class of certificates will be described in the prospectus supplement. Unless otherwise provided in the prospectus supplement, distributions of interest on such certificates will be made on the dates specified in the prospectus supplement and will be made prior to distributions with respect to principal of such certificates. To the extent provided in the prospectus supplement, a series may include one or more classes of Strip Certificates entitled to

  .distributions of principal with disproportionate, nominal or no interest distributions, or

  .interest distributions with disproportionate, nominal or no distributions of principal.

    Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for certain classes of Strip Certificates, or any combination of the foregoing. The prospectus supplement will specify the interest rate for each class of certificates of a given series or the method for determining such interest rate. Distributions on the certificates of a given series that includes notes may be subordinate to payments on the notes of such series as more fully described in the prospectus supplement. Distributions of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

    With respect to a series that includes two or more classes of certificates, each class may differ as to timing and priority of distributions, seniority, allocations of losses, interest rate or amount of distributions of principal or interest, or distributions of principal or interest of any such class or classes may or may not be made upon the occurrence of specified events relating to the performance of the receivables, including loss, delinquency and prepayment experience, the related subordination and/or the lapse of time or on the basis of collections from designated portions of the related pool of receivables. If an issuer issues two or more classes of certificates, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of interest and principal payments of each class of certificates will be set forth in the prospectus supplement. Generally the related rating agencies, the credit enhancement provider, if any, and the prevailing market conditions at the time of issuance of the certificates of a series dictate the applicable specified events with respect to such series.

Ratings of the Securities

    It will be a condition to the issuance of each class of securities specified as being offered by the prospectus supplement that each class of securities be rated in one of the four highest generic rating categories established for the securities by at least one nationally recognized statistical rating agency and receive the rating specified in the prospectus supplement by at least one rating agency.

Revolving Period and Amortization Period

    If the prospectus supplement so provides, there may be a period commencing on the date of issuance of a class or classes of notes or certificates of a series and ending in the date set forth on the prospectus supplement during which no principal payments will be made to one or more classes of notes or certificates of the related series as are identified in such prospectus supplement. All collections of principal otherwise allocated to such classes of notes or certificates may be

  . utilized by the issuer during the revolving period to acquire additional receivables which satisfy the criteria described under "The
    Receivables--General" in this prospectus and the criteria set forth in the prospectus supplement,

  . held in an account and invested in Eligible Investments for later distribution to securityholders,

  . applied to those notes or certificates of the related series as then are in amortization, if any, or

  . otherwise applied as specified in the prospectus supplement.

    An "amortization period" is the period during which an amount of principal is payable to holders of a series of securities which, during the revolving period, were not entitled to such payments. If so specified in the prospectus supplement, during an amortization period all or a portion of principal collections on the receivables may be applied as specified above for a revolving period and, to the extent not so applied, will be distributed to the classes of notes or certificates. In addition, the prospectus supplement will set forth the circumstances which will result in the commencement of an amortization period.

    Each issuer which has a revolving period may also issue to the related seller a certificate evidencing a retained interest in the issuer not represented by the other securities issued by such issuer. As further described in the prospectus supplement, the value of such retained interest will fluctuate as the amount of Issuer Property fluctuates and the amount of notes and certificates of the related series of securities outstanding is reduced. Each issuer will issue only one series of notes and/or certificates, however, each series may contain one or more classes of notes and certificates. The terms of each class of securities will be fully disclosed in the prospectus supplement for each series.

    If specified in the prospectus supplement, the issuer may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to other classes of securities of that series.

Book-Entry Registration

    If specified in the prospectus supplement, securityholders may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe, which in turn hold through DTC, if they are participants of those systems, or indirectly through organizations that are participants in those systems.

    DTC's nominee will be Cede & Co., unless another nominee is specified in the prospectus supplement. Accordingly, the nominee is expected to be the holder of record of any book-entry securities of any class or series. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, no securityholder will be entitled to receive a physical certificate representing its interest in a security. All references in this prospectus and in the prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from DTC participants. All references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders of book-entry securities refer to distributions, notices, reports and statements to DTC or its nominee, as the registered holder of the applicable securities, for distribution to securityholders in accordance with DTC's procedures with respect to the securities. See "Description of the Securities-- Definitive Securities" in this prospectus.

    Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of DTC participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system also is available to DTC indirect participants such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

    Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines--European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries.

    Because of time-zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    A securityholder, as used in this prospectus, means a holder of a beneficial interest in a book-entry security. Unless otherwise provided in the prospectus supplement, securityholders that are not DTC participants or DTC indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through DTC participants and DTC indirect participants. In addition, securityholders will receive all distributions of principal of and interest on securities from the Applicable Trustee, through the DTC participants, who in turn will receive them from DTC.

    Under a book-entry format, securityholders may experience some delay in their receipt of payments, since these payments will be forwarded by the Applicable Trustee to Cede & Co., as nominee for DTC. DTC will forward these payments to DTC participants which will then forward them to DTC indirect participants or securityholders. We anticipate that the only "noteholder" and "certificateholder" will be Cede & Co., as nominee of DTC. Securityholders will not be recognized by the trustee as noteholders or certificateholders, as these terms are used in the trust agreement and indenture. Securityholders will only be permitted to exercise the rights of securityholders indirectly through DTC, Clearstream or Euroclear and their respective participants or organizations.

    Under the Rules, DTC is required to make book-entry transfers of securities among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. DTC participants and DTC indirect participants with which securityholders have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective securityholders. Accordingly, although securityholders will not physically possess securities, the DTC rules provide a mechanism by which DTC participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of DTC participants, who in turn act on behalf of DTC indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those securities, may be limited due to the lack of physical certificates for those securities.

    DTC has advised the seller that it will take any action permitted to be taken by a noteholder under the indenture or a certificateholder under the trust agreement, only at the direction of one or more DTC participants to whose accounts with DTC the applicable notes or certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC participants whose holdings include those undivided interests.

    Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 28 currencies, including United States dollars.

    Clearstream provides to its Clearstream participants, among other things:

  . services for safekeeping, administration, clearance and settlement of internationally traded securities, and

  . securities lending and borrowing.

    Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulations by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include an underwriter of any series. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangement for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Operator, under contract with the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include an underwriter of any series. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the terms and conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the aforementioned terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

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

    Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear Operator will take any other action permitted to be taken by a securityholder under the indenture or trust agreement on behalf of a Clearstream participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect these actions on its behalf through DTC.

    DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures, and they may discontinue these procedures at any time.

    Except as required by law, neither the trustee nor the indenture trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the securities of any series held by DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Global Clearance, Settlement and Tax Documentation Procedures

    In most circumstances, the securities offered by this prospectus will be issued only as global securities which are registered and held by a depository. Security owners of the global securities may hold their global securities through any of DTC, Clearstream or Euroclear. The global securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

    Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding global securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear and the DTC participants.

    Non-U.S. holders of global securities may have to pay U.S. withholding taxes unless the holders meet the requirements for exemption from the tax and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

  Initial Settlement

    All global securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Security owners' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold their positions in accounts as DTC participants.

    Security owners electing to hold their global securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Security owner securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

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

    Security owners electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

  Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC seller and Clearstream or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the global securities against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream participant's or Euroclear participant's account. The global securities credit will appear the next day accounting to European time, and the cash debit will be back-valued to, and interest on the global securities will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead on the actual settlement date.

    Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing global securities wold incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective Depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

    Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

  . borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, under the clearing system's customary procedures;

  . borrowing the global securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

  . staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

  U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be required to pay the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless

  . each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

  . that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8 or new Form W-8BEN). Beneficial owners of global securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or new Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 changes (or new Form W-8BEN), a new Form W-8 (or new Form W-8BEN) must be filed within 30 days of that change.

    Exemption for non-U.S. Persons with effectively connected income (Form 4224 or new Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or New Form W-8ECI (Certificate of Foreign Persons Claim for Exemption from Withholding on Income Effectively Connected with the Conduct or Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or new Form W-8BEN). Non-U.S. Persons that are beneficial owners of global securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or new Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8 or new Form W-8BEN. Form 1001 may be filed by the certificate owner or his agent whereas new Form W-8BEN must be filed by the beneficial owner.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a global security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year, but Forms W-8, 1001 and 4224 will not be effective after December 31, 2000.

    A new Form W-8BEN, if furnished with a taxpayer identification number, ("TIN"), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A new Form W-8BEN, if furnished without a TIN, and a new Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

    The term "U.S. Person" means

  . a citizen or resident of the United States,

  . a corporation or partnership organized in or under the laws of the United States or any political subdivision of the United States,

  . an estate, the income of which is includible in gross income for United
    States tax purposes, regardless of its source, or

  . a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the global securities. Security owners are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the global securities.

    In 1997, final Treasury regulations were issued that modify the filing requirements with which non-U.S. persons must comply in order to be entitled to an exemption from U.S. withholding tax or a reduction to the applicable U.S. withholding tax rate. Those persons currently required to file Form W-8 or Form 1001 will be required to file new Form W-8BEN, while those persons currently required to file Form 4224 will be required to file new Form W-8ECI. These new withholding regulations generally are effective for payments of interest due after December 31, 2000, but Forms W-8, 1001 and 4224 filed before that date will continue to be effective until the earlier of December 31, 2000 or the current expiration date of those forms. Prospective investors are urged to consult their tax advisors about the effect of these new withholding regulations.

Definitive Securities

    The securities of a given series will be issued in fully registered, certificated form to owners of beneficial interests in a global security or their nominees rather than to DTC or its nominee, only

  . if the seller, the applicable trustee or indenture trustee or the administrator, as applicable, advises the trustee and indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depositary with respect to the securities, and the seller, the applicable trustee or indenture trustee or the administrator are unable to locate a qualified successor,

  . if after the occurrence of an event of default under the related indenture or an event of default under the related sale and servicing agreement, owners of beneficial interests in a global security representing in the aggregate more than 50% of the outstanding principal amount of the securities of that series advise the applicable trustee and indenture trustee through DTC participants in writing that the continuation of a book-entry system with respect to the securities through DTC is no longer in the best interest of those owners or

  . under any other circumstances specified in the prospectus supplement.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the applicable trustee and indenture trustee will be required to notify all owners of beneficial interests in a global security, through DTC participants, of the availability through DTC of securities in definitive registered form. Upon surrender by DTC of the definitive global securities representing the securities and instructions for re-registration, the applicable trustee and indenture trustee will reissue the securities in definitive registered form, and thereafter the applicable trustee and indenture trustee will recognize the holders of the definitive registered securities as securityholders.

    Payments or distributions of principal of, and interest on, the securities will be made by a paying agent directly to holders of securities in definitive registered form in accordance with the procedures set forth herein and in the related indenture or the related trust agreement. Payments or distributions on each Distribution Date and on the final scheduled Distribution Date, as specified in the prospectus supplement, will be made to holders in whose names the definitive securities were registered at the close of business on the Record Date. Payments or distributions will be made by check mailed to the address of each securityholder as it appears on the register maintained by the applicable trustee or indenture trustee or by other means to the extent provided in the prospectus supplement. The final payment or distribution on any security, whether securities in definitive registered form or the security registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final payment or distribution to securityholders.

    Securities in definitive registered form will be transferable and exchangeable at the offices of the applicable trustee or indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of securities in definitive registered form, which shall initially be the applicable trustee or indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee, indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

List of Securityholders

    With respect to the notes of any series, the related indenture trustee will provide to the issuer and the administrator, if any,

  . not more than five days after the earlier of (a) each Record Date and
    (b) three months after the last Record Date, a list of the names and addresses of the holders of the related notes as of such Record Date, and

  . at any other times that the issuer requests in writing, within 30 days after receipt by the related indenture trustee of the request, a list of the names and addresses of the holders of the related notes as of a date not more than ten days prior to the time the list is furnished.

    With respect to the certificates of any series, upon written request of the issuer, the related trustee will provide to the issuer and the administrator, if any, within 30 days after receipt of the issuer's request a list of the names and addresses of all certificateholders of record as of the most recent Record Date. Upon written request by three or more holders of the certificates of a given series or by holders of certificates evidencing not less than 25% of the aggregate outstanding principal amount of those certificates, the related trustee will afford the requesting certificateholders access during business hours to the current list of certificateholders for purposes of communicating with other certificateholders with respect to their rights under the related trust agreement or under the certificates.

    Neither the trust agreement, if applicable, nor the indenture will provide for the holding of annual or other meetings of securityholders.

Statements to Securityholders

    With respect to each series of securities, on each Distribution Date the applicable trustee or indenture trustee will include with each payment or distribution to each securityholder a statement setting forth for that Distribution Date the following information (and any additional information so specified in the prospectus supplement):

  . the amount of the distribution on or with respect to each class of the securities allocable to principal;

  . the amount of the distribution on or with respect to each class of the securities allocable to interest;

  . the aggregate distribution amount for that Distribution Date;

  . the payments to the related credit enhancement provider with respect to any credit or liquidity enhancement on that Distribution Date, after giving effect to changes thereto on that Distribution Date and the amount to be deposited in the spread account, if any;

  . the number of, and aggregate amount of monthly principal and interest payments due on, the related receivables which are delinquent as of the end of the related Collection Period presented in 30-day increments;

  . the aggregate servicing fee paid to the servicer with respect to the related receivables for the related Distribution Date;

  . the amount available in the collection account for payment of the aggregate amount payable or distributable on the securities, the amount of the servicing fee, the amount of any principal or interest shortfall with respect to each class of securities and the amount required from any applicable credit enhancement provider to pay any shortfall;

  . the aggregate amount of proceeds received by the servicer, net of recoverable out-of-pocket expenses, in respect of a receivable which is a Defaulted Receivable;

  . the number and net outstanding balance of receivables for which the related financed motor vehicle has been repossessed;

  . the Pool Balance; and

  . the amount remaining of any credit enhancement.

    DTC will supply these reports to securityholders in accordance with its procedures. Since owners of beneficial interests in a global security of a given series will not be recognized as securityholders of that series, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global security by a request in writing addressed to the trustee or indenture trustee, as applicable.

    Within a reasonable period of time after the end of each calendar year during the term of each issuer, but not later than the latest date permitted by law, the applicable trustee or indenture trustee and paying agent will furnish to each person who on any Record Date during that calendar year was a registered securityholder federal income tax returns. See "Material Federal Income Tax Consequences" in this prospectus.

              Description of the Transfer and Servicing Agreements

    The following summary describes the material terms of

  . each sale and servicing agreement pursuant to which an issuer will purchase receivables from the seller and the servicer will agree to service those receivables, and

  . each administration agreement pursuant to which AmSouth Bank or another party specified in the prospectus supplement will undertake specified administrative duties with respect to an issuer.

Forms of the sale and servicing agreement and the administration agreement have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable sale and servicing agreement and administration agreement and the prospectus supplement.

Sale and Assignment of the Receivables

    Sale and Assignment by AmSouth Bank. Prior to the issuance of a series of securities by the related issuer, pursuant to a receivables purchase agreement, AmSouth Bank and/or any affiliates specified in the prospectus supplement will sell and assign to the seller, without recourse, its entire interest in the receivables of the related receivables pool, including its security interest in the related financed motor vehicles, and proceeds thereof.

    Sale and Assignment by the Seller. Prior to the issuance of a series of securities by the related issuer, the seller will sell and assign to the applicable trustee of that issuer, without recourse, pursuant to the sale and servicing agreement, the seller's entire interest in the receivables of the related receivables pool, including its security interest in the related financed motor vehicles. Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement. The trustee or indenture trustee will not independently verify the existence and qualification of any receivables. The trustee or indenture trustee in respect of the trust will, concurrently with the sale and assignment, execute, authenticate and deliver the definitive certificates and/or notes representing the related securities.

    Representations and Warranties of AmSouth Bank. Pursuant to each receivables purchase agreement, AmSouth Bank will represent to the seller, and the seller will assign the representations pursuant to the sale and servicing agreement to the issuer and the indenture trustee, if any, for the benefit of holders of securities and any applicable credit enhancement provider, if any, that:

  . each receivable to be included in the Issuer Property of an issuer contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

  . each receivable and the sale of the related financed motor vehicle at the time it was made complied in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Fair Debt Collection Practices Act, the Fair Credit Billing Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to that receivable and sale;

  . each receivable constitutes the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors' rights generally;

  . as of the Closing Date, each receivable was secured by a validly perfected first priority security interest in the financed motor vehicle in favor of AmSouth Bank as secured party or all necessary action with respect to the receivable has been taken to perfect a first priority security interest in the related financed motor vehicle in favor of AmSouth Bank, or an affiliate, as secured party, which security interest, in either case, is assignable and has been so assigned by AmSouth Bank to the seller and by the seller to the issuer;

  . as of the Closing Date, AmSouth Bank had good and marketable title to and was the sole owner of each receivable free of liens, claims, encumbrances and rights of others;

  . as of the Closing Date, there are no rights of rescission, offset, claim, counterclaim or defense, and AmSouth Bank has no knowledge of the same being asserted or threatened, with respect to any receivable;

  . as of the Cut-off Date, AmSouth Bank has not received notice that any obligor under a receivable has filed for bankruptcy, and to the best of AmSouth Bank's knowledge without any independent investigation, no obligor under a receivable is in bankruptcy or similar proceedings;

  . as of the Closing Date, AmSouth Bank has no knowledge that a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has no knowledge that a continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists, and the seller has not waived any of the foregoing;

  . each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the financed motor vehicle;

  . no materially adverse selection procedures were utilized in selecting the receivables;

  . scheduled payments under each receivable have been applied in accordance with the method for allocating principal and interest set forth in the receivable;

  . there is only one original of each receivable in existence, and the original is being held by the servicer or its agent on behalf of the issuer and any applicable credit enhancement provider; and

  . each receivable and/or AmSouth Bank satisfies any additional conditions or requirements set forth in the prospectus supplement, as applicable.

    As of the last day of the Collection Period following the Collection Period or, if AmSouth Bank elects, the last day of the Collection Period, during which AmSouth Bank becomes aware or receives written notice from the applicable trustee, the servicer or any credit enhancement provider specified in the prospectus supplement that a receivable does not meet any of the criteria required by the receivables purchase agreement, and the failure materially and adversely affects the interests of the issuer, the securityholders or any applicable credit enhancement provider, AmSouth Bank, unless it cures the failed criterion, will repurchase the receivable from the issuer at the price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer's customary practice and, if applicable, all amounts due to any applicable credit enhancement provider. The repurchase obligation will constitute the sole remedy available to the securityholders or the applicable trustee for the failure of a receivable to meet any of the criteria set forth in the receivables purchase agreement.

The Collection Account and Eligible Investments

    With respect to each issuer, the servicer, trustee or the indenture trustee will establish and maintain one or more accounts, known collectively as the collection account, in the name of the related trustee or indenture trustee on behalf of the related securityholder into which all payments made on or with respect to the related receivables will be deposited. Funds in the collection account will be invested in Eligible Investments by the indenture trustee, acting at the direction of the servicer. Eligible Investments are limited to investments acceptable to each rating agency rating the applicable securities and which are consistent with the rating of those securities. Eligible Investments made with respect to the collection account will mature no later than the business day immediately preceding the next following Distribution Date and income from amounts on deposit in the collection account which are invested in Eligible Investments will be paid to the servicer monthly unless otherwise directed by the servicer.

Other Accounts

    Any other Issuer Accounts to be established with respect to an issuer will be described in the prospectus supplement. For any series of securities, funds in any related reserve account or any other Issuer Accounts as may be identified in the prospectus supplement will be invested in Eligible Investments as provided in the related sale and servicing agreement, trust agreement, or indenture.

Payments on Receivables

    With respect to each issuer, all collections on the receivables will be deposited into or credited to the collection account by the servicer within three business days of the receipt of payments from obligors or as specified in the prospectus supplement. Those collections will include the following:

  . amounts received with respect to the receivables in the related
    Collection Period representing monthly principal and interest payments;

  . full and partial prepayments;

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

  . the proceeds paid by any credit enhancement provider under a comprehensive and collision insurance policy related to a receivable, other than funds used for the repair of the related financed vehicle or proceeds released to the related obligor in excess of the principal balance of the receivable, and all accrued interest thereon and all other amounts due thereunder, after reimbursement to the servicer of expenses recoverable under that insurance policy;

  . with respect to any receivable that becomes a Defaulted Receivable, the amount received by the servicer in respect of that receivable during or after the Collection Period in which that receivable becomes a Defaulted Receivable, excluding Liquidation Expenses with respect to that receivable.

  . any amounts deposited by AmSouth Bank in the collection account to repurchase receivables because of material defects in documents related to the receivables or breaches of representations or warranties regarding the receivables made by AmSouth Bank in the receivables purchase agreement that materially and adversely affect the interests of the securityholders, the issuer or any applicable credit enhancement provider;

  . any amounts deposited by the servicer in the collection account to purchase receivables as to which the servicer has breached its servicing covenants in a manner that materially and adversely affect the interests of the securityholders, the issuer or any applicable credit enhancement provider;

  . any amounts deposited by the seller or servicer into the collection account as a result of that entity exercising its right under limited circumstances to purchase all or a portion of the receivables; and

  . any other amounts specified in the prospectus supplement.

    However, in the event that

     . there exists no servicer default under the transaction documents,

     . the credit enhancement provider, if any, consents, and

     . each other condition to making monthly or less frequent deposits as may be required by the applicable rating agencies is satisfied,

  the servicer will not be required to deposit collections into the collection account until on or before the Distribution Date. Until these funds have been deposited into the collection account, the servicer may invest these funds at its own risk and for its own benefit and will not segregate them from its own funds.

Payments and Distributions on the Securities

    With respect to each series of securities, beginning on the Distribution Date specified in the prospectus supplement, payments and distributions of principal of and interest on or, where applicable, of principal or interest only, each class of securities entitled thereto will be made by the applicable indenture trustee to the noteholders and by the applicable trustee to the certificateholders of that series. The timing, calculation, allocation, order, source, priorities of and requirements for all payments and distributions to each class of securities of the series will be set forth in the prospectus supplement.

    With respect to each issuer, on each Distribution Date collections on the related receivables will be withdrawn from the related collection account and will be paid and distributed to the securityholders as provided in the prospectus supplement. Credit enhancement will be available to cover any shortfalls in the amount available for payment or distribution to the securityholders on that Distribution Date to the extent specified in the prospectus supplement. If specified in the prospectus supplement, payments or distributions in respect of one or more classes of securities of the applicable series may be subordinate to payments or distributions in respect of one or more other classes of securities of that series.

Credit and Cash Flow Enhancement

    The amounts and types of credit and cash flow enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of securities of a given series, will be set forth in the prospectus supplement. If and to the extent provided in the prospectus supplement, credit and cash flow enhancement with respect to an issuer or any class or classes of securities may include any one or more of the following: subordination of one or more classes of securities to one or more other classes of securities, a reserve fund, a spread account, a yield maintenance account, overcollateralization, letters of credit, credit or liquidity facilities, guarantees on the securities, guarantees on the receivables, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits, other agreements or arrangements with respect to third party payments, or other support as may be described in the prospectus supplement or any combination of the foregoing. Any credit enhancement that constitutes a guarantee of the applicable securities will be separately registered under the Securities Act unless exempt from registration under the Securities Act. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit or cash flow enhancement for a series of securities may cover one or more other series of securities.

    The presence of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the prospectus supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders of any class or series will bear an allocable share of deficiencies, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one class or series of securities, securityholders of any given class will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other classes or series.

Insurance on Financed Motor Vehicles

    Each obligor on a receivable will be contractually required to maintain insurance covering physical damage to the obligor's financed motor vehicle in an amount not less than the lesser of its maximum insurable value or the unpaid principal balance under the receivable. AmSouth Bank will be required to be named as loss payee under the policy of insurance obtained by the obligor. Each financed motor vehicle will be required to be insured against loss and damage due to fire, theft, transportation, collision and other risks covered by comprehensive coverage. Since obligors may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

Servicer Reports

    The servicer will perform monitoring and reporting functions for the applicable trustee, indenture trustee, if any, and any credit enhancement provider, including the preparation and delivery on a specified periodic date set forth in the related sale and servicing agreement of a statement setting forth the amounts on deposit in the collection account, the sources of those amounts and the amounts to be paid to securityholders. The statement will also include information regarding the receivables, including the number and outstanding principal balance of all Defaulted Receivables and the number of receivables purchased by the servicer or repurchased by AmSouth Bank.

Purchase of Receivables by the Servicer

    The servicer will be required to purchase receivables as to which the servicer has breached its servicing covenants in any manner that materially and adversely affects the interest of the securityholders, the applicable issuer or any applicable credit enhancement provider at a price equal to the outstanding amount of principal plus accrued interest on the receivable calculated in accordance with the servicer's customary practice.

Servicing Fee

    The servicer will be entitled to compensation for the performance of its obligations under each sale and servicing agreement. If specified in the prospectus supplement, the servicer will be entitled to receive on each Distribution Date a servicing fee in an amount equal to the product of (1) one-twelfth of a specified percentage per annum set forth in the prospectus supplement multiplied by (2) the Pool Balance as of the end of the Collection Period preceding the related Collection Period or, in the case of the first Distribution Date, the Original Pool Balance. If specified in the prospectus supplement, the servicer or its designee shall be entitled to retain, as additional compensation, all late payment charges, extension fees, prepayment penalties and similar items paid in respect of the receivables. The servicer or its designee may also be entitled to receive as servicing compensation, reinvestment earnings on Eligible Investments. The servicer shall pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement and will not be entitled to reimbursement of its expenses except to the extent they constitute Liquidation Expenses or expenses recoverable under an applicable insurance policy.

Waivers and Extensions

    Each sale and servicing agreement will require the servicer to use its best efforts to collect all payments called for and due under the terms and provisions of the related receivables held by each issuer. Subject to any limitations set forth in the prospectus supplement, the servicer, consistent with its normal procedures, will be permitted, in its discretion, to

  . waive any late payment charges in connection with delinquent payments on a receivable,

  . waive any prepayment charges,

  . grant an extension in order to work out a default or an impending default in accordance with the servicer's customary practice; provided that the final maturity date of a receivable may not be extended past the month preceding the final maturity date of the class of securities having the latest final maturity date, or

  . take any other action specified in the prospectus supplement.

Advances

    If and to the extent specified in the prospectus supplement, the servicer may be required to advance monthly payments of interest or monthly payments of principal and interest in respect of a delinquent receivable or servicer approved deferrals of monthly payments that the servicer, in its sole discretion, expects to receive from subsequent payments on or with respect to such receivable or from other receivables. The servicer shall be entitled to reimbursement of advances from subsequent payments on or with respect to the receivables to the extent described in the prospectus supplement.

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

Realization Upon Defaulted Receivables

    The servicer will liquidate any receivable with respect to which a default has occurred and such receivable continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. A liquidation may occur through repossession or sale of the financed motor vehicle securing the applicable receivable or otherwise. In connection with a repossession or other conversion, the servicer will follow the normal and usual procedures adopted by holders of motor vehicle retail installment sales receivables. In this regard, the servicer may sell the financed motor vehicle at an auction or other public or private sale, and may take any other action permitted by applicable law.

Evidence as to Compliance

    Each sale and servicing agreement will provide that a firm of independent public accountants will annually furnish to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, a statement as to compliance by the servicer during the preceding twelve months or, in the case of the first statement, from the applicable Closing Date, with specified standards relating to the servicing of the applicable receivables, the servicer's accounting records and computer files with respect thereto and other matters.

    Each sale and servicing agreement will also provide for annual delivery to the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, of a certificate signed by an authorized officer of the servicer stating that the servicer has fulfilled its obligations under the sale and servicing agreement throughout the preceding twelve months or, in the case of the first certificate, from the Closing Date or, if there has been a default in the fulfillment of any obligation, describing the default. The servicer will also give the related trustee, indenture trustee and, if applicable, the related credit enhancement provider, notice of any events of termination of the servicer under the related sale and servicing agreement.

    Copies of the statements and certificates described above may be obtained by securityholders by a request in writing addressed to the applicable trustee or indenture trustee.

Material Matters Regarding the Servicer

    Each sale and servicing agreement will provide that the servicer may not resign from its obligations and duties as servicer thereunder except upon determination that the servicer's performance of its duties is no longer permissible under applicable law. No resignation of the servicer will become effective until the related trustee, indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the sale and servicing agreement. The servicer is permitted to delegate any and all of its servicing duties to any of its affiliates or other third parties, provided that the servicer will remain obligated and liable for servicing the receivables as if the servicer alone were servicing the receivables. See "Description of the Transfer and Servicing Agreements--The Trustee and Indenture Trustee" in this prospectus.

    Each sale and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuer or the related securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the sale and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the sale and servicing agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. Any indemnification or reimbursement of the servicer could reduce the amount otherwise available for distribution to securityholders.

    Any corporation into which the servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party or any corporation succeeding to the business of the servicer, or, with respect to the servicer's obligation as the servicer, will be the successor of the servicer under the sale and servicing agreement.

Defaults by the Servicer

    A default by the servicer under the sale and servicing agreement may include any of the following:

  . any failure by the servicer to deposit in or credit to the collection account any amount required to be so deposited or credited, which failure continues unremedied for five business days after discovery by the servicer or receipt by the servicer of written notice from the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider;

  . any failure by the servicer or the seller duly to observe or perform in any material respect any other covenants or agreements of the servicer or the seller in the sale and servicing agreement, which failure materially and adversely affects the rights of securityholders or the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider, and which continues unremedied for 60 days after the seller, the issuer or the servicer has knowledge of the failure or the giving of written notice of the failure (A) to the servicer or the seller, as the case may be, by the applicable trustee or indenture trustee, or, if applicable, the related credit enhancement provider or (B) to the servicer or the seller, as the case may be, and to the applicable trustee or indenture trustee by holders of notes or certificates, as applicable evidencing not less than 25% in principal amount of the Controlling Class, or, if applicable, the related credit enhancement provider, or, for a longer period, not to exceed 120 days, as may be reasonably necessary to remedy the default, if the default is capable of remedy within 120 days and the servicer or seller, as applicable, delivers an officer's certificate to the trustee and indenture trustee and credit enhancement provider, if any, that the seller or servicer has commenced or will promptly commence and will diligently pursue all reasonable efforts to remedy the default;

  . specified events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by the servicer or seller indicating its insolvency, reorganization pursuant to bankruptcy or similar proceedings or inability to pay its obligations as they become due;

  . if applicable, the reasonable determination by a credit enhancement provider, if any, that the quality of performance of the servicer is not in compliance with either the terms of the sale and servicing agreement, or that the servicer's performance is not adequate, as measured in accordance with industry standards, in respect of all motor vehicle receivables serviced by the servicer; and

  . any other event specified in the prospectus supplement.

Rights Upon Default by the Servicer

    Matters relating to the termination of the related servicer's rights and obligations and the waiver of any defaults by the related servicer under the related sale and servicing agreement will be as

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

described in the accompanying prospectus supplement under "Description of the Transfer and Servicing Agreements--Default by the Servicer; Rights Upon Default by the Servicer" in this prospectus.

Amendment

    Each of the sale and servicing agreement, trust agreement and administration agreement may be amended by the parties thereto, with the consent of the related credit enhancement provider, if any, but without the consent of the related securityholders, to cure any ambiguity or defect, to correct or supplement any provisions therein or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions therein or of modifying in any manner the rights of the noteholders or the certificateholders; provided that such action shall not, as evidenced by an opinion of counsel satisfactory to the related trustee and indenture trustee, as applicable adversely affect in any material respect the interests of any noteholder or certificateholder.

    The sale and servicing agreement, the trust agreement and the administration agreement may also be amended by the parties thereto with the consent of, subject to the rights, if any, of the applicable credit enhancement provider as described in the prospectus supplement,

  . the holders of notes of the related series evidencing not less than a majority of the principal amount of those notes then outstanding, acting together as a single class and

  . the holders of certificates of the related series evidencing not less than a majority of the principal amount of those certificates then outstanding, acting together as a single class,

  . and in either case with the consent of the related credit enhancement provider, if any, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the sale and servicing agreement, the trust agreement or the administration agreement or of modifying in any manner the rights of the related noteholders or certificateholders; provided, however, that no amendment may:

     . increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders, or

     . reduce the aforesaid percentage of the notes or certificates of any series which are required to consent to any amendment, without the consent of the holders of all the outstanding notes or certificates, as the case may be, of that series.

Termination

    With respect to each issuer, the obligations of the seller, the servicer, the trustee and indenture trustee pursuant to the sale and servicing agreement, the administration agreement and the indenture will terminate upon the earlier of

  . the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables or other assets that are part of the related Issuer Property and

  . (a) the payment to noteholders and certificateholders of the related series of all amounts required to be paid to them pursuant to the sale and servicing agreement and the administration agreement and the disposition of all property held as part of the related issuer, (b) if applicable, the termination of the related insurance policy in accordance with its terms and the surrender of the insurance policy to the related insurer for cancellation, (c) the payment of all amounts owed to the trustee or indenture trustee under the sale and servicing agreement, the administration agreement and the indenture and (d) if applicable, the payment of all amounts owed to any credit enhancement provider.

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

    To the extent specified in the prospectus supplement, in order to avoid excessive administrative expense, the seller, the servicer or other entity specified in the prospectus supplement will be permitted at its option to purchase the remaining receivables and other property included in the Issuer Property of an issuer on any Distribution Date as of which the related Pool Balance, after giving effect to the principal payments and distributions otherwise to be made on that Distribution Date, has declined to the percentage of the Original Pool Balance specified in the prospectus supplement at a price equal to the aggregate of the outstanding principal amounts of the receivables, plus accrued interest, calculated in accordance with the servicer's customary practice, thereof as of the end of the preceding Collection Period, provided that such price is sufficient to redeem each security issued by such issuer at a redemption price equal to its outstanding principal amount plus accrued and unpaid interest at the applicable interest rate. In no event will any noteholders or certificateholders or the related issuer be subject to any liability to the entity purchasing the receivables as a result of or arising out of that entity's purchase of the receivables.

    As more fully described in the prospectus supplement, any outstanding notes of the related issuer will be redeemed concurrently with either of the events specified in the two preceding paragraphs, and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them pursuant to the applicable trust agreement will effect early retirement of the certificates of that series. The applicable trustee or indenture trustee will give written notice of termination to each securityholder of record. The final payment or distribution to any securityholder will be made only upon surrender and cancellation of the securityholder's security at an office or agency of the applicable trustee or indenture trustee specified in the notice of termination. The applicable trustee or indenture trustee will return, or cause to be returned, any unclaimed funds to the issuer.

The Trustee and Indenture Trustee

    With respect to each issuer, neither the trustee nor the indenture trustee will make any representations as to the validity or sufficiency of the related sale and servicing agreement, trust agreement, administration agreement, indenture, securities or any related receivables or related documents. As of the applicable Closing Date, neither the trustee nor the indenture trustee will have examined the receivables. If no event of default has occurred under the indenture, the trustee and indenture trustee will be required to perform only those duties specifically required of it under the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the trustee or indenture trustee under the related sale and servicing agreement, administration agreement, or indenture, as applicable, the making of payments or distributions to securityholders in the amounts specified in certificates provided by the servicer and, if applicable, drawing on the related insurance policy if required to make payments or distributions to securityholders.

    With respect to each issuer, the applicable trustee or indenture trustee will be under no obligation to exercise any of the issuers or powers vested in it by the sale and servicing agreement, trust agreement or indenture, as applicable, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders, unless those securityholders have offered to the trustee or indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

    Each trustee and indenture trustee, and any of their affiliates, may hold securities in their own names. In addition, for the purpose of meeting the legal requirements of local jurisdictions, each trustee and indenture trustee, in some circumstances, acting jointly with the servicer, will have the power to appoint co-trustees or separate trustees of all or any part of the related Issuer Property. In the event of the appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the trustee or indenture trustee by the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable, will be conferred or imposed upon the trustee or indenture trustee and the separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee or indenture trustee is incompetent or unqualified to perform specified acts, singly upon the separate trustee or co-trustee who will exercise and perform any rights, powers, duties and obligations solely at the direction of the trustee or indenture trustee.

    Each applicable trustee and indenture trustee will be entitled to a fee which will be payable by the servicer either on an annual basis or any other basis specified in the prospectus supplement. The related sale and servicing agreement, trust agreement, administration agreement, and indenture, as applicable, will further provide that the trustee and indenture trustee will be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability or expense incurred by the trustee or indenture trustee not resulting from the trustee's or indenture trustee's own willful misfeasance, bad faith or negligence or by reason of breach of any of their respective representations or warranties set forth in the related sale and servicing agreement, trust agreement, administration agreement or indenture, as applicable.

    AmSouth Bank and the seller may maintain other banking relationships with each applicable trustee and indenture trustee in the ordinary course of business.

Description of the Administration Agreement

    AmSouth Bank or another party specified in the prospectus supplement, in its capacity as administrator, may enter into an administration agreement, which may be amended and supplemented from time to time, with the issuer and the related indenture trustee pursuant to which the administrator will agree, to the extent provided in the administration agreement, to provide the notices and to perform other administrative obligations required by the related indenture. With respect to any issuer, as compensation for the performance of the administrator's obligations under the applicable administration agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee in an amount to be set forth in the prospectus supplement. Any administration fee will be paid by the servicer.

                          Description of the Indenture

    The following summary describes the material terms of each indenture pursuant to which the notes of a series, if any, will be issued. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable indenture and the prospectus supplement.

Modification of Indenture

    The issuer and the indenture trustee may, subject to the rights, if any, of the applicable credit enhancement provider described in the prospectus supplement, with the consent of the noteholders of the related series evidencing not less than a majority of the principal amount of those notes then outstanding acting as a single class, and with the consent of the related credit enhancement provider, if any, execute a supplemental indenture for the purpose of adding provisions to, changing in any manner or eliminating any provisions of, the related indenture, or modifying (except as provided below) in any manner the rights of the related noteholders.

    With respect to the notes of a given series, without the consent of the holder of each outstanding note affected thereby, no supplemental indenture will:

  . change the due date of any installment of principal of, or interest on, any note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment or the coin or currency in which any note or any interest thereon is payable;

  . impair the right to institute suit for the enforcement of specified provisions of the related indenture regarding payment;

  . reduce the percentage of the aggregate amount of the outstanding notes or Controlling Class of notes of the series, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with specified provisions of the related indenture or of defaults thereunder and their consequences as provided for in the indenture;

  . modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable issuer, any other obligor on the notes, the seller or an affiliate of any of them;

  . reduce the percentage of the aggregate outstanding amount of the notes or Controlling Class of notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of the series;

  . decrease the percentage of the aggregate principal amount of the notes or the Controlling Class of notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of the series necessary to amend the indenture or the other related agreements;

  . affect the calculation of the amount of interest or principal payable on any note on any distribution date or to affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

  . permit the creation of any lien ranking prior to or pari passu with the lien of the related indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture; or

  . to the extent provided in the prospectus supplement, add provisions to, change in any manner or eliminate any provisions of, the related indenture, or modify in any manner the rights of the related noteholders, relating to any other matters specified in the prospectus supplement.

    The related issuer and the applicable indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series but with the consent of the related credit enhancement provider, if any, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or of modifying in any manner the rights of those noteholders; provided that the action will not as evidenced by an opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any noteholder.

Events of Default Under the Indenture; Rights Upon Event of Default

    With respect to the notes of a given series, an event of default under the related indenture may consist of:

  . a default for five days or more in the payment of any interest on any note of that series;

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

  . a default in the payment of the principal of, or any installment of the principal of, any note of that series when the same becomes due and payable;

  . a default in the observance or performance of any covenant or agreement of the applicable issuer made in the related indenture and the continuation of any default for a period of 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the trustee delivers an officer's certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class of notes;

  . any representation or warranty made by the issuer in the related indenture or in any certificate delivered pursuant thereto or in connection therewith was incorrect in any material respect as of the time made, and that breach has not been cured within 30 days (or a longer period, not in excess of 90 days, as may be reasonably necessary to remedy such default, if the default is capable of remedy within 90 days or less and the servicer on behalf of the trustee delivers an officer's certificate to the indenture trustee to the effect that the issuer has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default) after notice thereof is given to the issuer by the applicable indenture trustee or, if applicable, the related credit enhancement provider, or to the issuer, the related credit enhancement provider, insurer, if any, and the indenture trustee by the holders of at least 25% of the principal amount of the Controlling Class;

  . specified events of bankruptcy, insolvency, receivership or liquidation of the applicable issuer; or

  . other events, if any, set forth in the prospectus supplement.

    The failure to pay principal on a class of notes generally will not result in the occurrence of an event of default under the indenture until the final scheduled Distribution Date for that class of notes.

    With respect to each series that includes notes, the rights and remedies of the related indenture trustee, the related holders of the notes and the related credit enhancement provider, if any, will be described in the prospectus supplement.

Material Covenants

    Each indenture will provide that the related issuer may not consolidate with or merge into any other entity, unless:

  . the entity formed by or surviving any consolidation or merger is organized under the laws of the United States, any state thereof or the District of Columbia;

  . the entity expressly assumes the issuer's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every agreement and covenant of the issuer under the indenture;

  . no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

  . the issuer has been advised that the ratings of the securities of the applicable series then in effect would not be reduced or withdrawn by any rating agency as a result of the merger or consolidation;

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

  . the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any holder of the securities of the issuer;

  . any action as is necessary to maintain the lien and security interest created by the related indenture has been taken; and

  . any other conditions specified in the prospectus supplement have been satisfied.

    Additionally, the related indenture will provide that each issuer will not, among other things:

  . except as expressly permitted by the applicable indenture, the applicable sale and servicing agreement, the applicable trust agreement, the applicable administration agreement or the other related documents with respect to the issuer, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

  . claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuer;

  . dissolve or liquidate in whole or in part;

  . permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby;

  . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof; or

  . incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related indenture, or otherwise in accordance with the related documents with respect to the issuer.

List of Noteholders

    With respect to the notes of any issuer, three or more holders of the notes of any issuer or one or more holders of such notes evidencing not less than 25% of the aggregate outstanding principal amount of the notes may, by written request to the related indenture trustee accompanied by a copy of the communication that the applicant proposes to send, obtain access to the list of all noteholders maintained by such indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes. Such indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of such issuer.

Annual Compliance Statement

    Each issuer will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee's Annual Report

    The indenture trustee for each issuer will be required to mail each year to all related noteholders a brief report setting forth the following:

  . its eligibility and qualification to continue as indenture trustee under the related indenture;

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

  . if the related indenture requires the indenture trustee to make advances, any amount advanced by it under the indenture;

  . the amount, interest rate and maturity date of any indebtedness owing by the issuer to the applicable indenture trustee in its individual capacity;

  . the property and funds physically held by the indenture trustee in its capacity as indenture trustee; and

  . any action taken by it that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

    An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all the related notes or, subject to specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes.

The Indenture Trustee

    The indenture trustee of notes for each issuer will be specified in the prospectus supplement. The principal office of the indenture trustee will be specified in the prospectus supplement. The indenture trustee for any trust may resign at any time, in which event the issuer will be obligated to appoint a successor trustee for such issuer. The issuer will remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the related indenture or if such indenture trustee becomes insolvent. In such circumstances, the issuer will be obligated to appoint a successor trustee for the notes of the applicable issuer. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor trustee for the notes of the issuer does not become effective until acceptance of the appointment by the successor trustee for such issuer.

    Additional matters relating to the indenture trustee are described under "Description of the Transfer and Servicing Agreements--The Trustee and Indenture Trustee."

                   Material Legal Aspects of the Receivables

Rights in the Receivables

    The transfer of the receivables by AmSouth Bank to the seller, and by the seller to the applicable issuer, and the pledge thereof to an indenture trustee, if any, the perfection of the security interests in the receivables and the enforcement of rights to realize on the related financed motor vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code and certificate of title act as in effect in various states. The servicer and the seller will take the actions described below to perfect the rights of the applicable trustee and the indenture trustee in the receivables.

    Under each sale and servicing agreement or indenture, as applicable, the servicer or a subservicer may be appointed by the applicable trustee or indenture trustee to act as the custodian of the receivables. The servicer or a subservicer, as the custodian, will have physical possession of the receivables. While the receivables will not be physically marked to indicate the ownership interest thereof by the issuer, appropriate UCC-1 financing statements reflecting the sale and assignment of the receivables by AmSouth Bank to the seller and by the seller to the issuer will be filed to perfect that interest and give notice of the issuer's ownership interest in, and the indenture trustee's security interest in, the receivables. If, through inadvertence or otherwise, any of the receivables were sold or pledged to another party who purchased the receivables in the ordinary course of its business and took possession of the receivables, the purchaser would acquire an interest in the receivables superior to the interests of the issuer and the indenture trustee if the purchaser acquired the receivables for value and without actual knowledge of the issuer's and the indenture trustee's interests in the receivables which could cause investors to suffer losses on their securities.

    Generally, the rights held by assignees of the receivables, including without limitation the issuer and the indenture trustee, will be subject to

  . all the terms of the contracts related to or evidencing the receivable and

  . any other defense or claim of the obligor against the assignor of such receivable which accrues before the obligor receives notification of the assignment. Because it is not anticipated that any of the obligors would receive notice of the assignment of any of the receivables, the issuer and the indenture trustee, if any, will be subject to defenses or claims of the obligor against the assignor even if such claims are unrelated to the receivable.

Security Interests in the Financed Motor Vehicles

    Obtaining Security Interests in Financed Motor Vehicles. In all states in which the receivables have been originated, retail installment sales receivables such as the receivables evidence the credit sale of automobiles and/or light-duty trucks by dealers to consumers. The receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states, a security interest in an automobile or a light-duty truck is perfected by obtaining the certificate of title to the financed motor vehicle or the notation of the secured party's lien on the vehicle's certificate of title. AmSouth Bank will warrant to the seller in the receivables purchase agreement that AmSouth Bank has taken all steps necessary to obtain a perfected first priority security interest with respect to all financed motor vehicles securing the receivables and that the security interest has been assigned to the issuer. If AmSouth Bank fails, because of clerical errors or otherwise, to effect or maintain the notation of the security interest on the certificate of title relating to a financed motor vehicle, the issuer may not have a first priority security interest in that financed motor vehicle.

    If AmSouth Bank did not take the steps necessary to cause the security interest of AmSouth Bank to be noted on the certificate of title for a financed vehicle until after 20 days after the date such security interest was created and the related obligor was insolvent on the date such steps were taken, the perfection of such security interest may be avoided as a preferential transfer under bankruptcy law if the obligor under the related receivables becomes the subject of a bankruptcy proceeding commenced within 90 days of the date of such perfection, in which case AmSouth Bank, and subsequently, the seller, the issuer and the indenture trustee, if any, would be treated as an unsecured creditor of such obligor.

    Perfection of Security Interests in Financed Motor Vehicles. AmSouth Bank will sell the receivables and assign its security interest in each financed motor vehicle to the seller. The seller will sell the receivables and assign the security interest in each financed motor vehicle to the related issuer. However, because of the administrative burden and expense, the servicer, the seller and the issuer will not amend any certificate of title to identify the issuer as the new secured party on the certificates of title relating to the financed motor vehicles. Accordingly, AmSouth Bank will continue to be named as the secured party on the certificates of title relating to the financed motor vehicles. In most states, assignments such as those under the receivables purchase agreement and the sale and servicing agreement relating to each issuer, together with a perfected security interest in the related financed vehicles, is an effective conveyance of the security interests in the financed vehicles without amendment of the lien noted on the related certificate of title, and the new secured party succeeds to the assignor's rights as the secured party. However, there exists a risk in not identifying the related issuer as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the issuer could be released or primed.

    In the absence of fraud, forgery or neglect by the financed motor vehicle owner or administrative error by state recording officials, notation of the lien of AmSouth Bank generally will be sufficient to protect the related issuer against the rights of subsequent purchasers of a financed motor vehicle or subsequent lenders who take a security interest in a financed motor vehicle. If there are any financed motor vehicles as to which AmSouth Bank has failed to perfect the security interest assigned to the related issuer, that security interest would be subordinate to, among others, subsequent purchasers of the financed motor vehicles and holders of perfected security interests.

    Under the laws of most states, the perfected security interest in a financed motor vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Therefore, the servicer will provide the department of motor vehicles or other appropriate state or county agency of the state of relocation with the certificate of title so that the owner can effect the re-registration. If the financed motor vehicle owner moves to a state that provides for notation of a lien on the certificate of title to perfect the security interests in the financed motor vehicle, absent clerical errors or fraud, AmSouth Bank would receive notice of surrender of the certificate of title if its lien is noted thereon. Accordingly, the secured party will have notice and the opportunity to re-perfect the security interest in the financed motor vehicle in the state of relocation. If the financed motor vehicle owner moves to a state which does not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing its portfolio of motor vehicle installment sales receivables, AmSouth Bank takes steps to effect re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a receivable sells a financed motor vehicle, the servicer must provide the owner with the certificate of title, or the servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each sale and servicing agreement, the servicer, at its expense, will be obligated to take appropriate steps to maintain the continuous notation of AmSouth Bank as the lienholder on the certificate of title for the financed motor vehicle.

    Under the laws of most states, statutory liens such as liens for unpaid taxes, liens for towing, storage and repairs performed on a motor vehicle, motor vehicle accident liens and liens arising under various state and federal criminal statutes take priority over a perfected security interest in a financed motor vehicle. The Internal Revenue Code also grants priority to federal tax liens over the lien of a secured party. The laws of most states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in or acquired with the proceeds of unlawful activities, which may result in the loss of a secured party's perfected security interest in a confiscated vehicle. With respect to each issuer, the seller will represent in each sale and servicing agreement that, as of the initial issuance of the securities of the related series, no state or federal liens exist with respect to any financed motor vehicle securing payment on any related receivable. However, liens could arise, or a confiscation could occur, at any time during the term of a receivable. It is possible that no notice will be given to the servicer in the event that a lien arises or a confiscation occurs, and any lien arising or confiscation occurring after the related Closing Date would not give rise to AmSouth Bank's repurchase obligations under the related receivables purchase agreement.

Repossession

    In the event of a default by an obligor, the holder of the related retail installment sales receivable has all the remedies of a secured party under the Uniform Commercial Code, except as specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to repossess a financed vehicle by self-help means, unless that means would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a financed vehicle is voluntarily surrendered, self-help repossession is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the financed vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the obligor of the default and the intent to repossess the collateral and to give the obligor a time period within which to cure the default prior to repossession. Generally, this right to cure may only be exercised on a limited number of occasions during the term of the related receivable. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace (although in some states, a course of conduct in which the creditor has accepted late payments has been held to create a right by the obligor to receive prior notice). In many states, after the financed vehicle has been repossessed, the obligor may reinstate the related receivable by paying the delinquent installments and other amounts due.

Notice of Sale; Redemption Rights

    In the event of a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

    The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements relating to those notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party the unpaid principal balance of the obligation, accrued interest thereon, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees and legal expenses. In some other states, the obligor may redeem the collateral by payment of delinquent installments on the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

    The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount. In addition to the notice requirement, the Uniform Commercial Code requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment.

    The Uniform Commercial Code also permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the Uniform Commercial Code. In particular, if the collateral is consumer goods, the Uniform Commercial Code grants the debtor the right to recover in any event an amount not less than the credit service charge plus 10% of the principal amount of the debt. In addition, prior to a sale, the Uniform Commercial Code permits the debtor or other interested person to prohibit or restrain on appropriate terms the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the Uniform Commercial Code.

    Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists, the Uniform Commercial Code requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, state "lemon" laws and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables described above.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission has the effect of subjecting any assignee of the seller in a consumer credit transaction, and related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. Liability of assignees for claims under state consumer protection laws may differ though. In Alabama, for example, claims under Alabama consumer protection laws against the assignee are limited to the amount owing to the assignee at the time the claim or defense is asserted against the assignee.

    Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, each issuer, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the applicable financed motor vehicle may assert against the seller of the financed motor vehicle. As to each obligor, those claims under the FTC rule are limited to a maximum liability equal to the amounts paid by the obligor on the related receivable. AmSouth Bank will represent in each receivables purchase agreement that each of the receivables, and the sale of the related financed motor vehicle thereunder, complied with all material requirements of applicable laws and the regulations issued pursuant thereto.

    Any shortfalls or losses arising in connection with the matters described in the three preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Certain Matters Relating to Conservatorship and Receivership

    AmSouth Bank is chartered as an Alabama state bank and is subject to regulation and supervision by, among others, the Alabama Superintendent of Banking. The rights of creditors of a failed bank are determined in accordance with the applicable provisions of Alabama law and applicable federal law. When the Alabama Superintendent concludes that an Alabama state bank is in an unsound or unsafe condition to transact business, the superintendent, with the approval of the Banking Board, is authorized to take possession of the property and business of such bank and retain such possession until such bank shall resume business or a receiver is appointed. Once the Superintendent has taken possession of the bank, he may appoint a receiver to liquidate and distribute its assets. Upon the appointment of a receiver to liquidate a bank, the possession of and title to all assets, business and property of such bank vests in the receiver. The receiver may be the FDIC or any other agency or corporation created by the United States to act in such capacity or any person selected by the superintendent.

    The FDIC, however, has broad discretion and authority to appoint itself conservator or receiver of any insured state depository institution, even if the state has appointed another person as receiver. The FDIC may appoint itself as conservator or receiver for AmSouth Bank if the FDIC determines that one or more of certain conditions exist, such as, but not limited to, AmSouth Bank's assets being insufficient for obligations, substantial dissipation of assets or earnings, the existence of unsafe or unsound conditions, the willful violation of a cease and desist order, concealment of records or assets, inability to meet obligations, the incurrence or likelihood of losses resulting in depletion of substantially all of its capital, violations of law likely to cause financial deterioration, cessation of insured status or undercapitalization of AmSouth Bank. The FDIC would likely exercise its right to act as receiver under the broad authority discussed above in order to protect its interests as the insurer of insured deposit accounts.

    The FDIA sets forth certain powers that the FDIC in its capacity as conservator or receiver for AmSouth Bank could exercise. To the extent that AmSouth Bank has granted a security interest in the receivables to the issuer, and that interest was validly perfected before the appointment of the FDIC as conservator or receiver and before AmSouth Bank's insolvency, was not taken in contemplation of the insolvency of AmSouth Bank, and certain other conditions are satisfied, including that such security interest was not taken with the intent to hinder, delay or defraud AmSouth Bank or the creditors of AmSouth Bank, such security interest, to the extent of the issuers "actual, direct compensatory damages" as described below, should not be subject to avoidance if the purchase agreement and sale and servicing agreement and related documents are approved by AmSouth Bank and are continuously maintained as records of AmSouth Bank, as required by the FDIA, and the transactions represent bona fide and arm's length transactions undertaken for adequate consideration in the ordinary course of business and the secured party is neither an insider nor an affiliate of AmSouth Bank. In addition, the FDIC has promulgated, effective September 11, 2000, a regulation on the FDIC's treatment, as conservator or receiver, of financial assets transferred in connection with a securitization or participation. This regulation provides, among other things, that the FDIC will not seek to recharacterize as loans transfer by insured depository institutions in connection with securitization if the securitization satisfies the conditions of the regulation. In general, these conditions require that the transfer satisfy the requirements of sale accounting under GAAP. As a result payments to the issuer with respect to the receivables, up to the amount of "actual, direct compensatory damages," as described below, should not be subject to recovery by the FDIC as conservator or receiver of AmSouth Bank. The foregoing conclusions regarding avoidance or recovery are based on the FDIC's regulations on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation, which take effect September 11, 2000, and FDIC general counsel opinions and policy statements regarding the application of certain provisions of the FDIA. However, such opinions and policy statements are not necessarily binding on the FDIC and the application of the FDIC's regulation to any particular transaction is subject to certain conditions. If, the FDIC, as conservator or receiver for AmSouth Bank were to assert a contrary position, the FDIC's regulation on the treatment by the FDIC, as conservator or receiver, of financial assets transferred in connection with a securitization or participation were not applicable, or the FDIC were to require the trustee or indenture trustee to establish its right to those payments by submitting to and completing the administrative claims procedure established under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to AmSouth Bank as provided under the FDIA, delays in payments on the securities and possible reductions in the amount of those payments could occur. The FDIA provides that the FDIC may repudiate contracts, including secured contracts, determined by it to be burdensome and that claims for repudiated obligations are limited to actual, direct compensatory damages determined as of the date of the appointment of the conservator or receiver. The FDIA does not define the term "actual direct compensatory damages." On April 10, 1990, the RTC, formerly a sister agency of the FDIC, adopted a statement of policy with respect to the payment of interest on direct collateralized borrowings of savings associations. The RTC policy statement states that interest on such borrowings will be payable at the contract rate up to the date of the redemption or payment by the conservator, receiver, or the trustee of an amount equal to the principal owed plus the contract rate of interest up to the date of such payment or redemption, plus any expenses of liquidation if provided for in the contract to the extent secured by the collateral. However, in a case involving zero-coupon bonds issued by a savings association which were repudiated by the RTC, a federal district court in the Southern District of New York held, in 1993, that the RTC was obligated to pay holders the fair market value of repudiated bonds as of the date of repudiation. The FDIC, as conservator or receiver, would also have the rights and powers conferred under state law.

    In addition, while AmSouth Bank is the servicer, cash collections held by the servicer may, subject to certain conditions, be commingled and used for the benefit of the servicer prior to the date on which such collections are required to be deposited in the collection account. In the event of the conservatorship or receivership of the servicer or, in certain circumstances, the lapse of certain time periods, the issuer may not have a perfected interest in such collections and, in such event, the issuer may suffer a loss of all or part of such collections which may result in a loss to securityholders.

    A conservator or receiver may also have the power to cause the early sale of the receivables and the early retirement of the securities, to prohibit the continued transfer of receivables to the issuer during any prefunding or revolving period, and to repudiate any servicing obligations of AmSouth Bank. In addition, in the event of a servicer termination event relating to the insolvency of the servicer, if no servicer termination event other than such conservatorship or receivership or insolvency exists, the conservator or receiver for the servicer may have the power to prevent the appointment of a successor servicer.

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    Alabama law provides that a receiver of an Alabama bank must assume or reject an executory contract within sixty days after appointment. Alabama statutes governing bank receivership do not expressly limit the amount of damages which may be claimed by or awarded to a party arising out of a claim against an Alabama bank in receivership, whether the claim arises from repudiation or otherwise, and contains no provision which expressly allows or authorizes the receiver of an Alabama bank to override or void a perfected security interest in the assets of the failed bank.

Repurchase Obligation

    Under each receivables purchase agreement, AmSouth Bank will make representations and warranties relating to the validity, subsistence, perfection and priority of the security interest in each related financed motor vehicle as of the related Closing Date. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of the Receivables." Accordingly, if any defect exists in the perfection of the security interest in the name of AmSouth Bank in any financed motor vehicle as of the Closing Date and that defect adversely affects the related issuer's interest in the related receivable, the defect would constitute a breach of a warranty under the receivables purchase agreement and would create an obligation of AmSouth Bank to repurchase the receivable unless the breach is cured. Additionally, in the sale and servicing agreement the servicer will make affirmative covenants regarding, among other things, the maintenance of the security interest in the name of AmSouth Bank in each financed motor vehicle, the breach of which would create an obligation of the servicer to purchase any affected receivable from the related issuer unless the breach is cured.

Other Limitations

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Bankruptcy Code and similar state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a receivable or change the rate of interest and time of repayment of the indebtedness.

    Under the terms of the Soldiers' and Sailors' Relief Act of 1940, an obligor who enters the military service after the origination of the obligor's receivable, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's receivable and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of the obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, pursuant to the Military Reservist Relief Act, under some circumstances, California residents called into active duty with the reserves can delay payments on retail installment sales contracts, including the receivables described above, for a period, not to exceed 180 days, beginning with the order to active duty and ending 30 days after release. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the receivables. In addition, the acts described above impose limitations that would impair the ability of the servicer to repossess an affected receivable during the obligor's period of active duty status. Thus, in the event that an affected receivable is in default, there may be delays and losses occasioned by the inability to exercise the issuer's rights with respect to the related financed motor vehicle in a timely fashion.

    Any shortfalls or losses arising in connection with the matters described in the two preceding paragraphs, to the extent not covered by amounts payable to the securityholders from amounts available under a credit enhancement mechanism, could result in losses to securityholders.

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

                    Material Federal Income Tax Consequences

    Set forth below is a discussion of the material United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes and the certificates of any series. This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities. To the extent that the following summary relates to matters of law or legal conclusions with respect thereto, such summary represents the opinion of Mayer, Brown & Platt, Special Tax Counsel for each issuer, subject to the qualifications set forth in this section. There are no cases or Internal Revenue Service rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the notes and the certificates. As a result, there can be no assurance that the IRS will not challenge the conclusions reached in this prospectus, and no ruling from the IRS has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus as well as the tax consequences to noteholders and certificateholders.

    Special Tax Counsel has prepared or reviewed the statements under the heading "Material Federal Income Tax Consequences" and is of the opinion that these statements discuss all material federal income tax consequences to investors of the purchase, ownership and disposition of the notes or certificates. The tax opinions of Special Tax Counsel with respect to each type of trust or limited liability company and the notes or certificates to be issued by the trusts or limited liability companies which have been delivered in connection with the filing of this prospectus are subject to certain assumptions, conditions and qualifications as described in detail below. Prior to the time a trust or limited liability company is established and notes or certificates are issued, Special Tax Counsel will deliver another opinion, regarding the same tax issues, to either confirm the legal conclusions and the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust or limited liability company, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax consequences will be disclosed in the applicable prospectus supplement and legal conclusions will be provided in an opinion of Special Tax Counsel. Each of those subsequent opinions of Special Tax Counsel will be filed with the Securities and Exchange Commission under Form 8-K prior to sale.

    However, the following discussion does not purport to deal with all aspects of federal income taxation that may be relevant to the noteholders and certificateholders in light of their personal investment circumstances nor, except for limited discussions of particular topics, to holders subject to special treatment under the federal income tax laws, including:

  . financial institutions,

  . broker-dealers,

  . life insurance companies,

  . tax-exempt organizations,

  . persons that hold the notes or certificates as a position in a "straddle" or as part of a synthetic security or "hedge," "conversion transaction" or other integrated investment,

  . persons that have a "functional currency" other than the U.S. dollar, and

  . investors in pass-through entities.

    This information is directed to prospective purchasers who purchase notes or certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic

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

corporations and partnerships, and who hold the notes or certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that prospective investors consult with their tax advisors as to the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes or the certificates.

    The following discussion addresses notes, other than Strip Notes or any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, which the seller, the servicer and the noteholders will agree to treat as indebtedness secured by the receivables. Upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes.

    The following discussion also addresses certificates falling into three general categories:

      (1) Certificates ("Trust Certificates") representing interests in a trust which the seller, the servicer and the applicable certificateholders will agree to treat as equity interests in a grantor trust (a "Tax Trust"). Upon the issuance of each series of notes or certificates, if the prospectus supplement specifies that the trust is a grantor trust, Special Tax Counsel is of the opinion that the trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code. Special counsel is of the opinion that the trust will not be subject to United States federal income tax, and Special Tax Counsel is of the opinion that the Trust Certificates represent a pro rata undivided interest in the income and assets of the Tax Trust.

      (2) Certificates or membership interests--including Strip Certificates--and Strip Notes ("Partnership Certificates"), representing interests in a trust or limited liability company which the seller, the servicer and the applicable holders will agree to treat as equity interests in a partnership (a "Tax Partnership"). Upon the issuance of the notes or Partnership Certificates, if the prospectus supplement specifies that the trust or limited liability company is a partnership, Special Tax Counsel is of the opinion that the trust or limited liability company will be treated as a partnership and not as an association or publicly traded partnership taxable as a corporation and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

      (3) Certificates or membership interests ("Tax Non-Entity Certificates"), all of which are owned by the seller, representing interests in a trust or limited liability company, as the case may be, which the seller and the servicer will agree to treat as a division of the seller and hence disregarded as a separate entity, in each case for purposes of federal, state and local income and franchise taxes (a "Tax Non-Entity"). Upon the issuance of each series of notes or certificates, if the prospectus supplement specifies that the trust or limited liability company is a disregarded entity, Special Tax Counsel is of the opinion that the trust or limited liability company will be disregarded and that the trust or limited liability company will not be subject to United States federal income tax. Special Tax Counsel is also of the opinion that the Tax Non-Entity Certificates represent direct ownership of the assets.

The prospectus supplement for each series of certificates will indicate whether the associated trust is a Tax Trust, Tax Partnership or Tax Non-Entity. Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, and each Tax Non-Entity as a division of seller, for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity. For purposes of this discussion, references to a "holder" are to the beneficial owner of a note, Trust Certificate, Partnership Certificate or Tax Non-Entity Certificate, as the context may require.

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

The Notes

    Characterization as Debt. For each series of notes, except for Strip Notes and any series which is specifically identified as receiving different tax treatment in the accompanying prospectus supplement, regardless of whether the notes are issued by a Tax Trust or a Tax Partnership or a Tax Non-Entity, upon the issuance of each series of notes, Special Tax Counsel is of the opinion that the notes will be treated as debt for federal income tax purposes. The seller, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as indebtedness for federal, state and local income, excise, privilege and franchise tax purposes. The accompanying prospectus supplement will specify whether the issuer of the notes is a Tax Trust, Tax Partnership or Tax Non-Entity for federal income tax purposes. See "Trust Certificates--Classification of Trusts and Trust Certificates", "Partnership Certificates--Classification of Partnerships and Partnership Certificates" or "Tax Non-Entity Certificates--Classification of Tax Non-Entity and Tax Non-Entity Certificates" for a discussion of the potential federal income tax considerations for noteholders if the IRS were successful in challenging the characterization of a Tax Trust, a Tax Partnership or a Tax Non-Entity, as applicable, for federal income tax purposes.

    Treatment of Stated Interest. Assuming the notes are treated as debt for federal income tax purposes and are not issued with original issue discount, also known as OID, the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with the noteholder's regular method of tax accounting. Interest received on a note may constitute "investment income" for purposes of some limitations of the Internal Revenue Code concerning the deductibility of investment interest expense.

    Original Issue Discount. Except to the extent indicated in the accompanying prospectus supplement, no series of notes will be issued with OID. In general, OID is the excess of the stated redemption price at maturity of a debt instrument over its issue price, unless that excess falls within a statutorily defined de minimis exception. A note's stated redemption price at maturity is the aggregate of all payments required to be made under the note through maturity except qualified stated interest. Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at specified rates. The issue price will be the first price at which a substantial amount of the notes are sold, excluding sales to bond holders, brokers or similar persons acting as underwriters, placement agents or wholesalers.

    If a note were treated as being issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, each cash distribution would be treated as an amount already included in income, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income on the notes in advance of the receipt of cash attributable to that income. Even if a note has OID falling within the de minimis exception, the noteholder must include that OID in income proportionately as principal payments are made on that note.

    A holder of a Short-Term Note which has a fixed maturity date not more than one year from the issue date of that note will generally not be required to include OID on the Short-Term Note in income as it accrues, provided the holder of the note is not an accrual method taxpayer, a bank, a broker or dealer that holds the note as inventory, a regulated investment company or common trust fund, or the beneficial owner of pass-through entities specified in the Internal Revenue Code, or provided the holder does not hold the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon. Instead, the holder of a Short-Term Note would include the OID accrued on

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

the note in gross income upon a sale or exchange of the note or at maturity, or if the note is payable in instalments, as principal is paid thereon. A holder of a Short-Term Note would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of the interest income, if any, and OID accrued on the note. However, a holder may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the holder in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Short-Term Note on a ratable, straight-line basis, unless the holder irrevocably elects, under regulations to be issued by the Treasury Department, to apply a constant interest method to such obligation, using the holder's yield to maturity and daily compounding.

    A holder who purchases a note after the initial distribution thereof at a discount that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Internal Revenue Code, and a holder who purchases a note at a premium will be subject to the bond premium amortization rules of the Internal Revenue Code.

    Disposition of Notes. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of the note to a particular noteholder will equal the holder's cost for the note, increased by any OID and market discount previously included by the noteholder in income from the note and decreased by any bond premium previously amortized and any principal payments previously received by the noteholder on the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income. Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

    Information Reporting and Backup Withholding. Each Tax Trust, Tax Partnership and Tax Non-Entity will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and the amount of interest withheld for federal income taxes, if any, for each calendar year, except as to exempt holders which are generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status. Each holder will be required to provide to the Tax Trust, Tax Partnership or Tax Non-Entity, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. If a nonexempt noteholder fails to provide the required certification, the Tax Trust, Tax Partnership or Tax Non-Entity will be required to withhold, from interest otherwise payable to the holder, 31% of that interest and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

    The IRS has issued new regulations governing the backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. We suggest that noteholders consult with their tax advisors with respect to the impact, if any, of the new regulations.

    Because the seller will treat each Tax Trust as a grantor trust, each Tax Partnership as a partnership, each Tax Non-Entity as a division of the seller and all notes, except Strip Notes and any other series of notes specifically identified as receiving different tax treatment in the accompanying prospectus supplement, as indebtedness for federal income tax purposes, the seller will not comply with the tax reporting requirements that would apply under any alternative characterizations of a Tax Trust, Tax Partnership or Tax Non-Entity.

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

    Tax Consequence to Foreign Noteholders. If interest paid or accrued to a noteholder who is a Foreign Person is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, the interest generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person:

  . is not actually or constructively a "10 percent shareholder" of a Tax
    Trust, Tax Partnership or the seller, including a holder of 10 percent of the applicable outstanding certificates, or a "controlled foreign corporation" with respect to which the Tax Trust, Tax Partnership or the seller is a "related person" within the meaning of the Internal Revenue Code, and

  . provides an appropriate statement, signed under penalties of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing that Foreign Person's name and address. If the information provided in this statement changes, the Foreign Person must so inform the Tax Trust or Tax Partnership within 30 days of change.

If the interest were not portfolio interest or if applicable certification requirements were not satisfied, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable tax treaty. The IRS has issued new regulations governing withholding, backup withholding and information reporting requirements. The new regulations are generally effective for payments made after December 31, 2000. Foreign persons should consult their tax advisors with respect to the effect, if any, of the new regulations.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that

  . the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and

  . in the case of a foreign individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

    If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States Federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for specified items, unless it qualifies for a lower rate under an applicable tax treaty.

Trust Certificates

    Classification of Trusts and Trust Certificates. For each series of certificates identified in the accompanying prospectus supplement as Trust Certificates, upon the issuance of each series of Trust Certificates, Special Tax Counsel is of the opinion that the Tax Trust will not be taxable as an association or publicly traded partnership taxable as a corporation, but will be classified as a grantor trust under Sections 671 through 679 of the Internal Revenue Code and that the Trust Certificates will be treated as representing a pro rata undivided interest in the income and assets of the Tax Trust. For each series of Trust Certificates, the seller and the certificateholders will express in the trust agreement and on the Trust Certificates their intent that, for federal, state and local income and franchise tax purposes, the Trust Certificates will represent an equity interest in the Tax Trust.

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

    Although Special Tax Counsel has opined that each Tax Trust will be properly be classified as a grantor trust for federal income tax purposes, there are no cases or IRS rulings on similar transactions that opinion is not binding on the IRS or the courts and no assurance can be given that this characterization would prevail. If the IRS were to contend successfully that any such Tax Trust is not a grantor trust, the Tax Trust will be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of Trust Certificates as partners could differ from the income reportable by the holders of Trust Certificates as grantors of a grantor trust. However, it is not expected that such differences would be material. If a Tax Trust were classified for federal income tax purposes as a partnership, the IRS might contend that it is a "publicly traded partnership" taxable as a corporation. If the IRS were to contend successfully that a Tax Trust is an association taxable as a corporation for federal income tax purposes, such Tax Trust would be subject to federal and state income tax at corporate rates on the income from the receivables, reduced by deductions, including interest on any notes unless the notes were treated as an equity interest. See "Partnership Certificates-- Classification of Partnerships and Partnership Certificates" below.

    Despite Special Tax Counsel's opinion that a Tax Trust will be classified as a grantor trust, the lack of cases or IRS rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Trust Certificates represent equity interests in a grantor trust. For example, because Trust Certificates will have some features characteristic of debt, the Trust Certificates might be considered indebtedness of a Tax Trust, the seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of Trust Certificates as equity in a trust, described below. The following discussion assumes that Trust Certificates represent equity interests in a grantor trust.

    Grantor Trust Treatment. As a grantor trust, a Tax Trust will not be subject to federal income tax. Subject to the discussion below under "Treatment of Fees or Payment," in Special Tax Counsel's opinion each certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the receivables and any other property in the Tax Trust for the period during which it owns a Trust Certificate, including interest or finance charges earned on the receivables and any gain or loss upon collection or disposition of the receivables, in accordance with the certificateholder's method of accounting. A certificateholder using the cash method of accounting will generally take into account its pro rata share of income as and when received by the owner trustee. A certificateholder using an accrual method of accounting will generally take into account its pro rata share of income as it accrues or is received by the owner trustee, whichever is earlier.

    Assuming that the market discount rules do not apply, the portion of each payment to a certificateholder that is allocable to principal on the receivables will represent a recovery of capital, which will reduce the tax basis of the certificateholder's undivided interest in the receivables. In computing its federal income tax liability, a certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of interest paid on any notes, reasonable servicing fees, and other fees paid or incurred by the Tax Trust. If a certificateholder is an individual, estate or trust, the deduction for the certificateholder's pro rata share of such fees will be allowed only to the extent that all of such certificateholder's miscellaneous itemized deductions, including servicing and other fees, exceed 2% of the certificateholder's adjusted gross income. Because the servicer will not report to certificateholders the amount of income or deductions attributable to miscellaneous charges, a certificateholder may effectively under report its net taxable income. See "Treatment of Fees or Payments" below for a discussion of other possible consequences if amounts paid to the servicer exceed reasonable compensation for services rendered.

    Treatment of Fees or Payments. It is expected that income will be reported to certificateholders on the assumption that the certificateholders own a 100% interest in all of the

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

principal and interest derived from the receivables. However, a portion of the amounts paid to the servicer or the seller may exceed reasonable fees for services. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the receivables or performing other services, in the context of this or similar transactions; accordingly, Special Tax Counsel is unable to give an opinion on this issue. If amounts paid to the servicer or the seller exceed reasonable compensation for services provided, the servicer or the seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment or certain receivables. As a result, such receivables may be treated as "stripped bonds" within the meaning of the Internal Revenue Code.

    To the extent that the receivables are characterized as "stripped bonds," the income of the Tax Trust allocable to certificateholders would not include the portion of the interest on the receivables treated as having been retained by the servicer or the seller, as the case may be, and the Tax Trust's deductions would be limited to reasonable servicing fees, interest paid on any notes and other fees. In addition, a certificateholder would not be subject to the market discount and premium rules discussed below with respect to the stripped receivables, but instead would be subject to the OID rules of the Internal Revenue Code. However, if the price at which a certificateholder were deemed to have acquired a stripped receivable is less than the remaining principal balance of the receivable by an amount which is less than a statutorily defined de minimis amount, the receivable would not be treated as having OID. In general, it appears that the amount of OID on a receivable treated as a "stripped bond" will be de minimis if it is less than of 1% for each full year remaining after the purchase date until the final maturity of the receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was de minimis under this rule, the actual amount of discount on a receivable would be includible in income as principal payments are received on the receivable.

    If the OID on a receivable were not treated as de minimis, a certificateholder would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped receivable. If a stripped receivable is deemed to be acquired by a certificateholder at a significant discount, the use of a prepayment assumption could accelerate the accrual of income by a certificateholder.

    It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the seller by certificateholders in exchange for the receivables. The likely effect of such recharacterization would be to increase current taxable income to a certificateholder.

    Discount And Premium. The following discussion generally assumes that the fees and other amounts payable to the servicer and the seller will not be recharacterized as being retained ownership interests in the receivables, as discussed above. A purchaser of a Trust Certificate should be treated as purchasing an interest in each receivable and any other property in the Tax Trust at a price determined by allocating the purchase price paid for the Trust Certificate among the receivables and other property in proportion to their fair market values at the time of purchase of the Trust Certificate.

    It is believed that the receivables were not and will not be issued with OID; therefore, a Tax Trust should not have OID income. However, the purchase price paid by the Tax Trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. The market discount on a receivable will be considered to be zero if it is less than the statutorily defined de minimis amount.

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    Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder. Moreover, a holder who acquires a Trust Certificate representing an interest in receivables acquired at a market discount may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred or maintained to purchase or carry the Trust Certificate until the holder disposes of the Trust Certificate in a taxable transaction. Instead of recognizing market discount, if any, upon a disposition of Trust Certificates and deferring any applicable interest expense, a holder may elect to include market discount in income currently as the discount accrues. The current inclusion election, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

    In the event that a receivable is treated as purchased at a premium, that is, the allocable portion of the certificateholder's purchase price for the Trust Certificate exceeds the remaining principal balance of the receivable, the premium will be amortizable by a certificateholder as an offset to interest income, with a corresponding reduction in basis, under a constant yield method over the term of the receivable if the certificateholder makes an election. Any such election will apply to all debt instruments held by the certificateholder during the year in which the election is made and to all debt instruments acquired thereafter.

    Disposition of Trust Certificates. Generally, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Trust Certificates sold. A certificateholder's tax basis in a Trust Certificate will generally equal his cost increased by any OID and market discount previously included in income, and decreased by any bond premium previously amortized and by the amount of principal payments previously received on the receivables held by the Tax Trust. Any gain on the sale of a Trust Certificate attributable to the holder's share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the certificateholder, unless the certificateholder makes the special election described under "Discount and Premium" above.

    If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Trust Certificates that exceeds the aggregate cash distributions, that excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

    Backup Withholding. Distributions made on Trust Certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

    Tax Consequences to Foreign Trust Certificateholders. Interest attributable to receivables which is received by a certificateholder which is a Foreign Person will generally not be subject to the normal 30% withholding tax imposed on those payments, provided that such certificateholder is not engaged in a trade or business in the United States and that such certificateholder fulfills the certification requirements discussed above under "The Notes--Tax Consequences to Foreign Noteholders."

Partnership Certificates

    Classification of Partnerships and Partnership Certificates. For each series of certificates identified in the accompanying prospectus supplement as Partnership Certificates, the seller and the servicer will agree, and the certificateholders will agree by their purchase of the Partnership

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Certificates, to treat the Tax Partnership as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of the Partnership being the certificateholders and the seller, in its capacity as recipient of distributions from the reserve account, and any notes being debt of such Tax Partnership. However, the proper characterization of the arrangement involving the Tax Partnership, the Partnership Certificates, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus and accompanying prospectus supplement.

    If the Tax Partnership were classified as an association taxable as a corporation for federal income tax purposes, the Tax Partnership would be subject to corporate income tax. Any corporate income tax could materially reduce or eliminate cash that would otherwise be distributable on the Partnership Certificates and certificateholders could be liable for any such tax that is unpaid by the Tax Partnership. However, upon the issuance of each series of Partnership Certificates, Special Tax Counsel is of the opinion that, for United States federal income tax purposes, the Tax Partnership will be treated as a partnership and will not be treated as an association or publicly traded partnership taxable as a corporation, and that the Partnership Certificates will be treated as partnership interests in the Tax Partnership.

    Even if a Tax Partnership were not classified as an association taxable as a corporation, it would be subject to corporate income tax if it were a "publicly traded partnership" taxable as a corporation. However, in the opinion of Special Tax Counsel, even if the Tax Partnership were treated as a publicly traded partnership, it would not be taxable as a corporation because it would meet qualifying income tests. Nonetheless, if a Tax Partnership were treated as a publicly traded partnership and the Partnership Certificates were treated as equity interests in such a partnership, some holders could suffer adverse consequences. For example, some holders might be subject to limitations on their ability to deduct their share of the Tax Partnership's expenses.

    Despite Special Tax Counsel's opinion that a Tax Partnership will be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation, the lack of cases or rulings on similar transactions, as discussed above, permits a variety of alternative characterizations in addition to the position to be taken that the Partnership Certificates represent equity interests in a partnership. For example, because the Partnership Certificates will have some features characteristic of debt, the Partnership Certificates might be considered indebtedness of the Tax Partnership, the seller or the Issuer. Except as described above, any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

    Partnership Taxation. A Tax Partnership will not be subject to federal income tax, but each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Tax Partnership. The Tax Partnership's income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID, and bond premium, and any gain upon collection or disposition of the receivables. The Tax Partnership's deductions will consist primarily of interest paid or accrued on any notes, servicing and other fees, and losses or deductions upon collection or disposition of the receivables.

    The tax items of a partnership are allocable to the partners in accordance with the Internal Revenue Code, Treasury Regulations and the partnership agreement and, for any series of Partnership Certificates, the trust agreement and related documents. Each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated taxable income of the Tax Partnership for each month equal to their allocable share of the sum of:

  . the Pass Through Rate on the Partnership Certificates for such month;

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  . an amount equivalent to interest that accrues during that month on amounts previously due on such Partnership Certificates but not yet distributed;

  . any Tax Partnership income attributable to discount on the receivables that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and

  . any Prepayment Surplus payable to the Partnership Certificates for that month.

In addition, each trust agreement for a Tax Partnership will provide that the certificateholders will be allocated their allocable share for each month of the entire amount of interest expense paid by the Tax Partnership on any notes. If the Tax Partnership issues any Strip Notes or Strip Certificates, it will also provide that the certificateholders will be allocated taxable income of such Tax Partnership for each month in the amounts described in the accompanying prospectus supplement. All taxable income of the Tax Partnership remaining after the allocations to the certificateholders will be allocated to the seller. It is believed that the allocations to certificateholders will be valid under applicable Treasury Regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above, and holders of Strip Notes or Strip Certificates may be allocated income equal to the amount described in the accompanying prospectus supplement, even though the Tax Partnership might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual method. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing Partnership Certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Tax Partnership.

    Additionally, all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Internal Revenue Code.

    An individual taxpayer may generally deduct miscellaneous itemized deductions, which do not include interest expense, only to the extent they exceed two percent of adjusted gross income, and, additional limitations may apply. Those limitations would apply to an individual certificateholder's share of expenses of a Tax Partnership, including fees to the servicer, and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of such Tax Partnership.

    Each Tax Partnership intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that calculations be made separately for each receivable, a Tax Partnership might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    Discount and Premium. It is believed that the receivables were not and will not be issued with OID and, therefore, that a Tax Partnership should not have OID income. However, the purchase price paid by the Tax Partnership for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or market discount, as the case may be. As indicated above, each Tax Partnership will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

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

    Each Tax Partnership will make an election that will result in any market discount on the receivables being included in income currently as such discount accrues over the life of the receivables. As indicated above, a portion of the market discount income will be allocated to certificateholders.

    Section 708 Termination. Under Section 708 of the Internal Revenue Code, a Tax Partnership will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in such Tax Partnership are sold or exchanged within a 12-month period. If a termination occurs, a Tax Partnership will be considered to contribute all of its assets to a new partnership followed by a liquidation of the original Tax Partnership. A Tax Partnership will not comply with the technical requirements that might apply when such a constructive termination occurs. As a result, the Tax Partnership may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, a Tax Partnership might not be able to comply due to lack of data.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A certificateholder's tax basis in a Partnership Certificate will generally equal his cost increased by his share of the Tax Partnership's income, includible in his income, for the current and prior taxable years and decreased by any distributions received on such Partnership Certificate. In addition, both tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any notes and other liabilities of the Tax Partnership. A holder acquiring Partnership Certificates of the same series at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Certificates, and, upon a sale or other disposition of some of the Partnership Certificates, allocate a pro rata portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

    If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described above over the life of the Partnership Certificates that exceeds the aggregate cash distributions on the Partnership Certificates, that excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

    Allocations Between Transferors and Transferees. In general, each Tax Partnership's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of the Partnership Certificates or a fractional share of the Strip Notes or Strip Certificates owned by them as of the first Record Date following the end of the month. As a result, a holder purchasing Partnership Certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before its actual purchase.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of a Tax Partnership might be reallocated among the certificateholders. The owner trustee is authorized to revise a Tax Partnership's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    Section 754 Election. In the event that a certificateholder sells its Partnership Certificate for greater or less than its adjusted basis therefor, the purchasing certificateholder will have a higher or lower basis, as the case may be, in the Partnership Certificates than the selling certificateholder had. The tax basis of the Tax Partnership's assets will not be adjusted to reflect that higher or lower basis

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

unless the Tax Partnership were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, a Tax Partnership will not make such an election. As a result, certificateholders might be allocated a greater or lesser amount of Tax Partnership income than would be based on their own purchase price for Partnership Certificates.

    Administrative Matters. For each Tax Partnership, the owner trustee is required to maintain complete and accurate books of such Tax Partnership. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of each Tax Partnership will be the calendar year. The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Tax Partnership and will report each certificateholder's allocable share of items of Tax Partnership income and expense to holders and the IRS on Schedule K-1. Any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Tax Partnership with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Each Tax Partnership will provide the Schedule K-1 information to nominees that fail to provide the Tax Partnership with the information referenced in the preceding sentence and such nominees will be required to forward such information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Tax Partnership or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    The seller, as the tax matters partner for each Tax Partnership, will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed or deemed filed. Any adverse determination following an audit of the return of a Tax Partnership by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Tax Partnership. An adjustment could result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Tax Partnership.

    Tax Consequences to Foreign Certificateholders. It is not clear whether any Tax Partnership would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority on that issue under facts substantially similar to those described in this prospectus and the accompanying prospectus supplement. Although it is not expected that any Tax Partnership would be engaged in a trade or business in the United States for such purposes, each Tax Partnership will withhold as if it were so engaged in order to protect the Tax Partnership from possible adverse consequences of a failure to withhold. It is expected that each Tax Partnership will withhold on the portion of its taxable income that is allocable to foreign certificateholders as if such income were effectively connected to a United States trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. In determining a holder's nonforeign status, a Tax Partnership may generally rely on the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a United States individual or corporate income tax return and pay tax, including, in the case of a corporation, the branch profits tax, on its share of the Tax Partnership's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Tax Partnership on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a

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

claim for refund for taxes withheld by the Tax Partnership, taking the position that no taxes were due because the Tax Partnership was not engaged in a U.S. trade or business. However, the IRS may assert that the tax liability should be based on gross income, and no assurance can be given as to the appropriate amount of tax liability.

    Backup Withholding. Distributions made on any Partnership Certificates and proceeds from the sale of such Partnership Certificates will be subject to a "backup" withholding tax of 31% if, as discussed above in connection with the notes, the certificateholder fails to comply with identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Tax Non-Entity Certificates

    Classification of Tax Non-Entity and Tax Non-Entity Certificates. For each series of certificates or membership interests identified in the accompanying prospectus supplement as Tax Non-Entity Certificates and which are entirely owned by the seller, the seller and the servicer will agree, pursuant to the "check-the-box" Treasury Regulations, to treat the Tax Non-Entity as a division of the seller, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the seller will be treated as the owner of all the assets of the Tax Non-Entity and the obligor of all the liabilities of the Tax Non-Entity. Upon the issuance of each series of Tax Non-Entity Certificates, Special Tax Counsel is of the opinion that the Tax Non-Entity will be treated as a division of the seller and will be disregarded as a separate entity for United States federal income tax purposes, and that the Tax Non-Entity Certificates represent direct ownership of the assets. Under the "check-the-box" Treasury Regulations, unless the Tax Non-Entity is a trust that is treated as a Tax Trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a Tax Partnership for federal income tax purposes. If the trust or limited liability company, as the case may be, is classified as a Tax Non-Entity when all its equity interests are wholly-owned by the seller and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust or limited liability company, as the case may be, will be treated as a Tax Partnership.

    If certificates are issued to more than one person, the seller and the servicer will agree, and the certificateholders will agree by their purchase, to treat the trust or limited liability company, as the case may be, as a Tax Partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the seller, and the notes being debt of such partnership.

    Risks of Alternative Characterization. If a Tax Non-Entity were an association or a "publicly traded partnership" taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax as discussed above under "Partnership Certificates--Classification of Partnerships and Partnership Certificates."

                       State and Local Tax Consequences

    The above discussion does not address the tax treatment of any Tax Trust, Tax Partnership, Tax Non-Entity, notes, certificates, noteholders, certificateholders or membership interest holders under any state or local tax laws. The activities to be undertaken by the servicer in servicing and collecting the receivables will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of any Tax Trust, Tax Partnership or Tax Non-Entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes, certificates or membership interests.

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                              ERISA Considerations

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended, which is generally referred to as "ERISA" and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts, some types of Keogh Plans, other retirement plans, accounts and arrangements, and entities deemed to hold "plan assets" of any of the foregoing by reason of investment in such entity (in this discussion, we refer to these as "plans"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to that benefit plan. ERISA also imposes duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits transactions between an employee benefit plan and parties in interest with respect to those employee benefit plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of an employee benefit plan is considered to be a fiduciary of that benefit plan (subject to exceptions not here relevant). A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for those persons.

    Transactions involving an issuer might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a plan that purchased notes or certificates if assets of the issuer were deemed to be assets of the plan. Under a regulation issued by the Department of Labor and found at 29 C.F.R. 2510.3-101 (the "Plan Asset Regulation"), the assets of an issuer would be treated as plan assets of a plan for the purposes of ERISA and the Internal Revenue Code if the plan acquired an "equity interest" in the issuer and none of the exceptions contained in the Plan Asset Regulation was applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in the prospectus supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, but may be subject to other state or local laws that are substantially similar to ERISA and Section 4975 of the Code.

    Due to the complexities of the "Prohibited Transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any plan considering the purchase of securities consult with its tax and legal advisors regarding whether the assets of the related issuer would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

    Acceptance of subscriptions on behalf of a plan is in no respect a representation by an issuer or any other party that this investment meets all relevant legal requirements with respect to investments by any particular plan or that the investment is appropriate for any particular plan. Each benefit plan fiduciary should consult with its attorneys and financial advisors as to the propriety of an investment in light of the circumstances of the particular plan and the restrictions of ERISA and Section 4975 of the Internal Revenue Code.

                                  Underwriting

    Subject to the terms and conditions set forth in one or more underwriting agreements with respect to the securities of a series, the seller will agree to sell or cause the related issuer to sell to the underwriter(s) named in the prospectus supplement, and each of the underwriters will severally agree to purchase, the principal amount of each class of securities, as the case may be, of the

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

related series set forth in the related underwriting agreement and in the prospectus supplement. One or more classes of a series may not be subject to an underwriting agreement. Any of these classes will be retained by the seller or sold in a private placement.

    In the underwriting agreement with respect to any given series of securities, the applicable underwriter(s) will agree, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the securities offered by the prospectus supplement if any of those securities are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

    Each prospectus supplement will either

  . set forth the price at which each class of securities being offered thereby initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of the securities or

  . specify that the related securities are to be resold by the underwriter(s) in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any securities, the public offering prices and concessions may be changed.

    Each underwriting agreement will provide that AmSouth Bank and the seller will indemnify the related underwriters against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof. Each issuer may invest funds in its issuer accounts in Eligible Investments acquired from the underwriters or from AmSouth Bank, the seller or any of their affiliates.

    Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securities in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional securities in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase securities in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securities to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

    Pursuant to each underwriting agreement with respect to a given series of securities, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that series.

    The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.


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                           Forward-Looking Statements

    This prospectus includes words such as "expects", "intends", "anticipates", "estimates" and similar words and expressions. Such words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond the control of AmSouthBank or the seller. The forward-looking statements made in this prospectus are accurate as of the date stated on the cover of the prospectus. The seller has no obligation to update or revise any such forward-looking statement.

                           Ratings of the Securities

    Any class of offered securities will be:

  . rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the seller, and

  . identified in the prospectus supplement as being in one of the rating agency's four highest rating categories, which are referred to as investment grade.

    The security ratings of the offered securities should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date. There is no assurance that the ratings initially assigned to any offered securities will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

                           Reports to Securityholders

    Unless and until securities in definitive registered form are issued, monthly and annual reports containing information concerning the issuer and prepared by the servicer will be sent on behalf of the issuer to Cede & Co., as nominee of DTC and the registered holder of the related global securities, pursuant to the sale and servicing agreement. These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer does not intend to send any financial reports of AmSouth Bank to securityholders. The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the issuer.

                      Where You Can Find More Information

    AmSouth Auto Receivables LLC, as seller, has filed a registration statement with the SEC relating to the securities. This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon

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payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC's offices. Reports and other information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the SEC at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system.

                           Incorporation By Reference

    The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently printed information rather than contradictory information included in this prospectus or the prospectus supplement. Information that will be incorporated by reference with respect to a series will be filed under the name of the issuer of that series.

    As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: (205) 326-5807.

                                 Legal Matters

    Relevant legal matters relating to the issuance of the securities of any series will be passed upon for the seller by Mayer, Brown & Platt, Chicago, Illinois.

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                                   Glossary

    "Closing Date" means, with respect to any series of securities, the date of initial issuance of that series of securities.

    "Collection Period" has the meaning set forth in the applicable prospectus supplement.

    "Controlling Class" means, with respect to any issuer, the class or classes of notes and/or certificates designated as the initial "controlling class" in the prospectus supplement so long as they are outstanding, and thereafter each other class or classes of notes and/or certificates in the order of priority designated in the prospectus supplement.

    "Cut-off Date" has the meaning set forth in the applicable prospectus supplement.

    "Defaulted Receivable" has the meaning set forth in the applicable prospectus supplement.

    "Distribution Date" means, with respect to any series of securities, the day on which a principal or interest payment is to be made on those securities (or if that day is not a business day (i.e., a Saturday, Sunday, a day on which the credit enhancement provider, if any, is closed or a day on which banking institutions in New York, New York or in the city in which the indenture trustee's corporate trust office or the trustee's corporate trust office is located are authorized or obligated by law to be closed), on the next succeeding business day).

    "Eligible Investments" has the meaning set forth in the applicable prospectus supplement.

    "Financial Institution" means any securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business.

    "Foreign Person" means a nonresident alien, foreign corporation or other non-United States person.

    "Issuer Accounts" means the collection account and any other accounts to be established with respect to an issuer, including any note distribution account, certificate distribution account, prefunding account, reserve fund, spread account or yield supplement account, which accounts will be described in the prospectus supplement.

    "Issuer Property" means, to the extent specified in the prospectus supplement, the property of each issuer, which will include:

  . a pool of fixed rate motor vehicle installment sales contracts and installment loans made by AmSouth Bank, its predecessors in interest, or an affiliate or through a dealer that sold a motor vehicle, all of which are secured by new and/or used automobiles and/or light-duty trucks;

  . the seller's right to all documents and information contained in the receivables files;

  . collections and all other amounts due under the receivables after the Cut-off date specified in the prospectus supplement;

  . security interests in the new and used automobiles and trucks financed by the receivables;

  . any of the AmSouth's rights to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the financed vehicles or the obligors under the receivables;

  . some of AmSouth Bank's rights relating to the receivables under agreements between AmSouth Bank and the dealers that sold the financed vehicles;

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

  . all amounts on deposit in the applicable issuer accounts, including the related collection account and any other account identified in the applicable prospectus supplement, including all Eligible Investments credited thereto (but excluding any investment income from Eligible Investments which is to be paid to the servicer of the receivables or as otherwise specified in the prospectus supplement);

  . the rights of the issuer under the sale and servicing agreement;

  . the rights under any credit enhancement to the extent specified in the prospectus supplement;

  . any other property specified in the prospectus supplement; and

  . all proceeds of the foregoing.

    "Liquidation Expenses" means the reasonable out-of-pocket expenses (not including overhead expenses) incurred by the servicer in connection with the collection and realization of the full amounts due under any Defaulted Receivable and the repossession and sale of any property acquired in respect thereof which are not recoverable under any type of motor vehicle insurance policy.

    "Original Pool Balance" means, with respect to any issuer, the aggregate principal balance of the related receivables as of the applicable Cut-Off Date.

    "Partnership Certificates" means certificates or membership interests, including Strip Certificates, and Strip Notes issued by a Tax Partnership. References to a holder of these certificates shall be to the beneficial owner thereof.

    "Plan Asset Regulation" means the United States Department of Labor regulation (29 CFR Section 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan or an individual retirement account subject to the Employee Retirement Income Security Act of 1974, as amended.

    "Pool Balance" means, with respect to any issuer as of any date of determination, the aggregate principal balance of the related receivables.

    "Pool Factor" means, with respect to any issuer, a six-digit decimal which the servicer will compute each month indicating the Pool Balance at the end of the month as a fraction of the Original Pool Balance plus the aggregate principal balance of any subsequent receivables added to the issuer as of the applicable subsequent Cut-Off Date.

    "Prepayment Assumption" means the method used to assume the anticipated rate of prepayments in pricing a debt instrument.

    "Record Date" means, with respect to any Distribution Date or final scheduled Distribution Date, the close of business on the business day immediately prior to that Distribution Date or final scheduled Distribution Date.

    "Scheduled Interest Method" means the method of calculating interest due on a motor vehicle receivable without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method.

    "Scheduled Interest Receivables" means receivables pursuant to which the payments due from the obligors during any month are allocated between finance charges and principal on a Scheduled Interest Method, without regard to the period of time which has elapsed since the

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

preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method.

    "Short-term Note" means any note that has a fixed maturity date of not more than one year from the issue date of that note.

    "Simple Interest Method" means the method of calculating interest due on a motor vehicle receivable on a daily basis based on the actual principal balance of the receivable on that date.

    "Special Tax Counsel" means Mayer, Brown & Platt, as special tax counsel to the seller.

    "Strip Certificates" means any class of certificates entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

    "Strip Notes" means any class of notes entitled to principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions.

    "Tax Non-entity" means a trust or limited liability company in which all of the certificates or membership interests in that trust or limited liability company which are owned by the seller, and the seller and the servicer agree to treat the trust or limited liability company as a division of the seller and hence disregarded as a separate entity for purposes of federal, state and local income and franchise taxes.

    "Tax Non-entity Certificates" means certificates or membership interests issued by a Tax Non-Entity. References to a holder of these certificates shall be to the beneficial owner thereof.

    "Tax Partnership" means a trust or limited liability company in which the seller, the servicer and the applicable holders agree to treat certificates or membership interests, including Strip Certificates, and Strip Notes as equity interests in a partnership for purposes of federal, state and local income and franchise taxes.

    "Tax Trust" means a trust in which the seller, the servicer and the applicable certificateholders agree to treat the certificates of the trust as equity interests in a grantor trust for purposes of federal, state and local income and franchise taxes.

    "Trust Certificates" means certificates issued by a Tax Trust. References to a holder of these certificates shall be to the beneficial owner thereof.

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    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is currently only as of its date.

                              ------------------

                          AmSouth Auto Receivables LLC
                                     Seller

                                  AmSouth Bank
                                    Servicer

                              ------------------

   Through and including January 10, 2001 (the 90th day after the date of this prospectus) all dealers affecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

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                           AmSouth Auto Trust 2000-1

                             $230,000,000 Class A-1
                           6.745% Asset Backed Notes

                             $240,000,000 Class A-2
                           6.700% Asset Backed Notes

                             $315,000,000 Class A-3
                           6.670% Asset Backed Notes

                             $103,640,000 Class A-4
                           6.760% Asset Backed Notes

                              $28,510,000 Class B
                           7.080% Asset Backed Notes

                              $14,260,000 Class C
                           7.440% Asset Backed Notes

                              ------------------

                             PROSPECTUS SUPPLEMENT

                              ------------------

                              Goldman, Sachs & Co.

                            Bear, Stearns & Co. Inc.

                              Salomon Smith Barney

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